Prospectus Supplement to Prospectus Dated July 10, 2001

$910,382,514

Capital One Auto Finance Trust 2001-A
Issuer
Capital One Auto Receivables, LLC
Seller

Servicer

The following notes are being offered by this prospectus supplement:

	Principal	Interest	Final Scheduled
	Amount	Rate	Payment Date

Class A-1 Notes	$126,500,000	3.75%	August 13, 2002

Class A-2 Notes	234,500,000	4.14	May 17, 2004

Class A-3 Notes	241,500,000	4.83	September 15, 2005

Class A-4 Notes	247,500,000	5.40	May 15, 2008

Total	$850,000,000

	Price to	Underwriting	Proceeds to
	Public	Discount	the Seller

Per Class A-1 Note	100.00%	0.140%	99.860%

Per Class A-2 Note	99.99830%	0.195%	99.805%

Per Class A-3 Note	99.99331%	0.210%	99.790%

Per Class A-4 Note	99.97324%	0.225%	99.775%

Total	$849,913,626	$1,698,400	$848,215,226

•	The notes are principally secured by the assets of the trust, which consist primarily of motor vehicle installment sales contracts and loans that are secured by new and used automobiles and trucks, of which a majority are the obligations of below prime credit quality obligors.

•	The trust will pay interest and principal on the notes on the 15th day of each month, or if the 15th is not a business day, the next business day.

•	The trust will generally pay principal on the Class A Notes sequentially to the earliest maturing class of Class A Notes then outstanding until paid in full, except in certain circumstances where principal payments will be made ratably.

•	The trust will also issue $60,382,514 of 7.92% Class B Notes, which are not offered by this prospectus supplement.

•	Each of the Class A Notes will be insured under an unconditional and irrevocable note guaranty insurance policy issued by MBIA Insurance Corporation as described in this prospectus supplement.

Before you purchase any of the securities, you should carefully read the “risk factors”, beginning on page S-7 of this prospectus supplement.

The notes are asset backed securities issued by a trust. The notes are the sole obligation of the trust and are not obligations of or guaranteed by any person (including Capital One Auto Finance, Inc., Capital One Auto Receivables, LLC, or any of their affiliates) other than the note insurer pursuant to the note guaranty insurance policy as described in this prospectus supplement.

No one may use this prospectus supplement to offer and sell these securities unless it is accompanied by the prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Banc of America Securities LLC

Credit Suisse First Boston

Deutsche Banc Alex. Brown

First Union Securities, Inc.

The date of this prospectus supplement is July 12, 2001

TABLE OF CONTENTS

Prospectus Supplement

SUMMARY OF TERMS	S-1

RISK FACTORS	S-7

CAPITALIZED TERMS	S-10

USE OF PROCEEDS	S-10

THE TRUST	S-10

THE RECEIVABLES POOL	S-11

THE SERVICER	S-15

MATURITY AND PREPAYMENT CONSIDERATIONS	S-17

THE NOTES	S-21

THE NOTE GUARANTY INSURANCE POLICY AND THE NOTE INSURER	S-32

DESCRIPTION OF THE TRANSFER AGREEMENTS AND THE SERVICING AGREEMENT	S-36

MATERIAL LEGAL ASPECTS OF THE RECEIVABLES	S-38

LEGAL INVESTMENT	S-38

MATERIAL FEDERAL INCOME TAX CONSEQUENCES	S-38

STATE AND LOCAL TAX CONSEQUENCES	S-38

ERISA CONSIDERATIONS	S-38

UNDERWRITING	S-40

EXPERTS	S-41

FORWARD-LOOKING STATEMENTS	S-41

LEGAL OPINIONS	S-41

GLOSSARY	S-42

INDEX	S-46

APPENDIX A	A-1

APPENDIX B	B-1

Prospectus

RISK FACTORS	1

CAPITALIZED TERMS	6

DESCRIPTION OF THE ISSUERS	6

DESCRIPTION OF THE TRUSTEE	7

DESCRIPTION OF THE RECEIVABLES	7
CAPITAL ONE AUTO FINANCE, INC. ORIGINATION AND SERVICING

PROCEDURES	9

PREFUNDING ARRANGEMENT	12

MATURITY AND PREPAYMENT CONSIDERATIONS	13

POOL FACTOR AND POOL INFORMATION	13

USE OF PROCEEDS	14

DESCRIPTION OF THE SELLER	14

DESCRIPTION OF THE SECURITIES	14
DESCRIPTION OF THE TRANSFER AGREEMENTS, THE SERVICING AGREEMENT AND

THE ADMINISTRATION AGREEMENT	25

DESCRIPTION OF THE INDENTURE	35

MATERIAL LEGAL ASPECTS OF THE RECEIVABLES	38

MATERIAL FEDERAL INCOME TAX CONSEQUENCES	44

STATE AND LOCAL TAX CONSEQUENCES	56

ERISA CONSIDERATIONS	56

UNDERWRITING	59

FORWARD-LOOKING STATEMENTS	60

RATING OF THE SECURITIES	60

REPORTS TO SECURITYHOLDERS	60

WHERE YOU CAN FIND MORE INFORMATION	60

INCORPORATION BY REFERENCE	61

LEGAL MATTERS	61

GLOSSARY	62

INDEX	66

WHERE TO FIND INFORMATION IN THESE DOCUMENTS

      This prospectus supplement and the attached prospectus provide information about the trust, Capital One Auto Finance Trust 2001-A, including terms and conditions that apply to the notes to be issued by the trust.

      We tell you about the securities in two separate documents that progressively provide more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to your securities; and

•	this prospectus supplement, which describes the specific terms of your securities.

      If the terms of your series of notes vary between the prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

      You should rely only on the information provided in the accompanying prospectus and this prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with other or different information. We are not offering the notes offered hereby in any state where the offer is not permitted. We do not claim that the information in the accompanying prospectus and this prospectus supplement is accurate on any date other than the dates stated on their respective covers.

      If you have received a copy of this prospectus supplement in electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus supplement from the seller or from the underwriters.

      You can find a listing of the pages where capitalized terms used in the prospectus and this prospectus supplement are defined under the caption “INDEX” which appears at the end of this prospectus supplement and the accompanying prospectus.

REPORTS TO NOTEHOLDERS

      After the notes are issued, unaudited monthly and annual reports, which contain information concerning the trust prepared by Capital One Auto Finance, Inc., will be sent on behalf of the trust to the indenture trustee and Cede & Co. See the accompanying prospectus under “Reports to Securityholders”.

      Owners of the notes may receive the reports by submitting a written request to the indenture trustee. In the written request you must state that you are an owner of notes and you must include payment for expenses associated with the distribution of the reports. The indenture trustee may also make such reports (and, at its option, any additional files containing the same information in an alternative format) available to noteholders each month via its internet website, which is presently located at www.absnet.net. The indenture trustee will forward a hard copy of the reports to each noteholder immediately after it becomes aware that the reports are not accessible on its internet website. Assistance in using this internet website may be obtained by calling the indenture trustee’s customer service desk at (800) 344-5128. The indenture trustee will notify the noteholders in writing of any changes in the address or means of access to the internet website where the reports are accessible.

      The reports do not constitute financial statements prepared in accordance with generally accepted accounting principles. COAF, the seller and the trust do not intend to send any of their financial reports to noteholders. The trust will file with the Securities and Exchange Commission (the “SEC”) periodic reports concerning the trust as required by law.

v

SUMMARY OF TERMS

      The following summary is a short description of the main terms of the offering of the Class A Notes. For that reason, this summary does not contain all of the information that may be important to you in making your investment decision. To fully understand the terms of the offering of the Class A Notes, you will need to read both this prospectus supplement and the accompanying prospectus, each in its entirety.

THE PARTIES

Issuer/ Trust

      Capital One Auto Finance Trust 2001-A, a Delaware common law trust, will issue the notes and be liable for their payment. The principal assets of the “trust” will be a pool of retail installment sales contracts and loans. The trust will act solely by and through the Owner Trustee.

Seller

      Capital One Auto Receivables, LLC, a Delaware limited liability company, is a wholly-owned special purpose subsidiary of COAF. The seller will sell the receivables to the trust.

      You may contact the “seller” by mail at 2980 Fairview Park Drive, Falls Church, Virginia 22042, or by calling (703) 205-1000.

Servicer

      Capital One Auto Finance, Inc., known as “COAF”, a Texas corporation, will service the receivables held by the trust.

Administrator

      COAF will act as administrator of the trust.

Trustees

Indenture Trustee	Wells Fargo Bank Minnesota, National Association.
Owner Trustee	Wilmington Trust Company, a Delaware banking corporation.

Note Insurer

      MBIA Insurance Corporation, a New York stock insurance company (insurer of certain payments to the Class A Notes).

THE OFFERED NOTES

Class A Notes

      The trust will issue the following Class A Notes:

	Principal	Interest
Class	Balance	Rate

A-1	$126,500,000	3.75%
A-2	$234,500,000	4.14
A-3	$241,500,000	4.83
A-4	$247,500,000	5.40

      The trust will also issue $60,382,514 of 7.92% Class B Notes (which are not offered hereby) and one “equity certificate” (which represents the residual interest in the trust and is not offered hereby).

      The trust expects to issue the notes on or about July 26, 2001, which we refer to as the “closing date”.

PRINCIPAL AND INTEREST

      The trust will pay interest on the Class A Notes monthly, on the 15th day of each month (or on the next business day), which we refer to as the “payment date”. The first payment date is September 17, 2001. The August 2002 payment date for the Class A-1 Notes will be August 13, 2002. On each payment date, payments will be made to holders of record as of the last business day preceding that payment date (except in limited circumstances where definitive notes are issued), which we refer to as the “record date”.

      Principal and interest are calculated on each “determination date” which is the last business day of the calendar month immediately preceding the month of the related payment date.

Interest Payments

•	Interest on the notes will accrue from and including the prior payment date, or from and including the closing date for the first payment date, to but excluding the current payment date.

•	The trust will pay interest on the Class A-1 Notes based on the actual number of days in the interest accrual period divided by 360.

•	The trust will pay interest on the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes based on a 360-day year consisting of twelve 30-day months.

•	Interest payments on all classes of Class A Notes will have the same priority.

Principal Payments

•	The trust will pay principal sequentially on each class of Class A Notes monthly on each payment date.

•	The trust will make principal payments based on the amount of collections and defaults on the receivables during the prior month. The prospectus and this prospectus supplement describe how the available funds are allocated to principal payments.

•	On each payment date, except as described below, the trust will distribute funds avail-able to pay principal on the Class A Notes as follows:

(1)	to the holders of Class A-1 Notes, until paid in full;

(2)	to the holders of Class A-2 Notes, until paid in full;

(3)	to the holders of Class A-3 Notes, until paid in full; and

(4)	to the holders of Class A-4 Notes, until paid in full.

•	Notwithstanding the above, on each payment date that an event of default under the indenture has occurred and is continuing, principal payments on the Class A Notes will be made ratably to each class of Class A Notes, based on the outstanding principal balance of the Class A Notes.

•	All unpaid principal on a class of Class A Notes will be due on the final scheduled payment date for that class. If the outstanding principal balance of a class of Class A Notes is not paid in full on or prior to its respective final scheduled payment date after giving effect to all payments on or prior to that date, the indenture trustee will be required to make a claim on the note guaranty insurance policy in the amount of the outstanding principal balance of that class of Class A Notes.

•	When the outstanding principal balance of the Class A Notes and Class B Notes declines to 10% or less of the initial outstanding principal balance of the Class A Notes and the Class B Notes, the trust (at the direction of the administrator, as long as COAF is acting as the administrator) may redeem all of the notes then outstanding. If the administrator does not give such instruction, the note insurer has the option to purchase the Class A Notes.

TRUST PROPERTY

      The primary assets of the trust will be a pool of retail installment sales contracts and installment loans secured by new or used automobiles, including passenger cars, mini vans, sport utility vehicles and light-duty trucks, of which a majority are the obligations of below prime credit quality obligors. We refer to these contracts and loans as “receivables”, to the pool of those receivables as the “receivables pool” and to the persons who financed their purchases with these contracts and loans as “obligors”.

      The receivables were originated or purchased by COAF or its affiliates and underwritten by COAF using its own underwriting criteria. The receivables identified on the schedule of receivables delivered by COAF on the closing date will be transferred to the seller by COAF and then contributed by the seller to the trust. The trust will grant a security interest in the receivables and the other trust property to the indenture trustee on behalf of the noteholders and the note insurer.

      The “trust property” will also include the following:

•	collections on the receivables after the “initial cutoff date”, which is the close of business two business days prior to the closing date, and after each “subsequent cutoff date”, which is the close of business two days prior to each funding date;

•	security interests in the vehicles financed by the receivables, which we refer to as the “financed vehicles”;

•	rights to proceeds under insurance policies that cover the obligors under the receivables or the financed vehicles;

•	other property securing the financed vehicles;

•	certain rights under dealer agreements;

•	the transfer and assignment agreement and the contribution agreement, including recourse against any dealer, COAF or the seller and any rights or benefits of the trust under the servicing agreement and the repurchase guaranty;

•	amounts on deposit in the accounts owned by the trust and eligible investments of those accounts;

•	the original retail installment contracts and installment loans and security agreements evidencing the receivables; and

•	the note guaranty insurance policy.

      The initial aggregate receivables balance of the receivables as of the initial cutoff date is expected to be approximately $800,000,000. As of June 17, 2001, which we refer to as the “statistical cutoff date”, there were 43,647 receivables in the receivables pool, which had an aggregate receivables balance of approximately $679,595,695, a weighted average annual percentage rate of 17.34%, a weighted average original maturity of 64.64 months and a weighted average remaining maturity of 61.45 months.

ADDITIONAL RECEIVABLES

      On the closing date, approximately $128,961,749 of the proceeds from the sale of the notes by the trust will be deposited in an account which we refer to as the “pre-funding account”. During the funding period, the trust will use the funds on deposit in the pre-funding account to acquire additional receivables from the seller (once acquired, these receivables are referred to as “subsequent receivables”) on each date (no more than once a week) which we refer to as the “funding date”. The funding period will begin on the closing date and will end on the earliest to occur of:

•	three full calendar months following the closing date;

•	the date the amount in the pre-funding account is $10,000 or less; or

•	the occurrence of an event of default under the indenture.

      On the first payment date following the termination of the funding period, the indenture trustee will withdraw any funds remaining on deposit in the pre-funding account (other than investment earnings or income) and distribute them to the noteholders.

      See “The Notes — Pre-Funding Account” in this prospectus supplement.

PRIORITY OF DISTRIBUTIONS

      From collections on the receivables during the prior calendar month and from the reserve fund, the trust will pay the following amounts on each payment date in the following order of priority:

(1)	indenture trustee fees and expenses to the indenture trustee and owner trustee fees and expenses to the owner trustee; provided that the aggregate expenses of the indenture trustee and the owner trustee may not exceed $35,000 per annum unless otherwise specified in the indenture;

(2)	servicing fees to the servicer;

(3)	interest on the Class A Notes;

(4)	premiums to the note insurer, unless a note insurer default has occurred and is continuing;

(5)	certain reimbursement payments to the note insurer, unless a note insurer default has occurred and is continuing;

(6)	interest on the Class B Notes;

(7)	principal of the Class A Notes;

(8)	from collections only, all unpaid premiums and reimbursement obligations to the note insurer to the extent not paid pursuant to clauses (4) and (5);

(9)	deposits into the reserve fund, except when an event of default under the indenture has occurred and is continuing, in which case such amounts will be paid to the holders of Class A Notes until retired and then to the Class B Notes as principal under clause (17);

(10)	principal of the Class B Notes, unless an event of default under the indenture has occurred and is continuing or, under certain circumstances, an insurance agreement event of default has occurred and is continuing, in which case all excess amounts on deposit in the reserve fund and all amounts otherwise payable to holders of the Class B Notes under this clause (10) will be paid to the holders of Class A Notes;

(11)	from collections only, principal of the Class B Notes to reduce the outstanding principal balance of the Notes to specified targets, unless an event of default under the indenture has occurred and is continuing;

(12)	all payments due in connection with an optional redemption of the notes to the noteholders;

(13)	any unpaid fees and expenses to the trustees and to the servicer and to pay certain administrative expenses;

(14)	any transition costs in connection with the transition of servicing duties to a substitute servicer;

(15)	any re-liening expenses to the indenture trustee to the extent not paid by the servicer;

(16)	certain additional interest payments to the Class B Notes, unless an event of default under the indenture has occurred and is continuing, in which case there will be no payments made under this clause (16) until the Class A Notes are retired; and

(17)	any amounts remaining to the holder of the equity certificate, unless an event of default under the indenture has occurred and is continuing, in which case any amounts remaining will be paid to the holders of Class A Notes as principal until the Class A Notes are retired, then to the note insurer until all amounts owing to the note insurer are repaid and then to the holders of Class B Notes as principal until the Class B Notes are retired.

      To the extent that the trust cannot fully pay the amounts due on the Class A Notes under clauses (3) and (7) above, the note guaranty insurance policy will cover those payments as described herein. See “The Note Guaranty Insurance Policy and the Note Insurer” in this prospectus supplement.

CREDIT ENHANCEMENT

      The credit enhancement provides protection for the Class A Notes and the Class B Notes against losses and delays in payment. Losses on the receivables or other shortfalls of cash flow will be covered by payments on other receivables to the extent of any overcollateralization or excess interest on the receivables, from the reserve fund, by subordination of certain payments to the holders of Class B Notes to payments to the holders of Class A Notes and by the note guaranty insurance policy (with respect to the Class A Notes).

      The credit enhancement for the notes will be as follows:

Class A Notes	Subordination of the Class B Notes, the reserve fund, the note guaranty insurance policy, excess interest on the receivables and overcollateralization.
Class B Notes	The reserve fund, excess interest on the receivables and overcollateralization.

Subordination of the Payments on the Class B Notes

      As long as the Class A Notes remain outstanding, payments of interest on the Class B Notes will be subordinated to payments of interest on the Class A Notes and payments of principal on the Class B Notes will be subordinated to payments of principal on the Class A Notes. If an event of default has occurred and is continuing under the indenture, all payments on the Class B Notes other than certain basic interest payments will be subordinate to all payments on the Class A Notes.

      See “The Notes — Payments of Interest” and “— Payments of Principal” in this prospectus supplement.

Reserve Fund

•	On the closing date, the seller will deposit an amount equal to 0.98% of the initial aggregate receivables balance in cash into an account which we refer to as the “reserve fund”. Additional amounts will be added on each payment date from available funds or collections on the receivables if the amount on deposit in the reserve fund is less than a specified amount.

•	To the extent that funds from principal and interest collections on the receivables are not sufficient to make required payments to the trustees, the servicer, the note insurer and the noteholders, the trust will withdraw cash from the reserve fund for such purpose.

      See “The Notes — Reserve Fund” in this prospectus supplement.

Note Guaranty Insurance Policy

      A note guaranty insurance policy will be issued by the note insurer to the indenture trustee pursuant to an “insurance agreement” dated as of the closing date on behalf of the holders of Class A Notes and will be in effect so long as Class A Notes are outstanding. We refer to this as the “note guaranty insurance policy”. Subject to the terms of the note guaranty insurance policy, the policy guarantees:

•	monthly interest to the Class A Notes;

•	principal to each class of Class A Notes on its final scheduled payment date;

•	certain principal payments on the Class A Notes on any payment date that the outstanding principal balance of the Class A Notes exceeds the sum of the aggregate receivables balance, amounts on deposit in the pre-funding account (if any) and amounts on deposit in the reserve fund (if any, after giving effect to certain specified payments); and

•	any payments previously distributed to the holders of Class A Notes that must be returned as preference payments to a trustee in bankruptcy.

      See “The Note Guaranty Insurance Policy and the Note Insurer” in this prospectus supplement.

Excess Interest

      Because more interest is expected to be paid by the obligors in respect of the receivables than is necessary to pay the related servicing fee, trustee fees and expenses, amounts owed to the note insurer and interest on the notes each month, there is expected to be excess interest. This excess interest provides credit enhancement for the notes.

Overcollateralization

      The overcollateralization amount represents the amount by which the aggregate receivables balance exceeds the outstanding principal balance of the notes. Initially, the aggregate receivables balance and the anticipated aggregate receivables balance of subsequent receivables as of the related subsequent cutoff dates will exceed the outstanding principal balance of the notes by approximately 2.00% of the aggregate receivables balance.

TAX STATUS

      Mayer, Brown & Platt, special federal tax counsel to the seller, is of the opinion that the Class A Notes will constitute debt for United States federal income tax purposes. Each holder of a Class A Note, by the acceptance of a Class A Note, will agree to treat the Class A Note as indebtedness for federal, state and local income and franchise tax purposes.

ERISA CONSIDERATIONS

      The notes may be purchased by employee benefit plans and accounts. An employee benefit plan, any other retirement plan, and any entity deemed to hold “plan assets” of any employee benefit plan or other plan should consult with its counsel before purchasing the notes.

      See “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus.

LEGAL INVESTMENT

      The Class A-1 Notes will be eligible securities for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of 1940, as amended.

RATINGS

      It is a condition to the issuance of the Class A Notes that the:

•	Class A-1 Notes be rated in the highest short-term rating category by Moody’s Investors Service, Inc. (“Moody’s”), Standard and Poor’s Rating Group, a division of The McGraw-Hill Companies, Inc. (“S&P”) and Fitch Inc. (“Fitch”); and

•	Class A-2 Notes, Class A-3 Notes and Class A-4 Notes be rated in the highest long-term rating category by Moody’s, S&P and Fitch.

      The ratings by each rating agency of the Class A Notes will be based on the issuance of the note guaranty insurance policy by the note insurer. See “The Note Guaranty Insurance Policy and the Note Insurer” in this prospectus supplement.

RISK FACTORS

      You should consider the principal risks of an investment in the notes set forth under the caption “Risk Factors” in this prospectus supplement and in the accompanying prospectus.

RISK FACTORS

      An investment in the securities involves significant risks. Before you decide to invest, we recommend that you carefully consider the following risk factors.

Receivables that are the obligations of below prime credit quality obligors may have higher default rates	A majority of the receivables are the obligations of below prime credit quality obligors who do not qualify for conventional motor vehicle financing as a result of, among other things, a lack of or adverse credit history, low income levels and/or the inability to provide adequate down payments. While COAF’s underwriting guidelines are designed to establish that, notwithstanding such factors, the obligor is a reasonable credit risk, the default rate for such obligors may be higher than for more traditional motor vehicle obligors. In the event of such defaults, generally the most practical alternative is repossession of the financed vehicle. As a result, some losses on the receivables may be anticipated from repossessions and foreclosure sales that do not yield sufficient proceeds to repay the receivables in full. See “Material Legal Aspects of the Receivables” in the accompanying prospectus.

Features of the receivables pool may result in losses on your notes	There are a number of features of the receivables in the pool that create additional risk of loss, including the following:

• The concentration of the receivables in specific geographic areas may increase the risk of loss. Economic conditions in the states where obligors reside may affect the delinquency, loan loss and repossession experience of the trust with respect to the receivables. As of the statistical cutoff date, the billing address of the obligors with respect to the principal amount of the receivables were located in Texas (16%), Florida (9%), Georgia (9%), California (8%), and North Carolina (5%), approximately in the percentages indicated. Economic conditions in any state or region may decline over time and from time to time. Because of the concentration of the obligors in certain states, any adverse economic conditions in those states may have a greater effect on the performance of your notes than if the concentration did not exist.

• Newly originated loans may be more likely to default which may cause losses. Defaults on automobile loans tend to occur at higher rates during the early years of the automobile loans. Substantially all of the automobile loans will have been originated within 12 months prior to the transfer to the trust. As a result, the trust may experience higher rates of default than if the automobile loans had been outstanding for a longer period of time.

Ratings on the Class A Notes are dependent upon MBIA’s creditworthiness	The ratings of the Class A Notes will depend primarily on the creditworthiness of MBIA as the provider of the note guaranty insurance policy relating to the Class A Notes. There is a risk that if MBIA’s claims-paying ability ratings are reduced, the rating agencies may reduce the rating on the Class A Notes.

Your yield to maturity may be reduced by prepayments	The pre-tax yield to maturity is uncertain and will depend on a number of factors including the following:

• The rate of return of principal is uncertain. The amount of distributions of principal on your notes and the time when you receive those distributions depends on the amount and times at which obligors make principal payments on the receivables. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults of the receivables.

• You may be unable to reinvest distributions in comparable investments. Asset backed securities, like your notes, may produce faster returns of principal to investors if market interest rates fall below the interest rates on the receivables and produce slower returns of principal if market interest rates are above the interest rates on the receivables. As a result, you may receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the notes, and you may receive less money to reinvest when other investments generally are producing a higher yield than that on your notes. You will bear the risk that the timing and amount of distributions on your notes will prevent you from attaining your desired yield.

• An early redemption will shorten the life of your investment which may reduce your yield to maturity. If your notes are redeemed by the trust at the direction of the administrator, you will receive the principal amount of your Class A Notes plus accrued interest through the related interest period. Because your Class A Notes will no longer be outstanding, you will not receive the additional interest payments that you would have received had the Class A Notes remained outstanding. If you bought your Class A Notes at a premium, your yield to maturity will be lower than it would have been if the administrator had not directed the trust to exercise its optional redemption right.

You may experience reduced returns on your notes resulting from distribution of amounts in the pre-funding account	The trust will have access to a pre-funding account. The trust expects to acquire additional receivables from the seller, which, in turn, expects to acquire these additional receivables from COAF, with funds on deposit in the pre-funding account during the funding period.

You will receive as a prepayment of principal to you on the date specified in this prospectus supplement any amounts remaining in the pre-funding account that have not been used to acquire additional receivables. This prepayment of principal could have the effect of shortening the weighted average life of your notes. The inability of COAF to originate additional receivables meeting the requirements for contribution to the trust will increase the likelihood of a prepayment of principal. In addition, you will bear the risk that you may be unable to reinvest any principal prepayment at yields at least equal to the yield on your notes.

Used vehicles included in the receivables pool may incur higher losses than new automobiles	A majority of the financed vehicles that secure the assets of the trust consist of financed vehicles that are used. Because the value of a used vehicle is more difficult to determine, upon sale of a repossessed vehicle, a greater loss may be incurred. See the table entitled “Composition of the Receivables Pool” under “The Receivables Pool” in this prospectus supplement.

This prospectus supplement provides information regarding only a portion of the receivables, and subsequent receivables added to the receivables pool could have different characteristics	This prospectus supplement describes only the characteristics of the receivables as of the statistical cutoff date. The initial receivables, and any subsequent receivables transferred to the trust during the funding period, will have characteristics that differ somewhat from the characteristics of the receivables as of the statistical cutoff date described in this prospectus supplement. We do not expect the characteristics of the initial receivables or the subsequent receivables to differ materially from the receivables as of the statistical cutoff date, and each initial receivable and subsequent receivable must satisfy the eligibility criteria specified in the transfer and assignment agreement. However, you should be aware that the initial receivables and the subsequent receivables may have been originated using credit criteria different from the criteria applied to the receivables disclosed in this prospectus supplement and may be of a different credit quality and seasoning. If you purchase a Class A Note, you must not assume that the characteristics of the receivables pool will be identical to the characteristics of the receivables as of the statistical cutoff date disclosed in this prospectus supplement.

Repurchase obligations are limited	The trust will be obligated to remove from the trust property, the seller will be obligated to repurchase from the trust and COAF will be obligated to repurchase from the seller, any receivable if there is a breach of the representations or warranties with respect to the receivable (and such breach is not cured). The trust, the seller and COAF will represent that each receivable is secured by a financed vehicle and that each receivable meets the underwriting guidelines for similar receivables. The trust, the seller and COAF will make warranties with respect to the perfection and priority of the security interests in the financed vehicles other than any statutory liens arising on or after the closing date or funding date, as the case may be, which may have priority even over perfected security interests in the financed vehicles. While the trust, the seller and COAF are obligated to remove or repurchase any receivable if there is a breach of any of their respective representations and warranties relating thereto, there can be no assurances given that any entity will financially be in a position to fund its repurchase obligation. Under the limited guaranty, Capital One Financial Corporation will guarantee both the performance by COAF of its repurchase obligations under the transfer and assignment agreement and the performance by the seller of its repurchase obligations under the contribution agreement. The limited guaranty does not guarantee any noteholder the receipt of principal or interest on its note, or the performance of any obligations of the seller or COAF other than their respective obligations to repurchase nonconforming receivables.

CAPITALIZED TERMS

      The capitalized terms used in this prospectus supplement, unless defined elsewhere in this prospectus supplement or in the accompanying prospectus, have the meanings set forth in the glossary starting on page S-42.

USE OF PROCEEDS

      The seller will use the proceeds from the issuance of the notes to:

•	purchase the receivables from COAF;

•	deposit the pre-funded amount into the pre-funding account on behalf of the trust, if needed; and

•	make the initial reserve fund deposit.

      The seller or its affiliates may use the net proceeds to pay their respective debts, including “warehouse” debt secured by the receivables, and for general corporate purposes. Any “warehouse” debt may be owed to one or more of the underwriters or their affiliates, so a portion of the proceeds that is used to pay “warehouse” debt may be paid to the underwriters or their affiliates.

THE TRUST

Limited Purpose and Assets

      Capital One Auto Finance Trust 2001-A is a Delaware common law trust formed by the seller for the transactions described in this prospectus supplement. The trust will be established and operated pursuant to a “trust agreement” dated the closing date and will act solely by and through the owner trustee. COAF will be the “administrator” of the trust pursuant to the “administration agreement”.

      The trust will only engage in the following activities:

•	acquiring, holding and managing the receivables and the other assets of the trust and proceeds from the receivables and other assets of the trust;

•	issuing the notes and the certificate of beneficial interest in the trust;

•	making payments on the notes and the equity certificate; and

•	engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

      The trust’s principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company, as owner trustee, at the address set forth under “— The Owner Trustee” in this prospectus supplement.

Capitalization of the Trust

      The following table illustrates the expected capitalization of the trust as of the closing date:

Class A-1 Notes	$126,500,000

Class A-2 Notes	234,500,000

Class A-3 Notes	241,500,000

Class A-4 Notes	247,500,000

Class B Notes	60,382,514

Overcollateralization	18,579,235

Total	$928,961,749

The Owner Trustee

      Wilmington Trust Company is the “owner trustee” under the trust agreement. Wilmington Trust Company is a Delaware banking corporation and its principal offices are located at Rodney Square North, Wilmington Delaware. The owner trustee’s liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the owner trustee set forth in the trust agreement. The seller and its affiliates may maintain normal commercial banking relations with the owner trustee and its affiliates.

The Trust Property

      The notes will be collateralized by the trust property. The primary assets of the trust will be the receivables, which are amounts owed by individuals under retail installment sales contracts and installment loans to purchase new or used automobiles, including passenger cars, mini vans, sport utility vehicles and light-duty trucks. A majority of the retail installment sales contracts and installment loans are the obligations of below prime credit quality obligors.

      The trust property will consist of all the right, title and interest of the trust in and to:

•	the receivables identified on the schedule of receivables acquired on the closing date and on each funding date and all monies received on the receivables, after the related cutoff date;

•	the security interest of the trust in the financed vehicles and all certificates of title to those financed vehicles;

•	any proceeds from claims on any physical damage, credit life, risk default, disability or other insurance policies covering the financed vehicles or obligors or refunds in connection with extended service agreements relating to Defaulted Receivables from the related cutoff date;

•	any other property that secures a receivable;

•	certain rights under dealer agreements;

•	the transfer and assignment agreement and the contribution agreement, including, but not limited to any rights or benefits of the trust under the servicing agreement and the limited guaranty;

•	amounts on deposit in the reserve fund, the pre-funding account and the revenue fund (including any investments);

•	the original retail installment contracts and security agreements evidencing the receivables;

•	with respect to the Class A Notes, the note guaranty insurance policy; and

•	the proceeds of any and all of the above.

THE RECEIVABLES POOL

      The characteristics set forth in this section are based on the receivable balances as of the statistical cutoff date. The statistical distribution of the characteristics of the receivables pool as of the initial cutoff date and subsequent cutoff dates will vary somewhat from the statistical distribution of those characteristics as of the statistical cutoff date illustrated in the tables below.

      As of the statistical cutoff date, each receivable:

•	had an original term to maturity of 24 to 72 months;

•	had a contract rate of 8.25% to 30.00%;

•	was not more than 29 days past due; and

•	satisfies the other criteria set forth under “Description of the Receivables” in the accompanying prospectus.

      All of the receivables are Simple Interest Receivables. See “Description of the Receivables — Calculation Methods” in the accompanying prospectus.

      The composition, distribution by model year, distribution by contract rate and distribution by state, in each case of the receivables, as of the statistical cutoff date, are set forth in the tables below. The percentages in the following tables may not add to 100.00% due to rounding.

Composition of the Receivables Pool

	New	Used	Total

Aggregate Principal Balance	$193,906,581.79	$485,689,112.84	$679,595,694.63
Number of Receivables	10,348	33,299	43,647
Percent of Aggregate Principal Balance	28.53%	71.47%	100.00%
Average Principal Balance	$18,738.56	$14,585.70	$15,570.27
Range of Principal Balances	$3,019.79 to $37,638.14	$3,006.33 to $39,269.19
Weighted Average Contract Rate	16.32%	17.74%	17.34%
Range of Contract Rates	8.95% to 25.95%	8.25% to 30.00%
Weighted Average Remaining Term	65.21	59.95	61.45
Range of Remaining Terms	6 to 72 Months	6 to 72 Months
Weighted Average Original Term	68.82	62.97	64.64
Range of Original Terms	36 to 72 Months	24 to 72 Months

Distribution of the Receivables by Model Year

		Percentage of		Percentage of
	Number of	Total Number of	Aggregate	Aggregate
Model Year	Receivables	Receivables	Principal Balance	Principal Balance

1992 or Prior	6	0.01%	$24,388.86	0.00%
1993	31	0.07	132,622.49	0.02
1994	141	0.32	787,182.05	0.12
1995	559	1.28	4,785,695.55	0.70
1996	1,810	4.15	19,814,193.18	2.92
1997	4,790	10.97	62,920,471.89	9.26
1998	8,474	19.41	122,370,251.52	18.01
1999	7,313	16.75	110,697,952.91	16.29
2000	11,462	26.26	184,787,016.46	27.19
2001	9,024	20.67	172,413,048.48	25.37
2002	37	0.08	862,871.24	0.13

Total	43,647	100.00%	$679,595,694.63	100.00%

Distribution of the Receivables by Contract Rate

		Percentage of		Percentage of
Contract	Number of	Total Number of	Aggregate	Aggregate
Rate Range	Receivables	Receivables	Principal Balance	Principal Balance

8.00% - 8.99%	191	0.44%	$3,353,688.60	0.49%
9.00% - 9.99%	213	0.49	3,824,891.91	0.56
10.00% - 10.99%	764	1.75	12,992,924.41	1.91
11.00% - 11.99%	1,280	2.93	21,694,854.62	3.19
12.00% - 12.99%	1,683	3.86	29,387,547.44	4.32
13.00% - 13.99%	1,987	4.55	34,504,027.75	5.08
14.00% - 14.99%	2,111	4.84	34,931,299.89	5.14
15.00% - 15.99%	2,924	6.70	48,054,178.42	7.07
16.00% - 16.99%	5,699	13.06	95,674,104.36	14.08
17.00% - 17.99%	11,813	27.06	186,096,941.60	27.38
18.00% - 18.99%	5,141	11.78	76,600,281.11	11.27
19.00% - 19.99%	4,157	9.52	58,004,849.12	8.54
20.00% - 20.99%	2,712	6.21	37,287,909.37	5.49
21.00% - 21.99%	786	1.80	9,643,176.74	1.42
22.00% - 22.99%	1,352	3.10	18,109,642.34	2.66
23.00% - 23.99%	273	0.63	3,291,549.78	0.48
24.00% - 24.99%	524	1.20	5,812,736.20	0.86
25.00% - 25.99%	34	0.08	308,281.57	0.05
26.00% - 30.00%	3	0.01	22,809.40	0.00

Total	43,647	100.00%	$679,595,694.63	100.00%

Geographic Distribution of the Receivables by State

		Percentage of		Percentage of
	Number of	Total Number of	Aggregate	Aggregate
State	Receivables	Receivables	Principal Balance	Principal Balance

AL	2,369	5.43%	$34,075,597.61	5.01%
AR	527	1.21	8,118,740.59	1.19
AZ	993	2.28	15,923,612.87	2.34
CA	3,210	7.35	54,250,137.74	7.98
CO	685	1.57	10,787,984.71	1.59
DC	137	0.31	2,185,553.99	0.32
DE	97	0.22	1,320,650.54	0.19
FL	3,889	8.91	61,072,582.89	8.99
GA	3,988	9.14	61,831,147.63	9.10
IL	1,530	3.51	24,128,063.32	3.55
IN	827	1.89	11,959,147.15	1.76
KS	161	0.37	2,401,045.00	0.35
KY	361	0.83	4,871,467.55	0.72
MD	1,574	3.61	26,094,259.98	3.84
MI	986	2.26	15,260,908.66	2.25
MN	252	0.58	3,714,578.84	0.55
MO	666	1.53	10,059,349.29	1.48
MS	1,285	2.94	19,488,408.64	2.87
NC	2,274	5.21	35,208,274.65	5.18
NJ	1,166	2.67	18,226,533.89	2.68
NM	497	1.14	7,568,475.64	1.11
NV	452	1.04	7,151,346.13	1.05
NY	1,159	2.66	17,230,949.46	2.54
OH	1,232	2.82	17,549,992.47	2.58
OK	1,040	2.38	14,577,864.66	2.15
SC	1,169	2.68	17,686,640.59	2.60
TN	2,023	4.63	29,966,576.94	4.41
TX	6,509	14.91	107,558,069.92	15.83
UT	316	0.72	4,768,601.85	0.70
VA	1,614	3.70	24,638,012.81	3.63
WA	309	0.71	4,890,826.37	0.72
WV	152	0.35	2,138,613.08	0.31
All Other States	198	0.45	2,891,679.17	0.43

Total	43,647	100.00%	$679,595,694.63	100.00%

Removal of Nonconforming Receivables

      A receivable will be removed from the receivables pool if it is discovered that the receivable is a Nonconforming Receivable. The obligations of COAF, the seller and the trust to remove or repurchase any Nonconforming Receivable and other related items of the trust property and to remit the Repurchase Price to the revenue fund with respect to a Nonconforming Receivable will be the sole remedy with respect to these, except for the indemnification provisions expressly set forth in the indenture, the servicing agreement, the contribution agreement, the transfer and assignment agreement and the insurance agreement. In addition, under the limited guaranty, any removal or repurchase obligation of each of COAF and the seller will be guaranteed by Capital One Financial Corporation.

      “Nonconforming Receivable” means a receivable with respect to which it is determined, at any time, that COAF, the seller or the trust breached one or more of the applicable representations or warranties regarding eligibility of such receivable unless such breach has been waived, in writing, by the note insurer.

THE SERVICER

      The principal place of business of COAF is at 3901 Dallas Parkway, Plano, Texas 75093. You may also reach COAF by telephone at (972) 247-0777. COAF will act as the “servicer”.

      As of May 31, 2001, COAF’s loan servicing portfolio included approximately 121,048 loans (having an aggregate principal balance of approximately $1,629,834,544).

      COAF was incorporated in Texas as Summit Acceptance Corporation on March 17, 1987. Capital One Financial Corporation acquired Summit Acceptance Corporation on July 9, 1998 and changed its name to Capital One Auto Finance, Inc. on November 6, 2000.

Delinquencies and Losses

      Generally, when an obligor fails to make all or part of a required payment on a receivable by its payment due date, the receivable is classified as delinquent. In most cases, delinquencies are cured promptly, but if not, repossession proceedings are generally commenced.

      The following tables provide information relating to the servicer’s delinquency and credit loss experience for each period indicated with respect to all motor vehicle receivables it has originated or purchased. This information includes the experience with respect to all motor vehicle receivables serviced as of each respective date or during each listed period. The following statistics include motor vehicle receivables with a variety of payment and other characteristics that may not correspond to the motor vehicle receivables in the receivables pool. As a result, there can be no assurance that the delinquency and credit loss experience with respect to the motor vehicle receivables in the receivables pool will correspond to the delinquency and credit loss experience of COAF’s motor vehicle receivables servicing portfolio set forth in the following tables.

Delinquency Experience

($ in 000s)

	As of May 31,

	2001		2000

	Amount	Percent	Amount	Percent

Receivables Outstanding	$1,629,835		$666,223
Delinquencies(1)

30-59 days	$91,031	5.59%	$36,936	5.54%

60-89 days	19,599	1.20	9,761	1.47

90 days & over	14,720	0.90	5,978	0.90

Total 30+ Delinquencies	$125,349	7.69%	$52,675	7.91%

	As of December 31,

	2000		1999		1998		1997

	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent

Receivables Outstanding	$1,178,161		$523,505		$353,960		$191,530
Delinquencies(1)

30-59 days	$76,337	6.48%	$38,216	7.30%	$29,666	8.38%	$15,935	8.32%

60-89 days	19,396	1.65	8,958	1.71	5,144	1.45	2,592	1.35

90 days & over	11,293	0.96	6,359	1.21	3,796	1.07	2,479	1.29

Total 30+ Delinquencies	$107,026	9.08%	$53,533	10.23%	$38,606	10.91%	$21,006	10.97%

(1)	The servicer considers a receivable delinquent when an obligor fails to make all or part of a scheduled payment by the due date. The period of delinquency is based on the number of days payments are contractually past due.

Credit Loss Experience

($ in 000s)

	Five Months Ended
	May 31,		Year Ended December 31,

	2001	2000	2000	1999	1998	1997

Average Loans Outstanding(1)	105,010	49,102	66,430	37,017	23,475	12,580

Loans Repossessed	2,852	1,685	4,611	3,623	2,950	2,072

% of Loans Repossessed(2)	6.52%	8.24%	6.94%	9.79%	12.57%	16.47%
Average Principal Balance

Outstanding(1)	$1,403,998	$594,864	$850,833	$438,733	$272,745	$143,209

Net Dollar Loss(3)(4)	$25,742	$11,526	$36,357	$27,665	$20,486	$14,028

Net Dollar Loss Percentage(2)	4.40%	4.65%	4.27%	6.31%	7.51%	9.80%

(1)	Excludes loans originated and sold by the servicer, which are no longer serviced by the servicer.

(2)	Percentages reflected for the five month period ended May 31, 2001 and 2000 are annualized figures.

(3)	Losses encompass all losses, not repossession losses only.

(4)	Deficiency estimates (50%) are used for vehicles that have been repossessed but not yet sold.

      In addition to the payment and other characteristics of a pool of receivables, delinquencies and credit losses are also affected by a number of social and economic factors, including changes in interest rates and unemployment levels, and there can be no assurance as to the level of future total delinquencies or the severity of future credit losses as a result of these factors. Accordingly, the delinquency and credit loss experience of the receivables may differ from those shown in the foregoing tables.

      See “Description of the Transfer Agreements, the Servicing Agreement and the Administration Agreement” in the accompanying prospectus for additional information regarding the servicer.

Information About Previous COAF Securitizations

      Appendix A, attached to this prospectus supplement, sets forth in tabular format certain information regarding the performance of all of COAF’s (including its predecessor, Summit Acceptance Corporation) prior motor vehicle receivables securitization transactions since 1996. The characteristics of receivables included in these prior securitizations, as well as the social, economic and other conditions existing at the time when those receivables were originated and repaid may vary materially from the characteristics of the receivables in this receivables pool and the social, economic and other conditions existing at the time when the receivables in this receivables pool were originated, and that will exist when the receivables in this receivables pool are repaid. As a result, there can be no assurance that the performance of COAF’s prior motor vehicle receivables securitization transactions will correspond to and be an accurate predictor of the performance of this receivables securitization.

MATURITY AND PREPAYMENT CONSIDERATIONS

      Prepayments on automobile loans can be measured against prepayment standards or models. The model used in this prospectus, the absolute prepayment model, or ABS, assumes a rate of prepayment each month which is related to the original number of automobile loans in a pool of loans. ABS also assumes that all of the automobile loans in a pool are the same size, that all of those automobile loans amortize at the same rate, and that for every month that any individual automobile loan is outstanding, payments on that particular automobile loan will either be made as scheduled or the automobile loan will be prepaid in full. For example, in a pool of receivables originally containing 10,000 automobile loans, if a 1% ABS were used, that would mean that 100 automobile loans would prepay in full each month. The percentage of prepayments that is assumed for ABS is not a historical description of prepayment experience on pools of automobile loans or a prediction of the anticipated rate of prepayment on either the pool of receivables involved in this transaction or on any pool of automobile loans. You should not assume that the actual rate of prepayments on the receivables will be in any way related to the percentage of prepayments that was assumed for ABS.

      The tables below which are captioned “Percent of Original Principal Balance at Various ABS Percentages” (the “ABS Tables”) are based on ABS and were prepared using the following assumptions:

•	the trust holds fifteen pools of receivables with the following characteristics:

				Original	Remaining
		Gross		Term to	Term to
	Aggregate	Contract	Assumed	Maturity	Maturity
Pool	Principal Balance	Rate	Cutoff Date	(in Months)	(in Months)

1	$26,576,656.90	18.002%	7/24/01	44	41
2	30,277,060.92	18.037	7/24/01	54	51
3	292,633,541.70	17.344	7/24/01	60	56
4	182,812,014.47	17.915	7/24/01	66	64
5	267,700,726.01	16.787	7/24/01	72	69
6	3,322,082.11	18.002	9/24/01	44	44
7	3,784,632.62	18.037	9/24/01	54	54
8	36,579,192.71	17.344	9/24/01	60	60
9	22,851,501.81	17.915	9/24/01	66	66
10	33,462,590.75	16.787	9/24/01	72	72
11	962,133.07	18.002	10/24/01	44	44

				Original	Remaining
		Gross		Term to	Term to
	Aggregate	Contract	Assumed	Maturity	Maturity
Pool	Principal Balance	Rate	Cutoff Date	(in Months)	(in Months)

12	$1,096,095.79	18.037%	10/24/01	54	54
13	10,593,973.85	17.344	10/24/01	60	60
14	6,618,194.51	17.915	10/24/01	66	66
15	9,691,351.42	16.787	10/24/01	72	72

•	all prepayments on the receivables each month are made in full at the specified constant percentage of ABS and there are no defaults, losses or repurchases;

•	each scheduled payment on the receivables is made on the last day of each month and each month has 30 days;

•	the original principal balances of each class of Class A Notes are equal to the original principal balances set forth on the front cover of this prospectus supplement;

•	payments on the Class A Notes are paid in cash on each payment date commencing September 15, 2001, and on the 15th calendar day of each subsequent month;

•	the Class A Notes are purchased on July 26, 2001;

•	the scheduled payment for each receivable was calculated on the basis of the characteristics described in the ABS Tables and in such a way that each receivable would amortize in a manner that will be sufficient to repay the receivable balance of that receivable by its indicated remaining term to maturity;

•	the next due date for the receivables as of the initial cutoff date is August, 2001; and the due date for $100,000,000 of receivables is as of the September, 2001 cutoff date and the due date for the remaining $28,961,749 of receivables is as of the October, 2001 cutoff date;

•	all of the funds in the prefunding account are used to purchase additional auto loans;

•	the “clean-up call” option to redeem the Class A Notes will be exercised at the earliest opportunity; and

•	the difference between the gross contract rate and the net contract rate is equal to the servicing fee due to the servicer, and the net contract rate is further reduced by the fees due to the note insurer.

      The ABS Tables were created relying on the assumptions listed above. The tables indicate the percentages of the original principal balances of each class of Class A Notes that would be outstanding after each of the listed payment dates if certain percentages of ABS are assumed. The ABS Tables also indicate the corresponding weighted average lives of each class of notes if the same percentages of ABS are assumed. The assumptions used to construct the ABS Tables are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under various prepayment scenarios. The actual characteristics and performance of the receivables will differ from the assumptions used to construct the ABS Tables.

      As used in the ABS Tables, the “weighted average life” of a class of Class A Notes is determined by:

•	multiplying the amount of each principal payment on a Class A Note by the number of years from the date of the issuance of the Class A Note to the related payment date;

•	adding the results; and

•	dividing the sum by the related original principal balance of the Class A Note.

Percent of Original Principal Balance

at Various ABS Percentages

	Class A-1 Notes

Payment Date	0.5%	1.0%	1.7%	2.5%

Closing	100.0%	100.0%	100.0%	100.0%
September, 2001	91.0	88.0	83.7	78.4
October, 2001	81.0	74.7	65.6	54.6
November, 2001	70.6	61.0	47.0	30.3
December, 2001	60.2	47.4	28.7	6.3
January, 2002	49.8	33.8	10.5	0.0
February, 2002	39.4	20.2	0.0	0.0
March, 2002	28.9	6.7	0.0	0.0
April, 2002	18.4	0.0	0.0	0.0
May, 2002	7.8	0.0	0.0	0.0
June, 2002	0.0	0.0	0.0	0.0
July, 2002	0.0	0.0	0.0	0.0
August, 2002	0.0	0.0	0.0	0.0
September, 2002	0.0	0.0	0.0	0.0
October, 2002	0.0	0.0	0.0	0.0
November, 2002	0.0	0.0	0.0	0.0
December, 2002	0.0	0.0	0.0	0.0
January, 2003	0.0	0.0	0.0	0.0
February, 2003	0.0	0.0	0.0	0.0
March, 2003	0.0	0.0	0.0	0.0
April, 2003	0.0	0.0	0.0	0.0
May, 2003	0.0	0.0	0.0	0.0
June, 2003	0.0	0.0	0.0	0.0
July, 2003	0.0	0.0	0.0	0.0
August, 2003	0.0	0.0	0.0	0.0
September, 2003	0.0	0.0	0.0	0.0
October, 2003	0.0	0.0	0.0	0.0
November, 2003	0.0	0.0	0.0	0.0
December, 2003	0.0	0.0	0.0	0.0
January, 2004	0.0	0.0	0.0	0.0
February, 2004	0.0	0.0	0.0	0.0
March, 2004	0.0	0.0	0.0	0.0
April, 2004	0.0	0.0	0.0	0.0
May, 2004	0.0	0.0	0.0	0.0
June, 2004	0.0	0.0	0.0	0.0
July, 2004	0.0	0.0	0.0	0.0
August, 2004	0.0	0.0	0.0	0.0
September, 2004	0.0	0.0	0.0	0.0
October, 2004	0.0	0.0	0.0	0.0
November, 2004	0.0	0.0	0.0	0.0
December, 2004	0.0	0.0	0.0	0.0
January, 2005	0.0	0.0	0.0	0.0
February, 2005	0.0	0.0	0.0	0.0
March, 2005	0.0	0.0	0.0	0.0
April, 2005	0.0	0.0	0.0	0.0
May, 2005	0.0	0.0	0.0	0.0
June, 2005	0.0	0.0	0.0	0.0
July, 2005	0.0	0.0	0.0	0.0
August, 2005	0.0	0.0	0.0	0.0
September, 2005	0.0	0.0	0.0	0.0
October, 2005	0.0	0.0	0.0	0.0
November, 2005	0.0	0.0	0.0	0.0
December, 2005	0.0	0.0	0.0	0.0
January, 2006	0.0	0.0	0.0	0.0
February, 2006	0.0	0.0	0.0	0.0
March, 2006	0.0	0.0	0.0	0.0

Weighted Average
Life (in Years)	0.51	0.41	0.33	0.28
First Principal	September, 2001	September, 2001	September, 2001	September, 2001
Last Principal	June, 2002	April, 2002	February, 2002	January, 2002

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Class A-2 Notes

Payment Date	0.5%	1.0%	1.7%	2.5%

Closing	100.0%	100.0%	100.0%	100.0%
September, 2001	100.0	100.0	100.0	100.0
October, 2001	100.0	100.0	100.0	100.0
November, 2001	100.0	100.0	100.0	100.0
December, 2001	100.0	100.0	100.0	100.0
January, 2002	100.0	100.0	100.0	90.6
February, 2002	100.0	100.0	95.9	78.0
March, 2002	100.0	100.0	86.3	65.6
April, 2002	100.0	96.4	76.8	53.3
May, 2002	100.0	89.2	67.3	41.2
June, 2002	98.5	82.0	58.0	29.3
July, 2002	92.8	74.8	48.7	17.6
August, 2002	87.1	67.7	39.6	6.1
September, 2002	81.3	60.6	30.6	0.0
October, 2002	75.6	53.6	21.7	0.0
November, 2002	69.8	46.5	12.9	0.0
December, 2002	64.0	39.6	4.2	0.0
January, 2003	58.2	32.6	0.0	0.0
February, 2003	52.4	25.7	0.0	0.0
March, 2003	46.5	18.9	0.0	0.0
April, 2003	40.7	12.1	0.0	0.0
May, 2003	34.8	5.3	0.0	0.0
June, 2003	29.0	0.0	0.0	0.0
July, 2003	23.1	0.0	0.0	0.0
August, 2003	17.2	0.0	0.0	0.0
September, 2003	11.3	0.0	0.0	0.0
October, 2003	5.3	0.0	0.0	0.0
November, 2003	0.0	0.0	0.0	0.0
December, 2003	0.0	0.0	0.0	0.0
January, 2004	0.0	0.0	0.0	0.0
February, 2004	0.0	0.0	0.0	0.0
March, 2004	0.0	0.0	0.0	0.0
April, 2004	0.0	0.0	0.0	0.0
May, 2004	0.0	0.0	0.0	0.0
June, 2004	0.0	0.0	0.0	0.0
July, 2004	0.0	0.0	0.0	0.0
August, 2004	0.0	0.0	0.0	0.0
September, 2004	0.0	0.0	0.0	0.0
October, 2004	0.0	0.0	0.0	0.0
November, 2004	0.0	0.0	0.0	0.0
December, 2004	0.0	0.0	0.0	0.0
January, 2005	0.0	0.0	0.0	0.0
February, 2005	0.0	0.0	0.0	0.0
March, 2005	0.0	0.0	0.0	0.0
April, 2005	0.0	0.0	0.0	0.0
May, 2005	0.0	0.0	0.0	0.0
June, 2005	0.0	0.0	0.0	0.0
July, 2005	0.0	0.0	0.0	0.0
August, 2005	0.0	0.0	0.0	0.0
September, 2005	0.0	0.0	0.0	0.0
October, 2005	0.0	0.0	0.0	0.0
November, 2005	0.0	0.0	0.0	0.0
December, 2005	0.0	0.0	0.0	0.0
January, 2006	0.0	0.0	0.0	0.0
February, 2006	0.0	0.0	0.0	0.0
March, 2006	0.0	0.0	0.0	0.0

Weighted Average
Life (in Years)	1.63	1.31	1.00	0.79
First Principal	June, 2002	April, 2002	February, 2002	January, 2002
Last Principal	November, 2003	June, 2003	January, 2003	September, 2002

Percent of Original Principal Balance

at Various ABS Percentages

	Class A-3 Notes

Payment Date	0.5%	1.0%	1.7%	2.5%

Closing	100.0%	100.0%	100.0%	100.0%
September, 2001	100.0	100.0	100.0	100.0
October, 2001	100.0	100.0	100.0	100.0
November, 2001	100.0	100.0	100.0	100.0
December, 2001	100.0	100.0	100.0	100.0
January, 2002	100.0	100.0	100.0	100.0
February, 2002	100.0	100.0	100.0	100.0
March, 2002	100.0	100.0	100.0	100.0
April, 2002	100.0	100.0	100.0	100.0
May, 2002	100.0	100.0	100.0	100.0
June, 2002	100.0	100.0	100.0	100.0
July, 2002	100.0	100.0	100.0	100.0
August, 2002	100.0	100.0	100.0	100.0
September, 2002	100.0	100.0	100.0	94.9
October, 2002	100.0	100.0	100.0	84.1
November, 2002	100.0	100.0	100.0	73.4
December, 2002	100.0	100.0	100.0	63.0
January, 2003	100.0	100.0	95.7	52.8
February, 2003	100.0	100.0	87.5	42.8
March, 2003	100.0	100.0	79.5	33.0
April, 2003	100.0	100.0	71.5	23.4
May, 2003	100.0	100.0	63.7	14.1
June, 2003	100.0	98.7	56.0	5.0
July, 2003	100.0	92.2	48.4	0.0
August, 2003	100.0	85.8	41.0	0.0
September, 2003	100.0	79.4	33.7	0.0
October, 2003	100.0	73.1	26.5	0.0
November, 2003	99.4	66.8	19.5	0.0
December, 2003	93.6	60.6	12.7	0.0
January, 2004	87.8	54.4	6.0	0.0
February, 2004	82.0	48.3	0.0	0.0
March, 2004	76.2	42.2	0.0	0.0
April, 2004	70.4	36.3	0.0	0.0
May, 2004	64.6	30.3	0.0	0.0
June, 2004	58.7	24.5	0.0	0.0
July, 2004	52.9	18.7	0.0	0.0
August, 2004	47.0	13.0	0.0	0.0
September, 2004	41.1	7.3	0.0	0.0
October, 2004	35.2	1.7	0.0	0.0
November, 2004	29.3	0.0	0.0	0.0
December, 2004	23.4	0.0	0.0	0.0
January, 2005	17.5	0.0	0.0	0.0
February, 2005	11.9	0.0	0.0	0.0
March, 2005	6.2	0.0	0.0	0.0
April, 2005	0.5	0.0	0.0	0.0
May, 2005	0.0	0.0	0.0	0.0
June, 2005	0.0	0.0	0.0	0.0
July, 2005	0.0	0.0	0.0	0.0
August, 2005	0.0	0.0	0.0	0.0
September, 2005	0.0	0.0	0.0	0.0
October, 2005	0.0	0.0	0.0	0.0
November, 2005	0.0	0.0	0.0	0.0
December, 2005	0.0	0.0	0.0	0.0
January, 2006	0.0	0.0	0.0	0.0
February, 2006	0.0	0.0	0.0	0.0
March, 2006	0.0	0.0	0.0	0.0
April, 2006	0.0	0.0	0.0	0.0

Weighted Average Life (in Years)	3.05	2.58	2.00	1.54
First Principal	November, 2003	June, 2003	January, 2003	September, 2002
Last Principal	May, 2005	November, 2004	February, 2004	July, 2003

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Class A-4 Notes

Payment Date	0.5%	1.0%	1.7%	2.5%

Closing	100.0%	100.0%	100.0%	100.0%
September, 2001	100.0	100.0	100.0	100.0
October, 2001	100.0	100.0	100.0	100.0
November, 2001	100.0	100.0	100.0	100.0
December, 2001	100.0	100.0	100.0	100.0
January, 2002	100.0	100.0	100.0	100.0
February, 2002	100.0	100.0	100.0	100.0
March, 2002	100.0	100.0	100.0	100.0
April, 2002	100.0	100.0	100.0	100.0
May, 2002	100.0	100.0	100.0	100.0
June, 2002	100.0	100.0	100.0	100.0
July, 2002	100.0	100.0	100.0	100.0
August, 2002	100.0	100.0	100.0	100.0
September, 2002	100.0	100.0	100.0	100.0
October, 2002	100.0	100.0	100.0	100.0
November, 2002	100.0	100.0	100.0	100.0
December, 2002	100.0	100.0	100.0	100.0
January, 2003	100.0	100.0	100.0	100.0
February, 2003	100.0	100.0	100.0	100.0
March, 2003	100.0	100.0	100.0	100.0
April, 2003	100.0	100.0	100.0	100.0
May, 2003	100.0	100.0	100.0	100.0
June, 2003	100.0	100.0	100.0	100.0
July, 2003	100.0	100.0	100.0	96.2
August, 2003	100.0	100.0	100.0	87.8
September, 2003	100.0	100.0	100.0	79.6
October, 2003	100.0	100.0	100.0	71.7
November, 2003	100.0	100.0	100.0	64.0
December, 2003	100.0	100.0	100.0	56.6
January, 2004	100.0	100.0	100.0	49.4
February, 2004	100.0	100.0	99.4	42.6
March, 2004	100.0	100.0	93.2	0.0
April, 2004	100.0	100.0	87.2	0.0
May, 2004	100.0	100.0	81.3	0.0
June, 2004	100.0	100.0	75.5	0.0
July, 2004	100.0	100.0	70.0	0.0
August, 2004	100.0	100.0	64.6	0.0
September, 2004	100.0	100.0	59.4	0.0
October, 2004	100.0	100.0	54.4	0.0
November, 2004	100.0	96.3	49.5	0.0
December, 2004	100.0	91.0	44.9	0.0
January, 2005	100.0	85.8	40.5	0.0
February, 2005	100.0	80.8	0.0	0.0
March, 2005	100.0	75.9	0.0	0.0
April, 2005	100.0	71.1	0.0	0.0
May, 2005	94.9	66.3	0.0	0.0
June, 2005	89.4	61.7	0.0	0.0
July, 2005	83.9	57.2	0.0	0.0
August, 2005	78.4	52.7	0.0	0.0
September, 2005	72.9	48.3	0.0	0.0
October, 2005	67.3	44.1	0.0	0.0
November, 2005	61.8	39.9	0.0	0.0
December, 2005	56.5	0.0	0.0	0.0
January, 2006	51.2	0.0	0.0	0.0
February, 2006	45.9	0.0	0.0	0.0
March, 2006	40.5	0.0	0.0	0.0
April, 2006	0.0	0.0	0.0	0.0

Weighted Average Life (in Years)	4.42	4.03	3.24	2.43
First Principal	May, 2005	November, 2004	February, 2004	July, 2003
Last Principal	April, 2006	December, 2005	February, 2005	March, 2004

THE NOTES

General

      The notes will be issued pursuant to the terms of the “indenture” to be dated as of the closing date between the trust and the indenture trustee for the benefit of the noteholders and the note insurer, a form of which will be filed with the SEC when we issue the notes. Holders of the Class A Notes will have the right to receive payments made with respect to the receivables and other assets in the trust property and certain rights and benefits available to the indenture trustee under the indenture including certain payments under the note guaranty insurance policy. Wells Fargo Bank Minnesota, National Association will be the “indenture trustee”. You may contact the indenture trustee at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0001, or by calling (800) 344-5128.

      The principal and interest with respect to each class of notes will be paid from Monthly Available Funds and from amounts on deposit in the reserve fund to the extent provided in the indenture. To the extent Monthly Available Funds and amounts on deposit in the reserve fund are insufficient to make certain payments of principal and interest to the Class A Noteholders, the note guaranty insurance policy will be available. See “The Note Guaranty Insurance Policy and the Note Insurer” in this prospectus supplement.

      The indenture trustee will distribute principal and interest on each payment date to holders in whose names the notes were registered at the latest record date.

      The trust pays principal and interest on the notes on each payment date, which is the 15th day of each month (or if not a Business Day, the next Business Day). The “final scheduled payment date” for each class of the Class A Notes is set forth on the cover page to this prospectus supplement. The “Class A-1 Interest Rate”, the “Class A-2 Interest Rate”, the “Class A-3 Interest Rate”, the “Class A-4 Interest Rate” and the “Class B Interest Rate” are also set forth on the cover page to this prospectus supplement.

      The following information summarizes material provisions of the notes and the indenture. The following summary supplements the description of the general terms and provisions of the notes of any given series and the related indenture set forth in the accompanying prospectus, to which description reference is hereby made.

Collections and Transfers of Funds for Payment

      COAF, as servicer, will deposit all payments and proceeds of the receivables collected during each collection period into an account maintained by the indenture trustee, which we refer to as the “collection account”, within two (2) Business Days of receipt. The indenture trustee will transfer funds on deposit in the collection account to an account also maintained by the indenture trustee, which we refer to as the “revenue fund”, on a daily basis. On the third Business Day preceding each payment date, which we refer to as the “transfer date”, based on the information set forth in the related monthly servicer report, the indenture trustee will allocate funds from the revenue fund and, as applicable, the reserve fund, and on the related payment date will apply funds on deposit in these accounts to payments due on that payment date as specified under “Payment Priority” in this prospectus supplement.

Payments of Interest

      Interest on the principal amounts of each class of notes will accrue at the respective per annum interest rates set forth on the cover of this prospectus supplement and will be payable to the noteholders on each payment date. Interest will accrue during each interest accrual period at the applicable interest rate from and including the most recent payment date on which interest was paid (or from and including the closing date in the case of the first interest accrual period) to but excluding the following payment date.

      Calculation of Interest. Interest will accrue and will be calculated on the various classes of notes as follows:

•	Actual/360. Interest on the Class A-1 Notes will be calculated on the basis of actual days elapsed and a 360-day year.

•	30/360. Interest on the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes will be calculated on the basis of a 360-day year of twelve 30-day months.

•	Interest Accrues. Interest will accrue on the outstanding principal amount of each class of notes as of the prior payment date, or in the case of the first payment date, the closing date. Interest accrued as of any payment date but not paid on such payment date will be due on the next payment date, together with interest on such amount at the applicable interest rate (to the extent lawful).

Payments of Principal

      The trust will generally make principal payments to the noteholders on each payment date in an amount equal to the Class A Principal Payment Amount and the Class B Principal Payment Amount. The Class A Principal Payment Amount will be made sequentially to each class of Class A Notes; except if an event of default under the indenture has occurred and is continuing, when the Class A Principal Payment Amount will be paid on a pro rata basis to each class of Class A Notes, based on the current principal balance of each class of Class A Notes. When an event of default under the indenture has occurred and is continuing, amounts which would otherwise be deposited in the reserve fund or payable to the Class B Noteholders in respect of the Class B Principal Payment Amount and Class B Excess Interest and the holder of the equity certificate, will be paid on a pro rata basis to each class of Class A Notes, based on the current principal balance of each class of Class A Notes.

Payment Priority

      On each payment date, the indenture trustee will apply amounts on deposit in the revenue fund and the reserve fund as follows:

(1) to the indenture trustee and the owner trustee any accrued and unpaid fees (including any prior unpaid indenture trustee fees) and any reasonable expenses; provided, however, that unless (i) an event of default or a servicer event of default has occurred and is continuing or (ii) the note insurer (or, if a Note Insurer Default has occurred and is continuing, the Class A Noteholders constituting Class A Noteholders Approval) has otherwise consented, aggregate expenses payable to the indenture trustee and the owner trustee pursuant to this clause (1) shall be limited to $35,000 per annum;

(2) to the servicer, the servicing fee (including any prior unpaid servicing fees) and expenses of the servicer permitted under the servicing agreement (including any prior unpaid servicing expenses);

(3) to the holders of each class of Class A Notes, concurrently, the Class A-1 Note Interest, Class A-2 Note Interest, Class A-3 Note Interest or Class A-4 Note Interest as applicable to each such Class;

(4) provided that no Note Insurer Default has occurred and is continuing, to the note insurer, an amount equal to the Premium (including any prior unpaid Premiums);

(5) provided that no Note Insurer Default has occurred and is continuing, to the note insurer, an amount which is equal to the Reimbursement Obligations due to the note insurer;

(6) to the Class B Noteholders, the Class B Primary Note Interest;

(7) to the Class A-1 Noteholders, the Class A Principal Payment Amount until the Class A-1 Notes have been retired, (ii) to the Class A-2 Noteholders, the remaining Class A Principal Payment Amount until the Class A-2 Notes have been retired, (iii) to the Class A-3 Noteholders, the remaining Class A Principal Payment Amount until the Class A-3 Notes have been retired and (iv) to the Class A-4 Noteholders, the remaining Class A Principal Payment Amount until the Class A-4 Notes have been retired; provided, however, that if an event of default under the indenture has occurred and is continuing, the available amounts shall be paid to each class of Class A Notes on a pro rata basis (based on the respective current principal balance of each class of Class A Notes) until all of the Class A Notes are retired;

(8) from collections only, to the note insurer, an amount equal to all accrued and unpaid Premium and Reimbursement Obligations to the extent not paid pursuant to clauses (4) and (5);

(9) prior to an event of default under the indenture, to the reserve fund, an amount necessary to cause the amount on deposit in the reserve fund to equal the Reserve Fund Requirement;

(10) prior to an event of default under the indenture, to the Class B Noteholders, the Class B Principal Payment Amount; when (i) an event of default under the indenture has occurred and is continuing, or (ii) an insurance agreement event of default has occurred and is continuing, unless a Note Insurer Default has occurred and is continuing, such amounts will be paid to each class of Class A Notes, on a pro rata basis, based on the outstanding principal balance of each class of Class A Notes until the Class A Notes have been retired (any payment made under this clause (10) from the reserve fund may be made only to the extent of funds on deposit in the reserve account in excess of the Reserve Fund Requirement (after giving effect to any withdrawals made or to be made from the reserve fund for payments on such payment date pursuant to clauses (1) to (9)));

(11) from collections only, prior to an event of default under the indenture, the amount necessary to reduce the outstanding balance of the Class B Notes until (A) the sum of (1) the principal balance of the Class A Notes and (2) the principal balance of the Class B Notes equals (B) the sum of (1) 95% of the aggregate receivables balance as of the end of the related Collection Period and (2) the amount on deposit in the pre-funding account (if any);

(12) in connection with an optional redemption of the notes, an amount equal to the sum of any shortfall of funds available in the revenue fund and the reserve fund in the following order of priority, (A) to pay any accrued Class A Note Interest, (B) to pay any accrued Class B Note Interest, (C) to reduce the Aggregate Outstanding Principal Balance of the Class A Notes to zero, (D) to pay to the note insurer any Premiums, Reimbursement Obligations and any other amounts payable upon optional redemption, (E) to pay to the indenture trustee and the servicer fees and expenses payable upon optional redemption and (F) to reduce the principal balance of the Class B Notes to zero;

(13) to the owner trustee and the indenture trustee, expenses permitted under the trust agreement and the indenture which have not been previously paid, and to the owner trustee, the indenture trustee and the servicer, indemnities and certain administrative expenses;

(14) to the applicable person, an amount equal to the transition costs (up to $35,000), if any, in connection with the transition of duties from the servicer to a substitute servicer;

(15) to the applicable person (other than the servicer), any expenses incurred to reflect the security interest of the indenture trustee in the financed vehicles under certain circumstances, if any, to the extent not paid by the servicer;

(16) prior to an event of default under the indenture, to the Class B Noteholders, an amount equal to the Class B Excess Interest; provided, however, if an event of default under the indenture has occurred and is continuing, payments under this clause (16) shall be zero until all of the Class A Notes are retired; and

(17) prior to an event of default under the indenture, to the holder of the equity certificate, the sum of excess receipts plus all cash amounts held in the Reserve Fund in excess of the Reserve Fund Requirement (after giving effect to any withdrawals from or deposits to the reserve fund on such payment date); provided, that if an event of default under the indenture has occurred and is continuing, any amounts which otherwise would be payable to the holder of the equity certificate pursuant to this clause (17) shall be paid first, to each class of Class A Notes on a pro rata basis based on the outstanding principal balance of each class of Class A Notes until all of the Class A Notes have been retired; second, to the note insurer until the note insurer has been paid all amounts then owing to it and, third, to the holders of the Class B Notes until all of the Class B Notes have been retired (any payment made under this clause (17) from the reserve fund may be made only to the extent of funds on deposit in the reserve account in excess of the Reserve Fund Requirement (after giving effect to any withdrawals made or to be made from the reserve fund for payments on such payment date pursuant to clauses (1) to (9))).

      Glossary of definitions relating to the payment priority. Certain definitions are necessary to understand the priority of interest and principal payments on the offered notes. These terms are defined below.

      “Class A Note Interest” means, with respect to any payment date, the sum of the Class A-1 Note Interest, Class A-2 Note Interest, Class A-3 Note Interest and Class A-4 Note Interest.

      “Class A Percentage” means 91.5%.

      “Class A Principal Payment Amount” means, with respect to any payment date until the Aggregate Outstanding Principal Balance of the Class A Notes is reduced to zero, the greater of:

•	the sum of (i) the product of (a) the Class A Percentage and (b) Principal Collections for the related Collection Period and (ii) the amount of the Class A Principal Payment Amount due on the prior payment date and not paid, if any; provided, however, that (i) on the Class A-1 final scheduled payment date, the Class A Principal Payment Amount at least equals the Aggregate Outstanding Principal Balance of the Class A-1 Notes, (ii) on the Class A-2 final scheduled payment date, the Class A Principal Payment Amount at least equals the Aggregate Outstanding Principal Balance of the Class A-2 Notes, (iii) on the Class A-3 final scheduled payment date, the Class A Principal Payment Amount at least equals the Aggregate Outstanding Principal Balance of the Class A-3 Notes and (iv) on the Class A-4 final scheduled payment date, the Class A Principal Payment Amount at least equals the Aggregate Outstanding Principal Balance of the Class A-4 Notes; and

•	the amount necessary to reduce the Aggregate Outstanding Principal Balance of the Class A Notes to an amount equal to the aggregate receivables balance as of the end of the related Collection Period less $9,103,825.

      “Class A-1 Note Interest” means:

•	with respect to the initial payment date, the product of (i) 1/360 of the Class A-1 Interest Rate times (ii) the actual number of days from and including the closing date through the day immediately preceding the initial payment date times (iii) the Aggregate Outstanding Principal Balance of the Class A-1 Notes as of the closing date; and

•	with respect to any subsequent payment date, the sum of (i) the product of (x) 1/360 of the Class A-1 Interest Rate times (y) the actual number of days from and including the immediately preceding payment date through the day immediately preceding such subsequent payment date times (z) the Aggregate Outstanding Principal Balance of the Class A-1 Notes as of the immediately preceding payment date after giving effect to all payments of principal of the Class A-1 Notes on such immediately preceding payment date and (ii) the amount of Class A-1 Note Interest due on the prior payment date but not paid if any, together with interest thereon (to the extent permitted by law) at the Class A-1 Interest Rate.

      “Class A-2 Note Interest” means:

•	with respect to the initial payment date, the product of (x) 1/360 of the Class A-2 Interest Rate times (y) the number of days from and including the closing date through the day immediately preceding the initial payment date (calculated on the basis of a 360-day year consisting of twelve 30-day months and assuming the payment date occurs on the 15th day of each month) times (z) the Aggregate Outstanding Principal Balance of the Class A-2 Notes as of the closing date; and

•	with respect to any subsequent payment date, the sum of (i) the product of (x) one-twelfth of the Class A-2 Interest Rate times (y) the Aggregate Outstanding Principal Balance of the Class A-2 Notes as of the immediately preceding payment date after giving effect to all payments of principal of the Class A-2 Notes on such immediately preceding payment date and (ii) the amount of Class A-2 Note Interest due on the prior payment date but not paid, if any, together with interest thereon (to the extent permitted by law) at the Class A-2 Interest Rate.

      “Class A-3 Note Interest” means:

•	with respect to the initial payment date, the product of (x) 1/360 of the Class A-3 Interest Rate times (y) the number of days from and including the closing date through the day immediately preceding the initial payment date (calculated on the basis of a 360-day year consisting of twelve 30-day months and assuming the payment date occurs on the 15th day of each month) times (z) the Aggregate Outstanding Principal Balance of the Class A-3 Notes as of the closing date; and

•	with respect to any subsequent payment date, the sum of (i) the product of (x) one-twelfth of the Class A-3 Interest Rate times (y) the Aggregate Outstanding Principal Balance of the Class A-3 Notes as of the immediately preceding payment date after giving effect to all payments of principal of the Class A-3 Notes on such immediately preceding payment date and (ii) the amount of Class A-3 Note Interest due on the prior payment date but not paid, if any together with interest thereon (to the extent permitted by law) at the Class A-3 Interest Rate.

      “Class A-4 Note Interest” means:

•	with respect to the initial payment date, the product of (x) 1/360 of the Class A-4 Interest Rate times (y) the number of days from and including the closing date through the day immediately preceding the initial payment date (calculated on the basis of a 360-day year consisting of twelve 30-day months and assuming the payment date occurs on the 15th day of each month) times (z) the Aggregate Outstanding Principal Balance of the Class A-4 Notes as of the closing date; and

•	with respect to any subsequent payment date, the sum of (i) the product of (x) one-twelfth of the Class A-4 Interest Rate times (y) the Aggregate Outstanding Principal Balance of the Class A-4 Notes as of the immediately preceding payment date after giving effect to all payments of principal of the Class A-4 Notes on such immediately preceding payment date and (ii) the amount of Class A-4 Note Interest due on the prior payment date but not paid, if any, together with interest thereon (to the extent permitted by law) at the Class A-4 Interest Rate.

      “Class B Excess Interest” means, for each payment date, that portion, if any, of the Class B Note Interest that is in excess of the Class B Primary Note Interest for such payment date.

      “Class B Note Interest” means:

•	with respect to the initial payment date, the product of (x) 1/360 of the Class B Interest Rate times (y) the number of days from and including the closing date through the day immediately preceding the initial payment date (calculated on the basis of a 360-day year consisting of twelve 30-day months and assuming the payment date occurs on the 15th day of each month) times (z) the Aggregate Outstanding Principal Balance of the Class B Notes as of the closing date; and

•	with respect to any subsequent payment date, the sum of (i) the product of (x) one-twelfth of the Class B Interest Rate times (y) the Aggregate Outstanding Principal Balance of the Class B Notes as of the immediately preceding payment date after giving effect to all payments of principal of the Class B Notes on such immediately preceding payment date and (ii) the amount of Class B Note Interest due on the prior payment date but not paid, if any, together with interest thereon (to the extent permitted by law) at the Class B Interest Rate.

      “Class B Percentage” means 6.5%.

      “Class B Primary Note Interest” means, for each payment date, the portion of the Class B Note Interest that is not in excess of:

•	with respect to the initial payment date, the product of (x) 1/360 of the Class B Interest Rate times (y) the actual number of days from and including the closing date through the day immediately preceding the initial payment date (calculated on the basis of a 360-day year consisting of twelve 30-day months and assuming the payment date occurs on the 15th day of each month) times (z) the lesser of (A) Aggregate Outstanding Principal Balance of the Class B Notes as of the closing date and (B) the Class B Primary Note Interest Basis Amount; and

•	with respect to any subsequent payment date, the sum of (i) the product of (x) one-twelfth of the Class B Interest Rate times (y) the lesser of (A) the Aggregate Outstanding Principal Balance of the Class B Notes and (B) the Class B Primary Note Interest Basis Amount, in each case Outstanding as of the immediately preceding payment date after giving effect to all payments of principal of the Class B Notes on such immediately preceding payment date and (ii) the amount of Class B Primary Note Interest due on the prior payment date but not paid, if any, together with interest thereon at the Class B Interest Rate.

      “Class B Primary Note Interest Basis Amount” means the amount equal to the difference between (i) the aggregate receivables balance plus the amount on deposit in the reserve fund plus the amount on deposit in the pre-funding account and (ii) the Aggregate Outstanding Principal Balance of the Class A Notes.

      “Class B Principal Payment Amount” means, with respect to any payment date until the Aggregate Outstanding Principal Balance of the Class B Notes is reduced to zero, the sum of:

•	the product of (i) the Class B Percentage and (ii) Principal Collections for the related Collection Period; and

•	the Class B Principal Payment Amount due on the prior payment date and not paid, if any; provided, however, that on the Class B final scheduled payment date, the Class B Principal Payment Amount will be the amount required to reduce the Aggregate Outstanding Principal Balance of the Class B Notes to zero.

Reserve Fund

      The seller will establish the reserve fund in the name of the indenture trustee for the benefit of the noteholders, the trust and the note insurer. To the extent that amounts on deposit in the reserve fund are depleted, the noteholders will have no recourse to the assets of the seller or servicer as a source of payment.

      Deposits to the Reserve Fund. The reserve fund will be funded by deposits by the seller:

•	on the closing date in an amount equal to 0.98% of the initial aggregate receivables balance from the proceeds of the sale of the notes;

•	on each funding date, an amount equal to 0.98% of the aggregate receivables balances of the applicable subsequent receivables for such funding date; and

•	following the closing date, additional amounts from Monthly Available Funds on each payment date pursuant to the terms of the indenture until the amount on deposit in the reserve fund equals the Reserve Fund Requirement.

      As of any Payment Date, the amount of funds actually on deposit in the reserve fund may, in certain circumstances, be less than the Reserve Fund Requirement. Prior to the occurrence of an event of default under the indenture, on each payment date, the trust will, to the extent available, deposit the amount, if any, necessary to cause the balance of funds on deposit in the reserve fund to equal the Reserve Fund Requirement to the extent set forth under “— Payment Priority” in this prospectus supplement. Investment income from funds on deposit in the reserve fund will be transferred to the revenue fund on each transfer date and will be available for distribution on the related payment date.

      Withdrawals from the Reserve Fund. On each payment date, the amount on deposit in the reserve fund may be decreased by the following:

•	the withdrawal of any shortfall between the Monthly Available Funds and the amounts payable on such payment date described in clauses (1) through (7) and (12) through (15) under “— Payment Priority” in this prospectus supplement; and

•	the withdrawal of amounts in excess of the Reserve Fund Requirement on such payment date, for payments described in clauses (10), (16) and (17) under “— Payment Priority” in this prospectus supplement.

      “Reserve Fund Minimum” means on any date of determination an amount which will generally be equal to 0.98% of the sum of the aggregate receivables balance as of the initial cutoff date and the aggregate receivables balances of all subsequent receivables as of their respective subsequent cutoff dates. Prior to the end of the Funding Period, the Reserve Fund Minimum will include certain amounts necessary to cover the negative arbitrage with respect to the funds deposited in the pre-funding account.

      “Reserve Fund Requirement” means, with respect to the closing date, the initial reserve fund deposit. Following the closing date, the Reserve Fund Requirement, on each payment date, will be at least equal to the Reserve Fund Minimum or may be equal to a higher amount upon the occurrence of certain conditions specified in the indenture; provided, that, on each payment date on which the outstanding principal balance of the notes after giving effect to all payments on such date is less than $9,103,825, the Reserve Fund Requirement will be equal to the outstanding principal balance of the notes after giving effect to all payments on such date.

      See “— Payment Priority” in this prospectus supplement.

Pre-Funding Account

      The trust will establish the pre-funding account at the indenture trustee on the closing date, into which an amount equal to approximately $128,961,749 will be deposited from the proceeds from the sale of the Class A Notes and the Class B Notes remaining after using a portion of such proceeds to acquire receivables and fund the reserve fund on the closing date.

      On each funding date, the indenture trustee will use funds in the pre-funding account to acquire subsequent receivables which will be included in the trust property. The amount of funds withdrawn from the pre-funding account for the acquisition of subsequent receivables will be equal to the Receivables Purchase Price with respect to such subsequent receivables. It is expected that the characteristics of the subsequent receivables acquired through the pre-funding account will not vary materially from the characteristics of the receivables pool on the closing date.

      If any amounts remain on deposit in the pre-funding account at the end of the Funding Period, the notes will be prepaid on the first payment date following the termination of the Funding Period as follows:

(i) pay to the holders of the Class A Notes their pro rata portion of such funds (based on the original principal balance of the Class A Notes as a fraction of the original principal balance of all notes) subject to the following:

(a) if the aggregate amount of such funds exceeds $100,000, to pay the outstanding Class A Noteholders’ portion of such funds to each class of Class A Noteholders on a pro rata basis (based on the original principal balance of each class of the Class A Notes as a fraction of the original principal balance of the Class A Notes); and

(b) if the aggregate amount of such funds is less than or equal to $100,000, to pay the Class A Noteholders’ portion of such funds in sequential order of priority beginning with the Class A-1 Notes; and

(ii) pay to the holders of the Class B Notes their pro rata portion of such funds (based on the original principal balance of the Class B Notes as a fraction of the original principal balance of all notes).

Book-Entry Registration

      Except in limited circumstances, all Class A Notes will be held in a book-entry form by DTC in the name of Cede & Co., as nominee of DTC. Investors’ interests in the Class A Notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Class A Noteholders that are not DTC participants or DTC indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Class A Notes may do so only through DTC participants and DTC indirect participants. Secondary trading will be conducted according to DTC rules and procedures. In addition, Class A Noteholders will receive all payments of principal of and interest on the Class A Notes from the indenture trustee through DTC and its DTC participants. Under a book-entry format, Class A Noteholders will receive payments after the related payment date because, while payments are required to be forwarded to Cede & Co., as nominee for DTC, on each such date, DTC will forward such payments to DTC participants which thereafter will be required to forward them to DTC indirect participants or Class A Noteholders. It is anticipated that the only Class A Noteholder will be Cede & Co., as nominee of DTC, and that Class A Noteholders will not be recognized by the indenture trustee as Class A Noteholders under the indenture. Class A Noteholders will be permitted to exercise the rights of Class A Noteholders under the indenture indirectly through DTC and its DTC participants who in turn will exercise their rights through DTC.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC participants on whose behalf it acts with respect to the Class A Notes and is required to receive and transmit payments of principal of and interest on the Class A Notes. DTC participants and DTC indirect participants with which Class A Noteholders have accounts similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Class A Noteholders.

      Because DTC can only act on behalf of DTC participants who in turn act on behalf of DTC indirect participants and certain banks, the ability of a Class A Noteholder to pledge Class A Notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Class A Notes, may be limited due to lack of a physical certificate for such Class A Notes.

      DTC has advised the trust that it will take any action permitted to be taken by a Class A Noteholder under the indenture only at the direction of one or more DTC participants to whose account with DTC the Class A Notes are credited. Additionally, DTC has advised the trust that it will take such actions with respect to specified percentages of the Class A Noteholders’ interest only at the direction of and on behalf of DTC participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC participants whose holdings include such undivided interests.

Definitive Notes

      Class A Notes will be issued in fully registered, certificated form to Class A Noteholders or their nominees, rather than to DTC or its nominee (the “definitive notes”), only if:

•	(i) DTC notifies the trust and the indenture trustee that it is unwilling or unable to continue as securities depository with respect to any or all of the Class A Notes or (ii) at any time that DTC is no longer registered or in good standing under the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, or other applicable statute or regulation, and in either case a successor securities depository is not appointed by the trust within ninety (90) days after the trust receives notice or becomes aware of such condition, as the case may be; or

•	the trust, at its option, elects to terminate the book-entry system through DTC.

      The indenture trustee will pay to each noteholder of record on the preceding Record Date either:

•	by wire transfer, in immediately available funds to the account of such noteholder at a bank or other entity having appropriate facilities therefor, if such noteholder will have provided to the indenture trustee appropriate written instructions three Business Days prior to the record date and such noteholder’s notes in the aggregate evidence a denomination of not less than $250,000 (which instructions may remain in effect for subsequent payment dates); or

•	if not, by check mailed to such noteholder at the address of such noteholder appearing in the note register, the amounts to be paid to such noteholder pursuant to such noteholder’s notes; provided, that so long as the Class A Notes are registered in the name of DTC such payments will be made to the nominee thereof in immediately available funds.

      Definitive notes will be transferable and exchangeable at the corporate trust office (as defined in the indenture) of the indenture trustee. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Optional Redemption

      The Class A Notes and the Class B Notes are subject to redemption, in whole, prior to the respective final scheduled payment date, by the trust at the direction of the administrator, as long as COAF or an affiliate of COAF is acting as administrator, on any payment date on which the Aggregate Outstanding Principal Balance of the Class A Notes plus the Aggregate Outstanding Principal Balance of the Class B Notes (after giving effect to payments on such date) is equal to 10% or less of the sum of the original principal balance of the Class A Notes and the Class B Notes. The redemption price will equal the unpaid principal on the Class A Notes and the Class B Notes plus accrued and unpaid interest on the Class A Notes and the Class B Notes plus any other fees and expenses due on the date of redemption.

      If the administrator fails to give such direction to the trust, the note insurer will have the option to purchase the Class A Notes, in whole, by providing notice to the trust and the indenture trustee of such election and, on behalf of the trust, depositing or causing to be deposited with the indenture trustee sufficient funds to fully repay the Class A Notes, or causing to be transferred to the revenue fund from the reserve fund these amounts.

Events of Insolvency

      Upon the occurrence of certain events of bankruptcy, insolvency, receivership or liquidation of the seller or the trust, known as “events of insolvency”, the indenture trustee, with the consent of or at the direction of the note insurer so long as no Note Insurer Default has occurred and is continuing, may take one or more of a number of actions specified in the indenture, including declaring the Class A Notes and Class B Notes to be immediately due and payable and selling the receivables pool. The indenture trustee, however, is prohibited from selling the related receivables following an event of insolvency, unless (i) (a) the note insurer, or if a Note Insurer Default has occurred and is continuing, the holders of all of the outstanding Class A Notes and (b) to the extent set forth in the indenture, the holders of all of the outstanding Class B Notes consent to such sale; (ii) the proceeds of such sale are sufficient to pay in full (a) all amounts then owing to the note insurer and (b) the principal of and the accrued interest on all outstanding Class A Notes and Class B Notes on the date of such sale; or (iii) the indenture trustee (a) determines that the receivables will not continue to provide sufficient funds on an ongoing basis to make all payments on the notes as such payments would have become due if such obligations had not been declared due and payable and (b) obtains the consent of the note insurer or, if a Note Insurer Default has occurred and is continuing, the holders of the notes constituting Noteholder Approval. The proceeds from the liquidation of the trust property following an event of insolvency are to be distributed first, to the trustee for unpaid fees and expenses not to exceed certain limits, second, ratably to the Class A Noteholders until all accrued interest on and principal of the Class A Notes is paid in full, third, to the note insurer until all amounts then owing to the note insurer are paid in full and, fourth, ratably to the Class B Noteholders until all accrued interest on and principal of the Class B Notes is paid in full.

Events of Default

      The occurrence of any of the events described in the accompanying prospectus under “Description of the Indenture – Events of Default under the Indenture; Rights Upon Event of Default” will constitute an “event of default” under the indenture. A draw on the note guaranty insurance policy will also constitute an event of default under the indenture.

      In addition, so long as a Note Insurer Default has not occurred and is not continuing, the declaration by the note insurer, in its sole discretion, and the notification in writing by the note insurer to the indenture trustee, of an insurance agreement event of default will also constitute an event of default under the indenture. The occurrence of any of the following events will constitute an “insurance agreement event of default”:

•	events of bankruptcy, insolvency, receivership or liquidation of COAF or the seller;

•	the failure of COAF or the seller to observe or perform any covenant in any transaction document, or the material breach of any representation by COAF or the seller in any transaction document, and such failure or breach remains uncured for 30 days of receipt of written notice thereof;

•	the failure of any person to make required deposits into the accounts by the required dates; and

•	the occurrence of other insurance agreement events of default as specified in the insurance agreement.

      If an event of default under the indenture has not been waived within the time period set forth in the indenture by the note insurer, or, if a Note Insurer Default has occurred and is continuing, by Class A Noteholders constituting Class A Noteholder Approval, the note insurer (or Class A Noteholders, if applicable) may in its sole discretion, terminate COAF as servicer.

      See “Description of the Indenture — Events of Default under the Indenture; Rights Upon Event of Default” in the accompanying prospectus.

Modification of Indenture

      The indenture may be amended or supplemented under the circumstances described in the accompanying prospectus under the heading “Description of the Indenture — Modification of the Indenture”.

Other Matters

      Upon the indenture trustee being adequately indemnified in writing to its satisfaction, the note insurer or, if a Note Insurer Default has occurred and is continuing, the holders constituting Noteholder Approval will have the right to direct the indenture trustee with respect to any action or inaction by the indenture trustee under the indenture, the exercise of any trust or power conferred on the indenture trustee, or the conduct of any proceeding for any remedy available to the indenture trustee with respect to the notes or the trust property provided that:

•	such direction will not be in conflict with any rule of law or with the indenture;

•	the indenture trustee may take any other action deemed proper by the indenture trustee that is not inconsistent with such direction; and

•	except as expressly provided otherwise in the indenture (but only with the consent of or at the direction of the note insurer), the indenture trustee will have the authority to take any enforcement action which it reasonably deems to be necessary to enforce the provisions of the indenture.

      The indenture provides that in the event the indenture trustee is uncertain as to the intention or application of any provision of the indenture or any other agreement to which it is a party, or such intention or application is ambiguous as to its purpose or application, or is, or appears to be, in conflict with any other applicable provision thereof, or if the indenture or any other agreement to which it is a party permits or does not prohibit any determination by the indenture trustee, or is silent or incomplete as to the course of action which the indenture trustee is required or is permitted or may be permitted to take with respect to a particular set of facts or circumstances, the indenture trustee will, at the expense of the trust, request and rely upon the following:

•	written instructions of the trust directing the indenture trustee to take certain actions or refrain from taking certain actions, which written instructions contain a certification that the taking of such actions or refraining from taking certain actions is in the best interest of the noteholders and the note insurer;

•	a written statement from each rating agency that the proposed action or inaction will not have an adverse effect on the ratings then assigned to the Class A Notes; and

•	prior written consent of the note insurer so long as no Note Insurer Default has occurred.

      In such case, the indenture trustee has no liability to the trust or the noteholders for, and the trust will hold harmless the indenture trustee from, any liability, costs or expenses arising from or relating to any action taken by the indenture trustee acting upon such instructions, and the indenture trustee will have no responsibility to the noteholders with respect to any such liability, costs or expenses.

THE NOTE GUARANTY INSURANCE POLICY

AND THE NOTE INSURER

      The following information has been supplied by MBIA Insurance Corporation for inclusion in this prospectus supplement. The note insurer does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the note guaranty insurance policy and the note insurer set forth under the heading “The Note Guaranty Insurance Policy and The Note Insurer” herein. Additionally, the note insurer makes no representation regarding the notes or the advisability of investing in the notes.

      The note insurer, in consideration of the payment of a premium and subject to the terms of the note guaranty insurance policy, thereby unconditionally and irrevocably guarantees to any Class A Noteholder that an amount equal to each full and complete Insured Payment will be received from the note insurer by the indenture trustee or its successors, as trustee for the Class A Noteholders, on behalf of the Class A Noteholders, for distribution by the indenture trustee to each Class A Noteholder of that Class A Noteholder’s proportionate share of the Insured Payment.

      The note insurer’s obligations under the note guaranty insurance policy, with respect to a particular Insured Payment, will be discharged to the extent funds equal to the applicable Insured Payment are received by the indenture trustee, whether or not those funds are properly applied by the indenture trustee. Insured Payments will be made only at the time set forth in the note guaranty insurance policy, and no accelerated Insured Payments will be made regardless of any acceleration of the notes, unless the acceleration is at the sole option of the note insurer.

      Notwithstanding the foregoing paragraph, the note guaranty insurance policy does not cover shortfalls, if any, attributable to the liability of the trust or the indenture trustee for withholding taxes, if any (including interest and penalties in respect of any liability for withholding taxes).

      The note insurer will pay any Insured Payment that is a Preference Amount on the business day following receipt on a business day by the note insurer’s fiscal agent of the following:

•	a certified copy of the order requiring the return of a preference payment;

•	an opinion of counsel satisfactory to the note insurer that the order is final and not subject to appeal;

•	an assignment in a form that is reasonably required by the note insurer, irrevocably assigning to the note insurer all rights and claims of the Class A Noteholder relating to or arising under the notes against the debtor which made the preference payment or otherwise with respect to the preference payment; and

•	appropriate instruments to effect the appointment of the note insurer as agent for the Class A Noteholder in any legal proceeding related to the preference payment, which instruments are in a form satisfactory to the note insurer;

provided that if these documents are received after 12:00 p.m., New York time, on that business day, they will be deemed to be received on the following business day. Payments by the note insurer will be disbursed to the receiver or the trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Class A Noteholder and not to any Class A Noteholder directly unless the Class A Noteholder has returned principal or interest paid on the notes to the receiver or trustee in bankruptcy, in which case that payment will be disbursed to the Class A Noteholder.

      The note insurer will pay any other amount payable under the note guaranty insurance policy no later than 12:00 p.m., New York time, on the later of the Payment Date on which the related Deficiency Amount is due or the second business day following receipt in New York, New York on a business day by State Street Bank and Trust Company, N.A., as fiscal agent for the note insurer or any successor fiscal agent appointed by the note insurer, of a notice from the indenture trustee specifying the Insured Payment which is due and owing on the applicable Payment Date, provided that if the notice is received after 12:00 p.m., New York time, on that business day, it will be deemed to be received on the following business day. If any notice received by the note insurer’s fiscal agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the note guaranty insurance policy, it will be deemed not to have been received by the note insurer’s fiscal agent for the purposes of this paragraph, and the note insurer or the fiscal agent, as the case may be, will promptly so advise the indenture trustee and the indenture trustee may submit an amended notice.

      Insured Payments due under the note guaranty insurance policy, unless otherwise stated therein, will be disbursed by the note insurer’s fiscal agent to the indenture trustee, on behalf of the Class A Noteholders, by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the indenture trustee for the payment of the Insured Payment and legally available therefor.

      The fiscal agent is the agent of the note insurer only and the fiscal agent will in no event be liable to Class A Noteholders for any acts of the fiscal agent or any failure of the note insurer to deposit or cause to be deposited sufficient funds to make payments due under the note guaranty insurance policy.

      Subject to the terms of the indenture, the note insurer will be subrogated to the rights of each Class A Noteholder to receive payments under the Class A Notes to the extent of any payment by the note insurer under the note guaranty insurance policy.

      The note guaranty insurance policy is not cancelable for any reason. The Premium on the note guaranty insurance policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Class A Notes.

      The insurance provided by the note guaranty insurance policy is not covered by the Property/ Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

      A form of the note guaranty insurance policy is attached to this prospectus supplement as Appendix B.

      “Deficiency Amount” means, with respect to any payment date, the sum of:

•	the excess, if any, of (i) the Class A Note Interest over (ii) the sum of amounts available for payment from the revenue fund and all amounts then on deposit in the reserve fund as of such payment date (after giving effect to all payments pursuant to clauses (1) and (2) as described under “The Notes — Payment Priority” in this prospectus supplement);

•	the excess, if any, of the Principal Deficit over the sum of amounts available for payment from the revenue fund and all amounts then on deposit in the reserve fund as of such payment date (after giving effect to all payments pursuant to clauses (1) through (6) as described under “The Notes — Payment Priority” in this prospectus supplement); and

•	the Aggregate Outstanding Principal Balance of each class of Class A Notes on its respective final scheduled payment date to the extent unpaid pursuant to the second clause above and after giving effect to all payments pursuant to clauses (1) through (7) as described under “The Notes — Payment Priority” in this prospectus supplement.

      “Insured Payment” means as of any payment date, any Deficiency Amount and any Preference Amount.

      “Preference Amount” means any amount previously distributed to Class A Noteholders on the Class A Notes that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final nonappealable order of a court having competent jurisdiction.

      “Principal Deficit” means, as of any payment date, the excess, if any, of:

•	the Aggregate Outstanding Principal Balance of the Class A Notes as of the prior payment date (after application of all payments on such date); over

•	the sum of the amount of the aggregate receivables balance as of the last day of the related Collection Period, the amount on deposit in the pre-funding account as of the last day of the related Collection Period and the amount on deposit in the reserve fund (after giving effect to all payments pursuant to clauses (1) through (6) as described under “The Notes — Payment Priority” in this prospectus supplement).

The Note Insurer

      The note insurer is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company (“MBIA Inc.”). MBIA Inc. is not obligated to pay the debts of or claims against the note insurer. The note insurer is domiciled in the State of New York and licensed to do business in and is subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The note insurer has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the note insurer, changes in control and transactions among affiliates. Additionally, the note insurer is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

Financial Information About the Note Insurer

      The following documents filed by MBIA Inc. with the Securities and Exchange Commission are incorporated herein by reference:

•	MBIA Inc.’s Annual Report on Form 10-K for the year ended December 31, 2000.

•	MBIA Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

•	The report on Form 8-K filed by MBIA Inc. on January 30, 2001.

      Any documents filed by MBIA Inc. pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this prospectus supplement and to be a part hereof. Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this prospectus supplement, shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

      The consolidated financial statements of the note insurer, a wholly owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 2000 and December 31, 1999 and for each of the three years in the period ended December 31, 2000, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 2000, and the consolidated financial statements of the note insurer and its subsidiaries as of March 31, 2001 and for the three month period ended March 31, 2001 and March 31, 2000 included in the Quarterly Report on Form 10-Q of MBIA Inc. for the period ended March 31, 2001, are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

      All financial statements of the note insurer and its subsidiaries included in documents filed by MBIA Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the notes shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing those documents.

      MBIA Inc. files annual, quarterly and special reports, information statements and other information with the SEC under File No. 1-9583. Copies of the SEC filings (including (1) MBIA Inc.’s Annual Report on Form 10-K for the year ended December 31, 2000, (2) MBIA Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, and (3) the report on Form 8-K filed by MBIA Inc. on January 30, 2001) are available (i) over the Internet at the SEC’s web site at http://www.sec.gov; (ii) at the SEC’s public reference room in Washington D.C.; (iii) over the Internet at MBIA Inc.’s web site at http://www.mbia.com; and (iv) at no cost, upon request to MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504. The telephone number of MBIA is (914) 273-4545.

      The tables below present selected financial information of the note insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities and generally accepted accounting principles:

	Statutory Accounting Practices

	December 31, 2000	March 31, 2001

	(Audited)	(Unaudited)

	(In millions)

Admitted Assets	$7,627	$7,839

Liabilities	5,245	5,476

Capital and Surplus	2,382	2,363

	Generally Accepted Accounting
	Principles

	December 31, 2000	March 31, 2001

	(Audited)	(Unaudited)

	(In millions)

Assets	$8,450	$8,795

Liabilities	3,642	3,849

Shareholder’s Equity	4,808	4,946

Financial Strength Ratings of the Note Insurer

      Moody’s Investors Service, Inc. rates the financial strength of the note insurer “Aaa.”

      Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., rates the financial strength of the note insurer “AAA.”

      Fitch rates the financial strength of the note insurer “AAA.”

      Each rating of the note insurer should be evaluated independently. The ratings reflect each respective rating agency’s current assessment of the creditworthiness of the note insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

      The above ratings are not recommendations to buy, sell or hold the notes, and the ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the notes. The note insurer does not guaranty the market price of the notes nor does it guaranty that the ratings on the notes will not be revised or withdrawn.

DESCRIPTION OF THE TRANSFER AGREEMENTS AND

THE SERVICING AGREEMENT

      The following information summarizes material provisions of the “transfer and assignment agreement” entered into between COAF and the seller, the “contribution agreement” entered into between the seller and the trust and the “servicing agreement” entered into between the servicer, the trust and the indenture trustee, each dated on or about the closing date. The following summary supplements the description of the general terms and provisions of the transfer agreements and the servicing agreement set forth in the prospectus, to which description reference is hereby made. We sometimes refer to the transfer and assignment agreement and the contribution agreement collectively as the “transfer agreements”.

Sale and Assignment of Receivables

      The receivables will be transferred and assigned by COAF to the seller pursuant to the transfer and assignment agreement, contributed and assigned by the seller to the trust pursuant to the contribution agreement and granted by the trust to the indenture trustee pursuant to the indenture. We will file a copy of the actual transfer and assignment agreement and contribution agreement with the SEC after we issue the notes. This is not a complete description of the transfer agreements; they are subject to all of the provisions of the transfer agreements.

The Servicing Agreement

      The servicer will be COAF pursuant to the servicing agreement among the trust, the indenture trustee and the servicer. So long as COAF is the servicer, it will also act as custodian of the receivables. In addition, so long as COAF is the custodian, its obligations as custodian under the indenture will be guaranteed by Capital One Financial Corporation.

Collection and Other Servicing Procedures

      The responsibilities of the servicer include billing, collecting, pursuit of Delinquent Receivables and Defaulted Receivables and monthly and periodic reporting. The servicer will perform in a manner consistent with its current practices and its collection policy and will not make any material change to its collection policy without the prior written consent of the note insurer. The trust, the note insurer and the indenture trustee may periodically inspect the records of the servicer relating to the receivables.

      The servicer will be obligated to indemnify COAF, the seller, the trust, the note insurer, the indenture trustee and each noteholder in an amount not to exceed the receivable balance of a receivable for losses incurred as a result of a breach by the servicer of its servicing duties with respect to such receivable, including, but not limited to, breach by the servicer of its duties under the servicing agreement.

Extensions of Receivables Final Payment Dates

      Pursuant to the servicing agreement, the servicer will be permitted to extend the then-current maturity date of any receivable by one month; provided, however, that no extension may be given if, as a result, the final scheduled payment due on such receivable would be extended past the last day of the calendar month prior to the Class A-4 Note final scheduled payment date.

Servicing Compensation and Payment of Expenses

      On each payment date, the servicer will be entitled to receive from monthly collections a monthly servicing fee with respect to each receivable serviced under the servicing agreement (the servicing fee cannot be changed without the prior written consent of the servicer and the note insurer (so long as no Note Insurer Default has occurred and is continuing)).

      The “servicing fee” will be:

•	2.50% per annum, calculated and payable monthly on the basis of a 360-day year consisting of twelve 30-day periods, based on the aggregate receivables balance on the first day of the applicable Collection Period; plus

•	all amounts remitted by or on behalf of the obligors for receipt during the prior Collection Period under the terms of, or with respect to, the receivables, which amounts represent late fees, prepayment charges, administrative fees or similar charges allowed by applicable law;

provided , that, with respect to the initial Collection Period, the servicing fee will accrue from and including the closing date through the last day of the calendar month preceding the first payment date.

      Determination of which amounts received from an obligor represent late charges, prepayment charges, administrative fees or similar charges allowed by state law, will be made as set forth in the definition of “Liquidation Proceeds”.

      The servicing fee with respect to a Collection Period will be due on the succeeding payment date. In the event the servicing agreement is terminated on a date other than the last day of a Collection Period or a receivable is designated to be no longer outstanding for purposes of the servicing agreement, then the servicing fee for such period or with respect to such receivable, as the case may be, will be determined on a pro rata basis.

      The servicer is also entitled to reimbursement of certain expenses permitted under the servicing agreement.

Servicer Event of Default Under the Servicing Agreement

      Any of the following acts or occurrences (after giving effect to any applicable cure period) will constitute a “servicer event of default” under the servicing agreement:

•	the servicer’s failure to provide any notices relating to the transfer and calculation of funds or the note insurer pursuant to the servicing agreement;

•	any representation, warranty or certification made by the servicer in the servicing agreement, or any certificate delivered pursuant to the servicing agreement, will prove to have been incorrect when made, which has a material adverse effect on the noteholders or the note insurer;

•	the servicer fails to be an Eligible Servicer as determined by the note insurer;

•	the servicer makes any material adverse change to its collection policy with respect to the receivables without the prior written consent of the note insurer, which consent will not be unreasonably withheld; or

•	an event of default under the indenture has occurred and is continuing and has not been waived or cured within the applicable grace period pursuant to the terms of the indenture.

Remedies

      If a servicer event of default has occurred and is continuing, the note insurer (or, if a Note Insurer Default has occurred and is continuing, either the indenture trustee (to the extent an officer of the indenture trustee has actual knowledge thereof), the trust, or noteholders constituting Class A Noteholder Approval, by notice given in writing to the servicer), may terminate all of the rights and obligations of the servicer under the servicing agreement. If terminated, the outgoing servicer will continue to act as servicer until a successor servicer is appointed.

      Upon its appointment, the successor servicer will be the successor in all respects to the terminated servicer with respect to servicing functions under the servicing agreement and will be subject to all the responsibilities, duties and liabilities (arising on and after the time of such appointment except for liability arising from the condition of the servicer’s records at the time the servicing duties are transferred to the successor servicer or for actions or omissions of other persons) relating thereto placed on the servicer by the terms and provisions of the servicing agreement, and all references in the servicing agreement to the servicer will be deemed to refer to the successor servicer unless the context otherwise requires.

      In connection with such appointment and assumption, the successor servicer may make such arrangements for the compensation of itself out of collections of receivables payments as it and the trust will agree; provided, however, that no such compensation will be in excess of the servicing fees permitted to the servicer pursuant to the servicing agreement without the approval of the note insurer (or, if a Note Insurer Default has occurred and is continuing, the noteholders constituting Class A Noteholder Approval).

MATERIAL LEGAL ASPECTS OF THE RECEIVABLES

      Information regarding the material legal aspects of the receivables is set forth under “Material Legal Aspects of the Receivables” in the accompanying prospectus.

LEGAL INVESTMENT

      The Class A-1 Notes will be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      Mayer, Brown & Platt is of the opinion that:

•	based on the terms of the notes and the transactions relating to the receivables as set forth herein, the offered notes will be treated as debt for federal income tax purposes; and

•	based on the applicable provisions of the trust agreement and related documents, for federal income tax purposes, the trust will not be classified as an association taxable as a corporation and the trust will not be treated as a publicly traded partnership taxable as a corporation.

      The notes will not be issued with original issue discount (“OID”). See “Material Federal Income Tax Consequences” in the accompanying prospectus.

STATE AND LOCAL TAX CONSEQUENCES

      The discussion above does not address the tax consequences of purchase, ownership or disposition of the securities under any state or local tax law. Investors should consult their own tax advisors regarding state and local tax consequences.

ERISA CONSIDERATIONS

      Subject to the following discussion, the Class A Notes may be acquired by pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts, Keogh plans and other plans covered by Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (each a “benefit plan”). Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code prohibit a Benefit Plan from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such benefit plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the benefit plan. In addition, Title I of ERISA also requires fiduciaries of a benefit plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

      Certain transactions involving the trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a benefit plan that purchased Class A Notes if assets of the trust were deemed to be assets of the benefit plan. Under a regulation issued by the United States Department of Labor (the “regulation”), the assets of the trust would be treated as plan assets of a benefit plan for the purposes of ERISA and the Code only if the benefit plan acquired an “equity interest” in the trust and none of the exceptions to plan assets contained in the regulation was applicable. An equity interest is defined under the regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, assuming the Class A Notes constitute debt for local law purposes, the seller believes that, at the time of their issuance, the Class A Notes should not be treated as an equity interest in the trust for purposes of the regulation. This determination is based in part upon the traditional debt features of the Class A Notes, including the reasonable expectation of purchasers of Class A Notes that the Class A Notes will be repaid when due, as well as the absence of conversion rights, warrants or other typical equity features. The debt treatment of the Class A Notes for ERISA purposes could change if the trust incurs losses.

      However, without regard to whether the Class A Notes are treated as an equity interest for purposes of the regulation, the acquisition or holding of Class A Notes by, or on behalf of, a benefit plan could be considered to give rise to a prohibited transaction if the trust, the seller, COAF, the servicer, the underwriters, the note insurer, the owner trustee or the indenture trustee is or becomes a party in interest or a disqualified person with respect to such benefit plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Class A Notes by a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such Class A Notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” By acquiring a Class A Note, each purchaser or transferee will be deemed to represent that either (i) it is not acquiring and will not hold the Class A Notes with the assets of a benefit plan; or (ii) the acquisition and holding of the Class A Notes will not give rise to a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code.

      Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements; however, governmental plans may be subject to comparable state law restrictions.

      A plan fiduciary considering the purchase of Class A Notes should consult its legal advisors regarding whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

UNDERWRITING

      Subject to the terms and conditions set forth in the underwriting agreement relating to the notes, the seller has agreed to sell to the underwriters, and the underwriters severally agree to purchase the Class A Notes, subject to the satisfaction of certain conditions precedent.

	Principal	Principal	Principal	Principal
	Amount of	Amount of	Amount of	Amount of
	Class A-1	Class A-2	Class A-3	Class A-4
Underwriters	Notes	Notes	Notes	Notes

Banc of America Securities LLC	$75,800,000	$140,600,000	$144,900,000	$148,500,000

Credit Suisse First Boston Corporation	16,900,000	31,300,000	32,200,000	33,000,000

Deutsche Banc Alex. Brown Inc.	16,900,000	31,300,000	32,200,000	33,000,000

First Union Securities, Inc.	16,900,000	31,300,000	32,200,000	33,000,000

Total	$126,500,000	$234,500,000	$241,500,000	$247,500,000

      The selling concessions that the underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the principal amount of the related class of Class A Notes and as an aggregate dollar amount, shall be as follows:

	Selling Concessions	Reallowance
	not to exceed	not to exceed

Class A-1 Notes	0.085%	0.07%

Class A-2 Notes	0.12%	0.095%

Class A-3 Notes	0.125%	0.10%

Class A-4 Notes	0.135%	0.11%

      Until the distribution of the Class A Notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the Class A Notes. As an exception to these rules, the underwriter is permitted to engage in certain transactions that stabilize the prices of the Class A Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such Class A Notes.

      The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Class A Notes in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. The underwriters do not have an “overallotment” option to purchase additional Class A Notes in the offering, so syndicate sales in excess of the offering size will result in a naked short position. The underwriters must close out any naked short position through syndicate covering transactions in which the underwriters purchase Class A Notes in the open market to cover the syndicate short position. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Class A Notes in the open market after pricing that would adversely affect investors who purchase in the offering. Stabilizing transactions permit bids to purchase the Class A Notes so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Class A Notes originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Class A Notes to be higher than they would otherwise be in the absence of these transactions. Neither the seller nor any of the underwriters will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

      COAF and the seller have agreed to indemnify the underwriters against specified liabilities, including civil liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make in respect thereof. In the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and, may, therefore, be unenforceable.

      In the ordinary course of its business one or more of the underwriters and affiliates have provided, and in the future may provide, investment banking and commercial banking services to the seller, the trust and their affiliates, which may include the financing of the Class B Notes. The seller or its affiliates may apply all or any portion of the net proceeds of this offering to the repayment of debt, including “warehouse” debt secured by the retail installment sales contracts and retail installment loans prior to their sale to the trust. One or more of the underwriters, or their respective affiliates or entities for which their respective affiliates act as administrator and/or provide liquidity lines, may have acted as a “warehouse lender” to its affiliates, and may receive a portion of the proceeds as a repayment of the warehouse debt.

      The administrator, on behalf of the trust, may, from time to time, invest the funds in the accounts and the eligible investments acquired from the underwriters.

      The underwriters tell us that they intend to make a market in the notes, as permitted by applicable laws and regulations. However, the underwriters are not obligated to make a market in the notes and any such market-making may be discontinued at any time at the sole discretion of the underwriters. Accordingly, we give no assurance regarding the liquidity of, or trading markets for, the Class A Notes.

      The seller will receive aggregate proceeds of approximately $848,215,226 from the sale of the Class A Notes (representing 99.79003% of the principal amount of the Class A Notes) after paying the aggregate underwriting discount of $1,698,400 on the Class A Notes. Additional offering expenses are estimated to be $1,000,000.

EXPERTS

      The consolidated balance sheets of MBIA Insurance Corporation and Subsidiaries as of December 31, 2000 and December 31, 1999 and the related consolidated statements of income, changes in shareholder’s equity and cash flows for each of the three years in the period ended December 31, 2000, incorporated by reference in this prospectus supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

FORWARD-LOOKING STATEMENTS

      This prospectus supplement includes words such as “expects”, “intends”, “anticipates”, “estimates” and similar words and expressions. Such words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties including, among other things, declines in general economic and business conditions, increased competitions, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond the control of COAF or the seller. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. The seller has no obligation to update or revise any such forward-looking statement.

LEGAL OPINIONS

      Certain legal opinions with respect to the notes and the equity certificate will be given for the seller by Mayer, Brown & Platt. Certain legal opinions with respect to the notes will be given for the underwriters by Dechert. Certain legal opinions with respect to the note guaranty insurance policy will be given for the note insurer by Kutak Rock LLP.

GLOSSARY

      “Actual Payment” means, with respect to a Collection Period and a receivable, all scheduled payments and prepayments received from or on behalf of an obligor with respect to such receivable, all of which amounts will be deposited into the revenue fund during such Collection Period. An Actual Payment does not include Repurchase Prices.

      “Aggregate Outstanding Principal Balance” means, with respect to the notes of any class or group of classes, the aggregate of the outstanding principal balances of all outstanding notes of that class or group of classes at the time of determination.

      “Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banking institutions in New York, New York; Plano, Texas; Falls Church, Virginia; Minneapolis, Minnesota; or in the city in which the corporate trust office of the indenture trustee under the indenture is located, are authorized or obligated by law or executive order to close.

      “Capital One Financial Corporation” means Capital One Financial Corporation, a company incorporated in Delaware and parent of COAF.

      “Class A Noteholder” means each holder of a Class A Note (as defined in the indenture) who, on the applicable payment date, is entitled under the terms of such Class A Note to payment thereunder.

      “Class A Noteholder Approval” means, unless expressly provided to the contrary, the approval or consent by the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the Aggregate Outstanding Principal Balance of all outstanding classes of Class A Notes collectively.

      “Class B Noteholders” means the holders of the Class B Notes.

      “Class B Noteholder Approval” means, unless expressly provided to the contrary, the approval or consent by the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the Aggregate Outstanding Principal Balance of the outstanding Class B Notes.

      “Collection Period” means, with respect to a payment date or a Determination Date immediately preceding any payment date, the period beginning on the first day of the calendar month preceding such payment date or Determination Date and ending on the last day of such calendar month (each such calendar month and portion thereof being referred to as the “related” Collection Period with respect to a payment date or Determination Date); provided, that the initial Collection Period begins on the initial cutoff date and ends on the last day of the calendar month preceding the first payment date.

      “Defaulted Receivable” means any receivable as to which the first of any of the following has occurred:

•	a scheduled payment or any portion thereof is more than 120 days delinquent (or if the related obligor thereof is insolvent or has sought protection under the United States Bankruptcy Code, such receivable is more than 180 days delinquent);

•	ninety days (after any obligor cure period) have elapsed since the servicer repossessed the related financed vehicle;

•	the related financed vehicle has been repossessed and sold;

•	proceeds have been received which, in the servicer’s good faith judgment, constitute the final amounts recoverable in respect of such receivable; or

•	consistent with the servicer’s collection policy, has been or should be written off as uncollectible.

      “Defaulted Receivable Deposit Amount” means, as of any date of calculation with respect to a Defaulted Receivable as to which no repurchase pursuant to the transfer and assignment agreement has occurred, 100% of the receivable balance of the Defaulted Receivable at the time it became a Defaulted Receivable.

      “Defaulted Receivable Recoveries” means those funds collected from the obligor or otherwise on a Defaulted Receivable, including Liquidation Proceeds, but excluding Repurchase Prices and Defaulted Receivable Deposit Amounts.

      “Delinquent Receivable” means any receivable (other than a Defaulted Receivable) as to which any scheduled payment remains unpaid for more than sixty days from the date on which it is due and payable.

      “Eligible Servicer” means the servicer or an entity which, at the time of its appointment as servicer:

•	is legally qualified and has the capacity to service the receivables;

•	has demonstrated the ability to professionally and competently service a portfolio of motor vehicle retail installment sale contracts in accordance with high standards of skill and care; and

•	is approved in writing by the note insurer.

      “Excess Receipts” means, with respect to any payment date, any amounts remaining in the revenue fund after all other amounts therein have otherwise been paid out or disbursed on such payment date pursuant to clauses (1) through (16) under “The Notes — Payment Priority” in this prospectus supplement, subject, however, to the provisos set forth in clause (17) and summarized under “The Notes — Payment Priority” in this prospectus supplement and the owner of which will be the holder of the equity certificate.

      “Funding Period” means the period from the closing date until the earliest of:

•	three full calendar months following the closing date;

•	the date the amount in the pre-funding account is $10,000 or less; and

•	an event of default under the indenture has occurred and is continuing.

      “Insurance Proceeds” means, with respect to a financed vehicle and the related receivable, any amount received during the related Collection Period pursuant to any risk default policy, physical damage policy or any insurance policy required to be maintained by the obligor pursuant to the related receivable that covers physical damage to the financed vehicle (including policies procured by the servicer on behalf of the obligor), which will be allocated first, to interest on and second, to the receivable balance of such receivable, all of which amounts will be deposited to the revenue fund.

      “Insurer Insolvency” means:

•	the entry of a decree or order of a court or agency having jurisdiction in respect of the note insurer in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator or rehabilitator or other similar official of the note insurer or of any substantial part of its property, or the entering of an order for the winding up or liquidation of the affairs of the note insurer and the continuance of any such decree or order undischarged or unstayed and in force for a period of ninety (90) consecutive days;

•	the note insurer consents to the appointment of a conservator or receiver or liquidator or other similar official in any insolvency, readjustment of debt, marshaling of assets and liabilities, rehabilitation or similar proceedings of or relating to the note insurer or of or relating to all or substantially all of its property; or

•	the note insurer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of or otherwise voluntarily commences a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payments of its obligations.

      “Liquidated Receivable” means any receivable liquidated by the servicer through sale of the financed vehicle or otherwise.

      “Liquidation Proceeds” means the monies collected from whatever source, during the respective Collection Period, on a Liquidated Receivable, including Insurance Proceeds but excluding Repurchase Prices and Defaulted Receivable Deposit Amounts, net of any amounts required by law to be remitted to the related obligor. Such proceeds will be applied: first, to principal due on the receivable; second, to interest due on the receivable; and third, to outstanding late fees and prepayment charges allowed by applicable law.

      “Monthly Available Funds” means, with respect to the immediately preceding Collection Period:

•	collections and payments received with respect to the receivables and other items of trust property, including, without limitation, Actual Payments, Repurchase Prices, Insurance Proceeds, and Defaulted Receivable Recoveries representing cleared funds transferred from the collection account to the revenue fund; and

•	earnings on eligible investments on deposit in the revenue fund, collection account and the reserve fund as reported in the monthly servicer report with respect to such Collection Period.

      “Note Insurer Default” means the occurrence and continuation of any of the following events:

•	the note insurer fails to make a payment required under the note guaranty insurance policy in accordance with its terms; or

•	the occurrence of an Insurer Insolvency;

provided, however , that all rights of the note insurer will be immediately reinstated following a cure of such Note Insurer Default.

      “Noteholder Approval” means, unless expressly provided to the contrary, the approval or consent by the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the Aggregate Outstanding Principal Balance of the outstanding notes of all classes collectively.

      “Premium” means the insurance premium payable to the note insurer pursuant to the Insurance Agreement.

      “Principal Collections” means, with respect to any payment date, the sum, without duplication, of:

•	the principal portion of all scheduled payments collected during the related Collection Period with respect to each receivable that has not become a Defaulted Receivable;

•	for each receivable that became a Defaulted Receivable during the related Collection Period (other than a Defaulted Receivable with respect to which a repurchase has occurred), the Defaulted Receivable Deposit Amount;

•	the principal portion of all prepayments received during the related Collection Period;

•	the receivable balance of each receivable that became a Repurchased Receivable under an obligation that arose during the related Collection Period;

•	to the extent not included in the foregoing, the amount of any Cram Down Losses which occurred during the related Collection Period; and

•	the principal portion of Insurance Proceeds collected during the related Collection Period;

provided, however , that in calculating the Principal Collections the following will be excluded:

•	all payments and proceeds of any Repurchased Receivable, the Repurchase Price of which has been included in the Principal Collections in a prior Collection Period;

•	Liquidation Proceeds attributable to principal on Liquidated Receivables included in the Principal Collections in a prior Collection Period; and

•	Defaulted Receivable Recoveries with respect to Defaulted Receivable for which Defaulted Receivable Deposit Amounts were included in the Principal Collections in a prior Collection Period.

      “Receivables Purchase Price” means, with respect to any receivables, 98% of the aggregate receivables balance of those receivables as of the related cutoff date.

      “Reimbursement Obligations” means an amount equal to the sum of:

•	the aggregate unreimbursed amount of any payments made by the note insurer under the note guaranty insurance policy, plus interest at the rate set forth in the Insurance Agreement;

•	all costs and expenses of the note insurer in connection with any action, proceeding or investigation affecting the issuer, the trust estate or the rights or obligations of the note insurer under the indenture, the note guaranty insurance policy or the other transaction documents, plus interest at the rate set forth in the Insurance Agreement; and

•	any other amounts owed to the note insurer under the Insurance Agreement, plus interest at the rate set forth in the Insurance Agreement.

      “Repurchase Price” means the receivable balance of any receivable (without giving effect to any previous reduction in the receivable balance as a result of such receivable becoming a Defaulted Receivable) on the date of repurchase, plus accrued and unpaid interest, if any, to the date of repurchase provided for in the retail installment contract evidencing such receivable.

      “Repurchased Receivable” means a receivable released from the lien of the indenture trustee pursuant to the provisions of the indenture and, if applicable, transferred to the seller pursuant to the contribution agreement and repurchased by COAF pursuant to the transfer and assignment agreement.

INDEX

ABS Tables	S-17

Actual Payment	S-42

Administration Agreement	S-10

Administrator	S-10

Aggregate Outstanding Principal Balance	S-42

Benefit Plan	S-38

Business Day	S-42

Capital One Financial Corporation	S-42

Class A Note Interest	S-24

Class A Noteholder	S-42

Class A Noteholder Approval	S-42

Class A Percentage	S-24

Class A Principal Payment Amount	S-24

Class A-1 Interest Rate	S-21

Class A-1 Note Interest	S-24

Class A-2 Interest Rate	S-21

Class A-2 Note Interest	S-24

Class A-3 Interest Rate	S-21

Class A-3 Note Interest	S-25

Class A-4 Interest Rate	S-21

Class A-4 Note Interest	S-25

Class B Excess Interest	S-25

Class B Interest Rate	S-21

Class B Note Interest	S-25

Class B Noteholders	S-42

Class B Noteholder Approval	S-42

Class B Percentage	S-25

Class B Primary Note Interest	S-25

Class B Primary Note Interest Basis Amount	S-26

Class B Principal Payment Amount	S-26

Closing Date	S-1

COAF	S-1

Code	S-38

Collection Account	S-21

Collection Period	S-42

Contribution Agreement	S-36

Defaulted Receivable	S-42

Defaulted Receivable Deposit Amount	S-42

Defaulted Receivable Recoveries	S-43

Deficiency Amount	S-33

Definitive Notes	S-28

Delinquent Receivable	S-43

Determination Date	S-1

Eligible Servicer	S-43

Equity Certificate	S-1

ERISA	S-38

Event of Default	S-29

Excess Receipts	S-43

Exchange Act	S-28

Final Scheduled Payment Date	S-21

Financed Vehicles	S-2

Fitch	S-5

Funding Date	S-3

Funding Period	S-43

Indenture	S-21

Indenture Trustee	S-21

Initial Cutoff Date	S-2

Insurance Agreement	S-5

Insurance Agreement Event of Default	S-30

Insurance Proceeds	S-43

Insured Payment	S-33

Insurer Insolvency	S-43

Investment Company Act	S-38

Liquidated Receivable	S-43

Liquidation Proceeds	S-43

MBIA Inc.	S-34

Monthly Available Funds	S-44

Moody’s	S-5

Nonconforming Receivable	S-14

Note Guaranty Insurance Policy	S-5

Note Insurer Default	S-44

Noteholder Approval	S-44

Obligors	S-2

OID	S-38

Owner Trustee	S-11

Payment Date	S-1

Pre-Funding Account	S-3

Preference Amount	S-33

Premium	S-44

Principal Collections	S-44

Principal Deficit	S-33

PTCE	S-39

Receivables	S-2

Receivables Pool	S-2

Receivables Purchase Price	S-44

Record Date	S-1

Regulation	S-39

Reimbursement Obligations	S-45

Repurchase Price	S-45

Repurchased Receivable	S-45

Reserve Fund	S-4

Reserve Fund Minimum	S-27

Reserve Fund Requirement	S-27

Revenue Fund	S-21

S&P	S-5

SEC	v

Seller	S-1

Servicer	S-15

Servicer Event of Default	S-37

Servicing Agreement	S-36

Servicing Fee	S-37

Statistical Cutoff Date	S-3

Subsequent Cutoff Date	S-2

Subsequent Receivables	S-3

Transfer Agreements	S-36

Transfer and Assignment Agreement	S-36

Transfer Date	S-21

Trust	S-1

Trust Agreement	S-10

Trust Property	S-2

Warehouse	S-41

Warehouse Lender	S-41

Weighted Average Life	S-18

APPENDIX A

      This Appendix A contains performance data as of May 31, 2001 on the pools of receivables included in COAF’s securitizations. The pool performance below shows the monthly cumulative net loss rates for eight individual pools of receivables. Capital One Financial Corporation purchased the predecessor of COAF, Summit Acceptance Corporation, after the funding of the 1998-A pool of receivables. This Appendix A includes the following information on these past securitizations:

(1) Pool summaries (including the original pool balance, current pool balance, initial weighted average annual percentage rate (APR), initial weighted average original term and initial weighted average remaining term); and

(2) Net cumulative losses as a percentage of original pool balance.

Pool Summaries

	Initial	Current				Initial Wtd. Avg.
	Receivables	Receivables	Original Note	Current Note	Initial Wtd. Avg.	Remaining Term
	Balance	Balance	Balance	Balance	APR	(months)

1996-A*	$39,998,349	$—	$40,000,000	$—	20.37%	40.30
1997-A*	49,996,477	—	50,000,000	—	20.66%	54.70
1997-B*	49,995,248	—	50,000,000	—	20.88%	55.88
1997-C	60,000,168	7,306,290	60,000,000	5,440,016	20.45%	55.98
1998-A	79,999,400	14,414,626	80,000,000	13,982,999	20.03%	55.64
1999-A	350,000,000	150,961,073	350,000,000	138,317,238	19.18%	53.89
2000-A	331,631,077	239,572,565	325,000,000	225,813,238	18.25%	59.21
2000-B	433,673,456	389,818,514	425,000,000	371,943,980	17.97%	61.61

A-1

MONTHLY NET CUMULATIVE LOSS RATES

(as a % of Original Pool Balance)

As of May 31, 2001

	1996-A*	1997-A*	1997-B*	1997-C	1998-A	1999-A	2000-A	2000-B

Original Pool Balance	$39,998,349	$49,996,477	$49,995,248	$60,000,168	$79,999,400	$350,000,000	$331,631,077	$433,673,456
Months from Issuance

1	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

2	0.59	0.07	0.00	0.00	0.01	0.00	0.01	0.00

3	0.78	0.13	0.24	0.04	0.02	0.08	0.05	0.06

4	1.32	0.79	0.89	0.35	0.16	0.36	0.18	0.27

5	2.71	1.39	1.40	0.72	0.59	0.64	0.45	0.59

6	3.37	2.26	2.26	1.23	1.07	1.07	0.78	0.91

7	4.12	3.46	2.94	1.56	1.56	1.42	1.18

8	4.73	4.64	3.49	2.15	2.15	1.85	1.65

9	5.32	5.92	4.34	2.75	2.78	2.23	2.13

10	5.77	6.93	4.81	3.25	3.41	2.67	2.60

11	6.44	8.15	5.14	3.72	4.03	3.00	3.06

12	7.16	8.68	5.76	4.33	4.48	3.28	3.41

13	7.79	9.24	6.20	4.96	4.78	3.63	3.79

14	8.37	10.11	6.61	5.53	5.09	4.00

15	8.83	10.52	6.98	6.11	5.42	4.33

16	9.68	10.90	7.64	6.72	5.79	4.78

17	10.31	11.30	8.22	7.11	6.16	5.20

18	11.26	11.61	8.88	7.25	6.55	5.42

19	11.84	12.04	9.43	7.54	6.99	5.79

20	11.90	12.39	9.90	7.97	7.44	6.14

21	11.92	13.03	10.38	8.37	7.80	6.47

22	12.27	13.22	10.65	8.80	8.17	6.78

23	12.40	13.60	10.79	9.25	8.52	7.08

24	12.65	13.89	11.08	9.66	8.89	7.34

25	12.79	14.32	11.34	10.00	9.10

26	13.05	14.81	11.68	10.26	9.38

27	13.30	15.02	11.99	10.54	9.60

28	13.66	15.20	12.24	10.65	9.86

29	13.69	15.49	12.68	10.81	10.02

30	14.12	15.70	13.01	11.03	10.32

31	14.35	15.99	13.26	11.20	10.53

32	14.49	16.22	13.59	11.33	10.76

33	14.56	16.40	13.84	11.48	11.01

34	14.60	16.66	13.91	11.66	11.13

35	14.70	16.84	14.00	11.89	11.26

36	14.74	16.94	14.17	12.01	11.37

37	14.86	17.25	14.38	12.16	11.53

38	14.87	17.27	14.55	12.29	11.66

39	14.98	17.37	14.71	12.42

40	14.98	17.42	14.88	12.54

41	15.07	17.45	15.00	12.62

42	15.06	17.44	15.05	12.64

43		17.49	15.20

44		17.62	15.29

45		17.69	15.37

46		17.77

47		17.79

48		17.86

49		17.88

50		17.91

*	Clean-up call exercised

A-2

APPENDIX B

NOTE GUARANTY INSURANCE POLICY

OBLIGATIONS:	$[ ]	POLICY NUMBER: [ ]
Capital One Auto Finance Trust 2001-A
Automobile Receivable-Backed Notes, Series 2001-A
Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes

      MBIA Insurance Corporation (the “Note Insurer”), in consideration of the payment of the premium and subject to the terms of this Note Guaranty Insurance Policy (this “Policy”), hereby unconditionally and irrevocably guarantees to any Class A Noteholder that an amount equal to each full and complete Insured Payment will be received from the Note Insurer by Wells Fargo Bank Minnesota, National Association, or its successors, as Indenture Trustee for the Class A Noteholders (the “Indenture Trustee”), on behalf of the Class A Noteholders, for distribution by the Indenture Trustee to each Class A Noteholder of each Class A Noteholder’s proportionate share of the Insured Payment. The Note Insurer’s obligations hereunder with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Indenture Trustee, whether or not such funds are properly applied by the Indenture Trustee. Insured Payments shall be made only at the time set forth in this Policy, and no accelerated Insured Payments shall be made regardless of any acceleration of the Obligations, unless such acceleration is at the sole option of the Note Insurer.

      Notwithstanding the foregoing paragraph, this Policy does not cover shortfalls, if any, attributable to the liability of the Owner Trustee or the Indenture Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

      The Note Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the Note Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Note Insurer, irrevocably assigning to the Note Insurer all rights and claims of the Class A Noteholder relating to or arising under the Obligations against the debtor which made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Note Insurer as agent for such Class A Noteholder in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Note Insurer, provided that if such documents are received after 12:00 noon, New York City time, on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Class A Noteholder and not to any Class A Noteholder directly unless such Class A Noteholder has returned principal or interest paid on the Obligations to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Class A Noteholder.

      The Note Insurer will pay any Deficiency Amount payable hereunder no later than 12:00 noon, New York City time, on the later of the Payment Date on which the related Deficiency Amount is due or the second Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as Fiscal Agent for the Note Insurer or any successor fiscal agent appointed by the Note Insurer (the “Fiscal Agent”) of a Notice (as described below); provided that if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim hereunder, it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Note Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended Notice.

      Insured Payments due hereunder, unless otherwise stated herein, will be disbursed by the Fiscal Agent to the Indenture Trustee on behalf of the Class A Noteholders by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Indenture Trustee for the payment of such Insured Payment and legally available therefor.

      The Fiscal Agent is the agent of the Note Insurer only, and the Fiscal Agent shall in no event be liable to Class A Noteholders for any acts of the Fiscal Agent or any failure of the Note Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under this Policy.

      Subject to the terms of the Indenture (as described below), the Note Insurer shall be subrogated to the rights of each Class A Noteholder to receive payments under the Class A Notes to the extent of any payment by the Note Insurer under the Policy.

      As used herein, the following terms shall have the following meanings:

      “Business Day” means any day other than (a) a Saturday or a Sunday; or (b) a day on which commercial banking or federal institutions in New York, New York, Charlotte, North Carolina, Falls Church, Virginia, Plano, Texas or in the city in which the principal trust office of the Indenture Trustee or the principal office of the Note Insurer, is located are authorized or obligated by law or executive order to close.

      “Class A Noteholder” means each Holder of a Class A Note (as defined in the Indenture) who, on the applicable Payment Date, is entitled under the terms of the applicable Class A Notes to payment thereunder.

      “Deficiency Amount” means, with respect to any Payment Date, the sum of (i) the excess, if any, of (a) the Class A Note Interest over (b) the sum of amounts available for payment from the Revenue Fund and all amounts then on deposit in the Reserve Fund as of such Payment Date (after giving effect to all payments pursuant to clauses First and Second of Section 5.05(c)(ii) of the Indenture), (ii) the excess, if any, of the Principal Deficit (as defined below) over the sum of amounts available for payment from the Revenue Fund and all amounts then on deposit in the Reserve Fund as of such Payment Date (after giving effect to all payments pursuant to clauses First through Sixth of Section 5.05(c)(ii) of the Indenture) and (iii) the Aggregate Outstanding Principal Balance of each Class of Class A Notes on its respective Final Scheduled Payment Date to the extent unpaid pursuant to clause (ii) above and after giving effect to all payments pursuant to clauses First through Seventh of Section 5.05(c)(ii) of the Indenture.

      “Indenture” means the Indenture dated as of [July   , 2001] between Wilmington Trust Company, as Owner Trustee and the Indenture Trustee, without regard to any amendment or supplement thereto unless such amendment or supplement has been approved in writing by the Note Insurer.

      “Insured Payment” means the sum of (i) as of any Payment Date, any Deficiency Amount and (ii) any Preference Amount.

      “Notice” means the telephonic or telegraphic notice, promptly confirmed in writing by facsimile substantially in the form of Exhibit A attached to this Policy, the original of which is subsequently delivered by registered or certified mail, from the Indenture Trustee specifying the Insured Payment which shall be due and owing on the applicable Payment Date.

      “Preference Amount” means any amount previously paid to Class A Noteholders on the Class A Notes that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final nonappealable order of a court having competent jurisdiction.

      “Principal Deficit” means, with respect to any Payment Date, the excess, if any, of (i) the Aggregate Outstanding Principal Balance of the Class A Notes as of the prior Payment Date (after application of all payments on such date) over (ii) the sum of the amount of the Aggregate Receivable Balance (as of the end of the related Collection Period), the amount on deposit in the Pre-Funding Account (as of the end of the related Collection Period) and the amount on deposit in the Reserve Fund (after giving effect to all payments on such Payment Date pursuant to clause (1) through (6) of Section 5.05(c)(ii) of the Indenture).

      Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Indenture as of the date of execution of this Policy, without giving effect to any subsequent amendment to or modification of the Indenture unless such amendment or modification has been approved in writing by the Note Insurer.

      Any notice hereunder or service of process on the Fiscal Agent may be made at the address listed below for the Fiscal Agent or such other address as the Note Insurer shall specify in writing to the Indenture Trustee.

      The notice address of the Fiscal Agent is 15th Floor, 61 Broadway, New York, New York 10006, Attention: Municipal Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify to the Indenture Trustee in writing.

      This Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

      The insurance provided by this Policy is not covered by the Property/ Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

      This Policy is not cancelable for any reason. The premium on this Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Obligations.

      IN WITNESS WHEREOF, the Note Insurer has caused this Policy to be executed and attested this                day of July, 2001.

MBIA INSURANCE CORPORATION

By

President

Attest:

By

Assistant Secretary

EXHIBIT A

TO NOTE GUARANTY INSURANCE POLICY

NUMBER: [               ]

NOTICE UNDER NOTE GUARANTY

INSURANCE POLICY NUMBER: [               ]

State Street Bank and Trust Company, N.A., as Fiscal Agent

for MBIA Insurance Corporation
61 Broadway, 15th Floor
New York, NY 10006
Attention: Municipal Registrar and Paying Agency

MBIA Insurance Corporation

113 King Street
Armonk, NY 10504

      The undersigned, a duly authorized officer of                , as indenture trustee (the “Indenture Trustee”), hereby certifies to State Street Bank and Trust Company, N.A. (the “Fiscal Agent”) and MBIA Insurance Corporation (the “Note Insurer”), with reference to Note Guaranty Insurance Policy Number: [               ] (the “Policy”) issued by the Note Insurer in respect of the Capital One Auto Finance Trust 2001-A, Automobile Receivable-Backed Notes, Series 2001-A, Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes (the “Obligations”), that:

(i) the Indenture Trustee is the indenture trustee under the Indenture dated as of [July , 2001] between Wilmington Trust Company, as Owner Trustee and Wells Fargo Bank Minnesota, National Association, as Indenture Trustee, as Indenture Trustee for the Class A Noteholders;

(ii) the Deficiency Amount for the Payment Date occurring on (the “Applicable Payment Date”) is $ (the “Deficiency Amount”);

(iii) the amount of previously distributed payments on the Obligations that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the Bankruptcy Code in accordance with a final nonappealable order of a court having competent jurisdiction is $ (the “Preference Amount”);

(iv) the total Insured Payment due is $ , which amount equals the sum of the Deficiency Amount and the Preference Amount;

(v) the Indenture Trustee is making a claim under and pursuant to the terms of the Policy for the dollar amount of the Insured Payment set forth in (ii) above to be applied to the payment of the Deficiency Amount on the Obligations for the Applicable Payment Date in accordance with the Indenture and for the dollar amount of the Insured Payment set forth in (iii) above to be applied to the payment of any Preference Amount; and

(vi) the Indenture Trustee directs that payment of the Insured Payment be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy: [INDENTURE TRUSTEE’S ACCOUNT].

      Any capitalized term used above in this Notice and not otherwise defined herein shall have the meaning assigned thereto in the Policy.

      Any Person Who Knowingly And With Intent To Defraud Any Insurance Company Or Other Person Files An Application For Insurance Or Statement Of Claim Containing Any Materially False Information, Or Conceals For The Purpose Of Misleading, Information Concerning Any Fact Material Thereto, Commits A Fraudulent Insurance Act, Which Is A Crime, And Shall Also Be Subject To A Civil Penalty Not To Exceed Five Thousand Dollars And The Stated Value Of The Claim For Each Such Violation.

      IN WITNESS WHEREOF, the Indenture Trustee has executed and delivered this Notice under the Policy as of the        day of           ,      .

, as Indenture Trustee

By
Title

Prospectus

Asset Backed Securities

Capital One Auto Receivables, LLC

Seller

Servicer

You should consider carefully the risk factors beginning on page 1 of this prospectus and the risk factors in the applicable prospectus supplement.

The notes represent obligations of or interests in, the related issuer only and are not guaranteed by, any person (including Capital One Auto Finance, Inc., Capital One Auto Receivables, LLC or any of their affiliates) other than note insurer pursuant to a related note guaranty insurance policy and neither the securities nor the underlying receivables are insured or guaranteed by any governmental entity.

This prospectus may be used to offer and sell securities only if accompanied by a prospectus supplement for the related issuer.
The issuers may periodically issue asset-backed notes and/or certificates in one or more series with one or more classes, and each issuer will own:

  •  motor vehicle retail installment sales contracts and installment loans secured by new and used automobiles and/or light trucks;

  • collections on the receivables;

  • liens on the financed vehicles and the rights to receive proceeds from claims on insurance policies;

  • funds in the accounts of the issuer; and

  • any credit enhancement issued in favor of the issuer.

The securities:

  • will represent indebtedness of the issuer that issued those securities, in the case of the notes, or beneficial interests in the trust that issued those securities, in the case of the certificates;

  • will be paid only from the assets of the issuer that issued those securities;

  • will represent the right to payments in the amounts and at the times described in the applicable prospectus supplement;

  • may benefit from one or more forms of credit enhancement; and

• will be issued as part of a designated series, which may include one or more classes of notes and one or more classes of certificates.

Neither the SEC nor any state securities commission has approved or disapproved these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

July 10, 2001

OVERVIEW OF THE INFORMATION IN THIS PROSPECTUS

AND THE APPLICABLE PROSPECTUS SUPPLEMENT

      We provide information about your securities in two separate documents: (a) this prospectus, which provides general information, some of which may not apply to a particular series of notes or certificates, including your series; and (b) the applicable prospectus supplement, which describes the specific terms of your series, including information about:

•	the type of securities offered;

•	certain risks relating to an investment in the securities;

•	the timing and amount of interest and principal payments;

•	the receivables underlying your securities;

•	the credit enhancement for each class;

•	the credit ratings; and

•	the method of selling the securities.

      Whenever information in the applicable prospectus supplement is more specific than the information in this prospectus, you should rely on the information in the applicable prospectus supplement.

      You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any jurisdiction where the offer is not permitted.

      We include cross-references in this prospectus and in the applicable prospectus supplement to captions in these materials where you can find further related discussions. The table of contents in this prospectus and the table of contents included in the applicable prospectus supplement provide the pages on which these captions are located.

      To understand the structure of these securities, you must read carefully this prospectus and the applicable prospectus supplement in their entirety.

ii

RISK FACTORS

      An investment in the securities involves significant risks. Before you decide to invest, we recommend that you carefully consider the following risk factors.

You must rely for repayment only upon the issuer’s assets which may not be sufficient to make full payments on your securities	Your securities are either secured by or represent beneficial ownership interests solely in the assets of the related issuer. Your notes will not represent an interest in or obligation of us, COAF or any other person. We, COAF or another entity may have a limited obligation to repurchase some receivables under some circumstances as described in the applicable prospectus supplement. Distributions on any class of securities will depend solely on the amount and timing of payments and other collections in respect of the related receivables and any credit enhancement for the securities specified in the applicable prospectus supplement. We cannot assure you that these amounts, together with other payments and collections in respect of the related receivables, will be sufficient to make full and timely distributions on your securities. The securities and the receivables will not be insured or guaranteed, in whole or in part, by the United States or any governmental entity. Certain notes may be insured by a note insurer.

The issuer’s interest in the receivables could be defeated because the contracts will not be delivered to the issuer	The servicer will maintain possession of the original contracts for each of the receivables. If the servicer sells or pledges and delivers the original contracts for the receivables to another party, in violation of its obligations under the agreements for the securities, this party could acquire an interest in the receivable having a priority over the issuer’s interest. Furthermore, if the servicer becomes the subject of a bankruptcy proceeding, competing claims to ownership or security interests in the receivables could arise. These claims, even if unsuccessful, could result in delays in payments on the securities. If successful, the attempt could result in losses or delays in payment to you or an acceleration of the repayment of the securities.

The issuer’s security interest in the financed vehicles will not be noted on the certificates of title, which may cause losses	Upon the origination of a receivable, COAF or its predecessor in interest or affiliate, as applicable, takes a security interest in the financed vehicle by placing a lien on the title to the financed vehicle. In connection with each sale of receivables to the seller, COAF or its affiliate, as applicable, will assign its security interests in the financed vehicles to the seller, who will further assign them to the issuer. The lien certificates or certificates of title relating to the financed vehicles will not be amended or reissued to identify the issuer as the new secured party. In the absence of an amendment or reissuance, the issuer may not have a perfected security interest in the financed vehicles securing the receivables in some states. COAF will be obligated to repurchase any receivable sold to the issuer which did not have a perfected security interest in the name of COAF or an affiliate, as applicable, in the financed vehicle. The servicer will purchase any receivable sold to the issuer as to which it failed to maintain a perfected security interest in the financed vehicle securing the receivable. All of these purchases and repurchases are limited to breaches that materially and adversely affect the receivable subject to the expiration of the applicable cure period. If the issuer has failed to obtain or maintain a perfected security interest in a financed vehicle, its security interest would be subordinate to, among others, a bankruptcy trustee of the obligor, a subsequent purchaser of the financed vehicle or a holder of a perfected security interest in the financed vehicle or a bankruptcy trustee of such holder. If the issuer elects to attempt to repossess the related financed vehicle, it might not be able to realize any liquidation proceeds on the financed vehicle and, as a result, you may suffer a loss.

Receivables that fail to comply with consumer protection laws may result in losses on your investment	Federal and state consumer protection laws regulate the creation, collection and enforcement of consumer loans such as the receivables. These laws impose specific statutory liabilities upon creditors who fail to comply with their provisions. These laws may also make an assignee of a loan, such as the issuer, liable to the obligor for any violation by the lender. In some cases, this liability could affect an assignee’s ability to enforce its rights related to secured loans such as the receivables. To the extent specified in this prospectus and in the applicable prospectus supplement, COAF will be obligated to repurchase any receivable that fails to comply with these legal requirements from the issuer. If COAF fails to repurchase that receivable, you might experience delays and/or reductions in payments on your securities. See “Material Legal Aspects of the Receivables — Consumer Protection Law” in this prospectus.

Bankruptcy of the seller could result in delays in payments or losses on your securities	The seller intends that its sale or contribution of the receivables to the issuer will be a valid sale and assignment of the receivables to the issuer. If the seller were to become a debtor in bankruptcy case and a creditor or trustee-in-bankruptcy of the seller or the seller itself were to take the position that the sale or contribution of receivables by the seller to the issuer should instead be treated as a pledge of the receivables to secure a borrowing of the seller, delays in payments of collections on the receivables to securityholders could occur. If a court ruled in favor of any such trustee, debtor or creditor, reductions in the amounts of such payments could result. If the transfer of receivables by the seller to the issuer is treated as a pledge instead of a sale, a tax or governmental lien on the property of the seller arising before the transfer of the receivables to the issuer may have priority over the issuer’s interest in those receivables. If the transactions are treated as a sale or contribution, the receivables would not be part of the seller’s bankruptcy estate and would not be available to the seller’s creditors.

COAF and the seller have limited obligations to the issuer and will not make payments on the securities	COAF, the seller and their affiliates are generally not obligated to make any payments to you on your securities. COAF, the seller and their affiliates do not guarantee payments on the receivables or your securities. However, COAF will make representations and warranties about the characteristics of the receivables.

If COAF breaches a representation or warranty for a receivable, COAF may be required to repurchase that receivable. If COAF fails to repurchase that receivable, you might experience delays and/or reductions in payments on the securities. See “Description of the Transfer Agreements, the Servicing Agreement and the Administration Agreement — Sale and Assignment of the Receivables” in this prospectus.

In addition, in some circumstances, the servicer may be required to purchase receivables. If the servicer fails to purchase receivables, you might experience delays and/or reductions in payments on your securities. See “Description of the Transfer Agreements, the Servicing Agreement and the Administration Agreement — Payments and Distributions on the Securities” in this prospectus.

Interests of other persons in the receivables and financed vehicles could be superior to the issuer’s interest, which may result in reduced payments on your securities	Due to, among other things, liens for repairs of a financed vehicle or for unpaid taxes of an obligor, the issuer could lose the priority of its security interest in a financed vehicle. Neither COAF nor the servicer will have any obligation to repurchase or purchase, respectively, a receivable if these liens result in the loss of the priority of the security interest in the financed vehicle after the issuance of securities by the issuer. Generally, no action will be taken to perfect the rights of the issuer in proceeds of any insurance policies covering individual financed vehicles or obligors. Therefore, the rights of a third party with an interest in the proceeds could prevail against the rights of the issuer prior to the time the proceeds are deposited by the servicer into an account controlled by the applicable trustee or indenture trustee. See “Material Legal Aspects of the Receivables — Security Interests in the Financed Motor Vehicles” in this prospectus.

Commingling of assets by the servicer could reduce or delay payments on the securities	The servicer will be required to deposit all collections and proceeds of the receivables collected during each collection period into the collection account within two business days of receipt and posting. The applicable prospectus supplement for a particular series may provide that, in the event that:

• there exists no servicer default under the transaction documents;

• the credit enhancement provider, if any, consents; and

• each other condition to making monthly or less frequent deposits as may be required by the applicable rating agencies are satisfied;

the servicer may not be required to deposit collections into the collection account until on or before the business day on which the funds are needed to make the required distributions to securityholders. In such cases, such requirements are satisfied, the servicer will also deposit the aggregate purchase price of any receivables purchased by it into the collection account on the same date. In such cases, until these funds have been deposited into the collection account, the servicer may invest these funds at its own risk and for its own benefit and will not segregate them from its own funds. If the servicer were unable to remit such funds, the securityholders might incur a loss.

Extensions and deferrals of payments on receivables could increase the average life of the securities	In some circumstances, the servicer may permit an extension on or deferral of payments due on receivables on a case-by-case basis. In addition, the servicer may from time to time solicit or offer obligors an opportunity to defer payments. Any of these deferrals or extensions may extend the maturity of the receivables and increase the weighted average life of the securities. The weighted average life and yield on your securities may be adversely affected by extensions and deferrals on the receivables. However, the servicer must purchase the receivable from the issuer if any payment deferral of a receivable extends the term of the receivable beyond the latest final scheduled payment date for any class of related securities.

If COAF is no longer the servicer, you may experience delays in payment or losses on your securities	If COAF is removed as servicer or is no longer able to act as the servicer, there may be delays in processing payments or losses on the receivables because of the disruption of transferring servicing to the successor servicer, or because the successor servicer is not as experienced in servicing as COAF. This might cause you to experience delays in payments or losses on your securities.

The application of the Soldier’s and Sailor’s Civil Relief Act may lead to delays in payment or losses on your securities	In some circumstances, the Soldier’s and Sailor’s Civil Relief Act of 1940, as amended, and similar state legislation may limit the interest payable on a receivable during an obligor’s active military duty. This legislation could adversely affect the ability of the servicer to collect full amounts of interest on these receivables as well as to foreclose on an affected receivable during the obligor’s period of active military duty. This legislation may thus cause delays and losses in payments to holders of the securities.

The absence of a secondary market could limit your ability to resell your securities	If you want to sell your securities you must locate a purchaser that is willing to purchase those securities. The underwriters intend to make a secondary market for the securities. The underwriters will do so by offering to buy the securities from investors that wish to sell. However, the underwriters will not be obligated to make offers to buy the securities and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay, were they to be given the opportunity. There have been times in the past where there have been very few buyers of asset backed securities, and there may be these times again in the future. As a result, you may not be able to sell your securities when you want to do so or you may not be able to obtain the price that you wish to receive.

You may not be able to exercise your rights as a securityholder directly	Each class of securities of a given series will be initially represented by one or more certificates registered in the name of Cede & Co., or any other nominee for The Depository Trust Company set forth in the applicable prospectus supplement, and will not be registered in the names of the holders of the securities of such series or their nominees. Persons acquiring beneficial ownership interests in any series of securities may hold their interests through The Depository Trust Company in the United States or Clearstream Bank, societé anonyme or the Euroclear System in Europe. Because of this, unless and until definitive securities for such series are issued, holders of such securities will not be recognized by the issuer or any applicable trustee or indenture trustee as certificateholders, or noteholders, as the case may be. Hence, until definitive securities are issued, holders of such securities will only be able to exercise the rights of securityholders indirectly through The Depository Trust Company and its participating organizations. See “Description of the Securities — Book-Entry Registration” in this prospectus.

The securities may not be a suitable investment for you	The securities are not a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The securities are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

The ratings for the securities are limited in scope, may not continue to be issued and do not consider the suitability of the securities for you	We will issue a class of securities only if that class receives the rating specified in the applicable prospectus supplement. The rating considers only the likelihood that the issuer will pay interest on time and will ultimately pay principal in full or make full distributions of security balance. A security rating is not a recommendation to buy, sell or hold the securities. The rating agencies may revise or withdraw the ratings at any time. Ratings on the securities do not address the timing of distributions of principal on the securities prior to the applicable final scheduled payment date. The ratings do not consider the prices of the securities or their suitability to a particular investor. If a rating agency changes its rating or withdraws a rating, no one has an obligation to provide additional credit enhancement or to restore the original rating.

CAPITALIZED TERMS

      The capitalized terms used in this prospectus, unless defined elsewhere in this prospectus, have the meanings set forth in the glossary at the end of this prospectus.

DESCRIPTION OF THE ISSUERS

      With respect to each series of securities the seller, Capital One Auto Receivables, LLC, a wholly-owned special purpose, bankruptcy remote subsidiary of COAF, will establish a separate issuer that will issue the securities of that series. Each issuer will be either a limited liability company formed pursuant to a limited liability agreement or a trust formed pursuant to a trust agreement between the seller and the trustee as specified in the applicable prospectus supplement for that trust. The issuer will be formed in accordance with the laws of Delaware or New York, as specified in the applicable prospectus supplement. The seller will sell and assign or contribute the receivables and other specified issuer property to the issuer in exchange for those securities.

      The issuer may issue asset-backed notes and may, if a trust, issue asset-backed certificates, in one or more classes, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in the applicable prospectus supplement. The notes and certificates of a series are collectively referred to as securities. Any notes that are issued will represent indebtedness of the issuer and will be issued and secured pursuant to an indenture between the issuer and the indenture trustee specified in the applicable prospectus supplement. Any certificates that are issued will represent beneficial interests in that trust.

      In addition to and to the extent specified in the applicable prospectus supplement, the “Issuer Property” will include:

•	a pool of motor vehicle installment sales contracts and installment loans made by COAF, its predecessors in interest, or an affiliate, third party or through a Dealer that sold a motor vehicle, all of which are secured by new and/or used automobiles and/or light trucks;

•	the seller’s right to all documents and information contained in the Custodian Files;

•	collections and all other amounts due under the receivables after the cutoff date as specified in the applicable prospectus supplement;

•	security interests in the new and used automobiles and/or light trucks financed by the receivables;

•	any of COAF’s rights to receive proceeds from claims on credit life, disability, theft and physical damage insurance policies covering the financed vehicles or the obligors under the receivables;

•	some of COAF’s rights relating to the receivables purchased from Dealers under Dealer Agreements between COAF and the Dealers that sold the financed vehicles;

•	all amounts on deposit in the applicable Issuer Accounts, including the related collection account and any other account identified in the applicable prospectus supplement, including all eligible investments credited thereto (but excluding any investment income from eligible investments which is to be paid to the servicer of the receivables or as otherwise specified in the applicable prospectus supplement), if any;

•	the rights of the issuer under the servicing agreement;

•	the rights under any credit enhancement to the extent specified in the applicable prospectus supplement;

•	any other property specified in the applicable prospectus supplement; and

•	all proceeds of the foregoing.

      To the extent specified in the applicable prospectus supplement, an insurance policy, reserve fund, spread account or other form of credit enhancement may be a part of the property of any given issuer or may be held by the applicable trustee for the benefit of Holders of the related securities. To the extent specified in the applicable prospectus supplement, an interest rate or currency swap or other hedge agreement may also be a part of the property of any given issuer or may be held by the applicable trustee or indenture trustee for the benefit of Holders of the related securities.

      If so provided in the applicable prospectus supplement, the property of an issuer may also include a pre-funding account, into which the seller will deposit cash and will be used by the issuer to purchase receivables from COAF during a specified period. Any receivables so conveyed to an issuer will also be assets of the issuer.

      Prior to formation, each issuer will have no assets or obligations. After formation, each issuer will not engage in any activity other than acquiring and holding the related receivables, issuing the related securities, distributing payments in respect thereof and any other activities described in this prospectus, in the applicable prospectus supplement and in the trust agreement or limited liability company agreement of the issuer, as applicable. No issuer will acquire any receivables or assets other than the Issuer Property.

DESCRIPTION OF THE TRUSTEE

      The trustee for any issuer that is a trust will be specified in the applicable prospectus supplement. The trustee’s liability in connection with the issuance and sale of the related securities is limited solely to the express obligations of the trustee set forth in the related trust agreement. The trustee may resign at any time, in which event the administrator, if any, or the servicer, will be obligated to appoint a successor trustee. The servicer or administrator of each trust may also remove the trustee if:

•	the trustee ceases to be eligible to continue as trustee under the related trust agreement; or

•	the trustee becomes insolvent.

      In either of these circumstances, the servicer or administrator, if any, must appoint a successor trustee. If the trustee resigns or is removed, the resignation or removal and appointment of a successor trustee will not become effective until the successor trustee accepts its appointment.

      The principal offices of each trust and the related trustee will be specified in the applicable prospectus supplement.

DESCRIPTION OF THE RECEIVABLES

The Receivables

      The receivables consist of motor vehicle retail installment sales contracts and installment loans. These contracts and loans are secured by new and used automobiles and/or light trucks manufactured by a number of automobile manufacturers. The receivables to be transferred to any issuer have been or will be purchased or originated by COAF or an affiliate. See “Capital One Auto Finance, Inc.’s Origination and Servicing Procedures” in this prospectus.

The Receivables Pool

      The receivables to be purchased by each issuer, also known as the “receivables pool”, will be selected by the seller based upon the satisfaction of several criteria, including that each receivable:

•	is secured by a financed motor vehicle that contractually was required to be insured at the inception of the loan and, as of the related cutoff date, has not been repossessed without reinstatement;

•	has not been identified on the computer files of COAF as relating to an obligor who was the subject of a bankruptcy proceeding as of the related cutoff date;

•	provides for fully amortizing level scheduled monthly payments, except for the first and last payment, which may be minimally different from the level payments, and for the accrual of interest according to either the Simple Interest Method or the Scheduled Interest Method;

•	not be 30 days or more delinquent on the related cutoff date; and

•	satisfies any additional criteria specified in the applicable prospectus supplement.

      The seller will not use any selection procedures in selecting the receivables for each receivables pool that are materially adverse to the securityholders of that series.

      The seller will sell or transfer receivables having an aggregate receivables balance specified in the applicable prospectus supplement as of the related cutoff date to the applicable issuer. The purchase price paid by each issuer for each receivable included in the Issuer Property of the issuer will either reflect the principal balance of the receivable as of the cutoff date calculated under the Scheduled Interest Method or Simple Interest Method or another method as specified in the applicable prospectus supplement.

      Additional information with respect to the receivables pool securing each series of securities will be set forth in the applicable prospectus supplement including, to the extent appropriate, the composition of the receivables, the distribution of annual percentage rate, the distribution by the States where the receivables were originated and the portion of the receivables pool secured by new vehicles and used vehicles.

Calculation Methods

      Each of the receivables included in the Issuer Property of an issuer will be a contract where the allocation of each payment between interest and principal is calculated using either the Scheduled Interest Method or the Simple Interest Method.

      “Simple Interest Receivables” means receivables pursuant to which the payments due from the obligors during any month are allocated between finance charges, principal and other charges based on the actual date on which a payment is received. For these receivables, interest accrued as of the actual Payment Date is paid first, and then the remaining payment is applied to the unpaid principal balance and then to other charges. Accordingly, if an obligor pays the fixed monthly installment in advance of the due date, the portion of the payment allocable to interest for that period since the preceding payment will be less than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the principal balance will be correspondingly greater. Conversely, if an obligor pays the fixed monthly installment after its due date, the portion of the payment allocable to interest for the period since the preceding payment will be greater than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the principal balance will be correspondingly smaller. When necessary, an adjustment is made at the maturity of the receivable to the scheduled final payment to reflect the larger or smaller, as the case may be, allocations of payments to interest or principal under the receivable as a result of early or late payments, as the case may be. Late payments, or early payments, on a Simple Interest Receivable may result in the obligor making a greater — or smaller — number of payments than originally scheduled. The amount of additional payments required to pay the outstanding principal balance in full generally will not exceed the amount of an originally Scheduled Payment. If an obligor elects to prepay a Simple Interest Receivable in full, the obligor will not receive a rebate attributable to unearned finance charges. Instead, the obligor is required to pay finance charges only to, but not including, the date of prepayment. The amount of finance charges on a Simple Interest Receivable that would have accrued from and after the date of prepayment if all monthly payments had been made as scheduled will generally be greater than the rebate on a Scheduled Interest Receivable that provides for a Rule of 78s rebate, and will generally be equal to the rebate on a Scheduled Interest Receivable that provides for an actuarial rebate, as is described in the following paragraph.

      “Scheduled Interest Receivables” are receivables that provide for amortization of the amount financed over a series of fixed, level-payment monthly installments. Each monthly installment, including the monthly installment representing the final payment on the receivable, consists of an amount of interest equal to   1/12 of the Contract Rate of the amount financed multiplied by the unpaid principal balance of the amount financed, and an amount of principal equal to the remainder of the monthly payment.

CAPITAL ONE AUTO FINANCE, INC.

ORIGINATION AND SERVICING PROCEDURES

      The following is a description of the origination, underwriting and servicing of COAF’s portfolio of motor vehicle loans as of the date of this prospectus. The applicable prospectus supplement will describe any material changes to this information with respect to the origination, underwriting and servicing of the pool of receivables transferred to the related issuer.

Origination

      COAF, its predecessors in interest, and affiliates, or collectively, the originators, may originate receivables in any of the following ways:

•	making a direct loan to an obligor either through the originator directly or through a Dealer that performs certain ministerial loan processing functions on behalf of the originator;

•	purchasing a retail installment sales contract or a retail installment loan from a Dealer pursuant to a Dealer Agreement between the originator and the Dealer;

•	purchasing/originating a receivable pursuant to a flow agreement with a third party; or

•	bulk purchases of receivable portfolios from third parties.

      The originators establish and maintain relationships with Dealers. COAF selects Dealers based upon the Dealer’s commercial reputation, the prior experience of the Dealer or the Dealer’s predecessor organization and, in some cases, a financial review of the Dealer. Each Dealer from whom an originator purchases a receivable or that performs certain ministerial loan processing functions for direct loans generally must execute a Dealer Agreement with the originator that, among other things, sets out the guidelines and procedures of the purchasing and origination process. COAF enters into Dealer Agreements primarily with Dealers that are franchised to sell new and used motor vehicles. In addition to purchasing receivables from Dealers, COAF may also extend loans and lines of credit to some Dealers for, among other things, inventory financing and other commercial purposes. COAF only extends loans or lines of credit to Dealers based upon a financial review, and these Dealers are evaluated through periodic financial reviews and formalized credit review procedures.

      These Dealer Agreements provide for the repurchase by the Dealer of any receivable for its outstanding principal balance, plus accrued but unpaid interest, if any representations or warranties made by the Dealer relating to the receivable are breached. The representations and warranties typically relate to the origination of the receivable and the security interest in the related financed vehicle and not to the collectability of the receivable of the creditworthiness of the obligor thereunder. The originators offer risk-based pricing programs to Dealers to cover various levels of obligor risk.

      Each originator also may establish and maintain relationships with third parties who will refer individual receivable applications to such originator or sell individual receivables to the originator from time to time. Each of these parties must execute a flow agreement with such originator which sets out, among other things, the guidelines and procedures of the purchasing process. Such flow agreements provide for the repurchase by the flow party of any receivable if any representations or warranties made by the flow party relating to the receivable are breached.

Underwriting of Motor Vehicle Contracts

      The standard receivable originated or purchased by COAF or its affiliates is a fully amortizing, level payment receivable. The maximum contract term is 72 months, and the interest rate is limited by the State’s maximum applicable interest rate. Receivables originated or purchased by COAF or its affiliates typically require a minimum down payment of 10 percent of the purchase price. The contract term is determined by the age and mileage of the motor vehicle, payment amount, interest rate and Dealer discount. In the case of receivables underwritten by COAF, the interest rate is determined based on the applicant’s COAF Credit Score and the credit history of the obligor. Unless set forth in the applicable prospectus supplement, all receivables originated directly by COAF or its affiliates or purchased by COAF or its affiliates from Dealers are underwritten by COAF or pursuant to credit criteria developed by COAF.

      Underwriting decisions are centralized in the Plano, Texas office of COAF and are based primarily on the quantitative and, to a lesser extent, qualitative analysis of the applicant’s credit history. COAF’s credit approval guidelines comprise numerous evaluation criteria, including credit history, payment and debt-to-income ratios, employment and residence stability, COAF Credit Score and loan to value ratio. COAF utilizes an automated loan application processing system which enables credit analysts to incorporate detailed, objective credit criteria into the evaluation process. Additionally, proprietary systems have been developed to support the funding, accounting, repossession, and insurance claims-filing functions.

      To evaluate the potential purchase of a receivable from a Dealer by COAF or its affiliates, COAF requires the Dealer to provide, via facsimile, a completed credit application which lists the applicant’s assets, liabilities, income, credit and employment history and other personal information bearing on the decision to extend credit. When the facsimile application is received, the relevant data is entered into the loan application processing system by dedicated data processing personnel. In the case of receivables directly originated by COAF or its affiliates, the same data is collected by COAF or by a Dealer on behalf of COAF and entered into the loan application processing system. Once the data has been entered, an electronic credit report is requested and is used in conjunction with the applicant’s personal financial data to calculate a COAF Credit Score. The application process has utilized electronic imaging since the second quarter of 1998.

      When a credit analyst examines an application, the analyst will compare the data provided by the applicant to what is available through the applicant’s credit report. If there are discrepancies or omissions, the analyst will adjust the values in the application appropriately. For items that cannot be confirmed through the credit report or by other information sources, approval will be conditioned on receipt of supplementary documents such as a complete copy of an applicant’s tax return in the case of self-employed individuals. The central component in COAF’s analysis of a loan application is the applicant’s COAF Credit Score and key financial ratios, such as an applicant’s payment to income ratio. For all decisions that must be communicated to a Dealer, a fax is generated electronically by the computer system and is sent to the dealership over a dedicated fax queuing system. The approved applications are classified into one of COAF’s risk-based tiers that determine the interest rate and dealer discount, if applicable, charged on the loan.

      Once an application has been approved by a credit analyst, the application is transferred to the funding and investigations department where all requisite information is examined to assure compliance with company policies involving the loans. After the funding review and verification process is completed, the amount financed, plus or minus the appropriate dealer participation or dealer discount and fees, if applicable, is transferred to the Dealer, usually electronically within 48 hours. After the transfer of loan proceeds to the Dealer, COAF will confirm with the borrower that the motor vehicle was delivered and verify the make, model and accessories. If the motor vehicle is not delivered or has been returned, or if the motor vehicle delivered to the buyer does not match the description provided to COAF of the motor vehicle that secures the loan, the loan proceeds will be returned to COAF by the Dealer.

Credit Scoring

      In the first quarter of 1997, COAF began using a pooled data scorecard to assist in making underwriting decisions. This scorecard was developed by Fair, Isaac and Company for the below prime auto industry. The implementation of this industry-based scorecard has produced a significant reduction in credit losses compared to COAF’s prior originations underwritten with no scoring model. Based on the positive results of this industry-based scorecard, COAF developed and implemented (along with Fair, Isaac and Company) its first generation custom proprietary scoring model. This first generation model was implemented in July 1998, and has resulted in further improvements in credit loss performance compared to prior originations. In October 1999, COAF implemented its second generation custom proprietary scoring model which was developed by Capital One and COAF jointly. This scorecard was further enhanced in July 2000.

      COAF utilizes its scoring models to assist in making the credit and pricing decisions, but it typically does not approve a credit application based solely upon the scoring model. COAF expects to continue to provide a technology platform that allows for increasingly complex scoring models and data mining.

Loan Servicing and Collections

      Payments due on loan contracts are distributed throughout the month with a majority of the due dates concentrated in the last half of the month. COAF typically mails out a monthly statement to its customers approximately fifteen days before the contractual due date. Further, COAF typically mails out past due notices ten days after the contractual due date.

      Collection activities with respect to delinquent accounts are performed by COAF at their Plano, Texas headquarters and are divided into the following areas: early-stage collections, mid-stage collections, late-stage collections, repossessions and vehicle remarketing. Early-stage collection efforts involve accounts that are less than 30 days delinquent, mid-stage collection efforts involve accounts that are 30-59 days delinquent, late-stage collection efforts involve accounts over 60 days delinquent, repossession efforts involve accounts which are in repossession status and vehicle remarketing efforts involve the sale of the repossessed vehicles.

      Delinquent accounts are broken down into queues that have a common problem (i.e., number of days delinquent, broken promise to pay, etc.) to be addressed by the collection staff. Furthermore, the queues are placed in order so that specific accounts are called at different times of the day. This means that the accounts are worked at a time of day or evening when the customer is most likely to be available for a phone call.

      A delinquent account typically enters the collection system on the third day of delinquency. A predictive dialer is used to make phone calls to certain borrowers whose payments are contractually past due. The predictive dialer is a computer controlled telephone dialing system which dials phone numbers of delinquent borrowers from a file of records extracted from borrower records. Once a live voice responds to the predictive dialer’s call, the system automatically transfers the call to a collector.

      Once an account becomes delinquent for 30 days, the account is transferred to mid-stage collections. When an account reaches this stage, the mid-stage collector contacts the customer to determine if the customer is making an effort to bring the account up to date or if a right to cure letter should be sent. If a right to cure letter is needed, the system will generate a letter based on the State laws and regulations in force in the customer’s State of residence.

      Once the right to cure period expires, COAF begins the repossession process. Although COAF prefers and encourages customers to make acceptable payment arrangements, a strong repossession policy is enforced. Repossession procedures typically begin when a customer is 45 to 60 days or more contractually delinquent, or all other methods of collection have been exhausted. The loan is typically charged off upon the earlier of 120 days delinquency or repossession. Repossession is carried out by independent contractors and repossessed vehicles are typically sold at auctions.

      Once COAF has possession of the automobile, the automobile is delivered to an auction. COAF has selected regional auction locations throughout the nation. To track repossessions, COAF has developed a customized database system that helps to maximize the auction proceeds from the sale of the repossessed motor vehicle, to file appropriate insurance claims and to receive appropriate refunds from Dealers. All of the documentation to receive repossession titles and to file insurance claims are prepared in the Plano, Texas office.

      COAF offers limited payment extensions to borrowers. Extensions will only be granted if all other methods of assisting the customer in meeting the contracted terms and conditions have been exhausted and the extension will bring the account current, and it appears that the customer has the willingness and the capacity to perform under the terms of the extension agreement. Extensions may be granted for only a one month period, only one extension may be granted in a 12-month period and only two extensions may be granted over the life of a loan. Extensions are limited to borrowers who have made at least six Scheduled Payments.

Insurance

      Each receivable requires the obligor to obtain and maintain collision and comprehensive insurance on the motor vehicle securing the receivable. As a prerequisite to acquiring a loan, the obligor must provide the originator with evidence of acceptable insurance, in the form of either a certificate of insurance, a binder or an agreement evidencing a commitment to provide insurance to the obligor. In the event such insurance coverage is not maintained, the servicer has the right, but is not obligated, to declare the receivable to be in default. Unless otherwise set forth in the applicable prospectus supplement, the servicer will not purchase a policy and charge the obligor for the amount of the premium of the insurance policy to cover any financed vehicle. However, in the event that an obligor’s insurance coverage lapses, the servicer may foreclose on the receivable.

Delinquency and Loss Information

      Information concerning the experience of COAF or other entity acting as servicer, pertaining to delinquencies, loan losses and recoveries with respect to its portfolio of receivables will be set forth in each applicable prospectus supplement. There can be no assurance that the delinquency, loan loss and recovery experience on any receivables related to a series of securities will be comparable to prior experience or to the information provided.

PREFUNDING ARRANGEMENT

      To the extent provided in the applicable prospectus supplement for a series of securities, the related contribution agreement or indenture may provide for a prefunding arrangement under which the related issuer commits to subsequently purchase additional receivables from the seller following the date on which the issuer is established and the related securities are issued and will be limited to a period not to exceed twelve months and an amount not to exceed 40% of the initial principal balance of the securities. With respect to a series of securities, the prefunding arrangement will require that any subsequent receivables transferred to the issuer conform to the requirements and conditions provided in the related contribution agreement including the requirement that the subsequent receivables satisfy all of the same credit and underwriting criteria as the initial receivables. If a prefunding arrangement is utilized in connection with the issuance of a series of securities, the servicer will establish an account, known as the prefunding account, in the name of the indenture trustee for the benefit of the securityholders into which a portion of the net proceeds received from the sale of the securities will be deposited and from which funds will be released during a specified period to purchase subsequent receivables from the seller. Upon each conveyance of subsequent receivables to the applicable issuer, an amount equal to the purchase price paid by the seller to COAF for the subsequent receivables will be released from the prefunding account and paid to the seller. If the amounts deposited in the prefunding account are not completely used by the end of the funding period, the remaining amounts in the prefunding account will be applied to prepay the securities in the manner set forth in the applicable prospectus supplement. Regular periodic information regarding the subsequent receivables will be included under Item 5 in each Current Report filed on Form 8-K with the Securities and Exchange Commission pursuant to the Securities and Exchange Act of 1934, as amended, with respect to each issuer to which subsequent receivables have been transferred.

      The utilization of a prefunding arrangement for a series of securities is intended to improve the efficiency of the issuance of the securities and the sale or contribution of the receivables to the related issuer through the incremental delivery of the applicable receivables on the Closing Date and during a specified period following the Closing Date for that series of securities. Prefunding arrangements allow for a more even accumulation of the receivables by the seller and COAF and the issuance of a larger principal amount of securities than would be the case without a prefunding arrangement.

      Although subsequent receivables will be subject to the same credit criteria and underwriting guidelines applied with respect to the origination of the initial receivables, subsequent receivables may be of a different credit quality and seasoning. The credit quality of the subsequent receivables may vary as a result of increases or decreases in the credit quality of the related obligors within the predefined acceptable range, which variations could impact the performance of the overall pool of receivables. The portfolio of initial receivables will also be subject to greater seasoning than the subsequent receivables due to the length of time elapsed from the dates of origination of those receivables and the sale of those receivables to the related issuer. Accordingly, less historical performance information will be available with respect to the subsequent contracts. Moreover, following the transfer of subsequent receivables to the applicable issuer, the characteristics of the entire pool of receivables included in the issuer may vary from those of the receivables initially transferred to the issuer.

MATURITY AND PREPAYMENT CONSIDERATIONS

      Unless otherwise provided in the applicable prospectus supplement, the weighted average life of the notes and the certificates of any series will generally be influenced by the rate at which the principal balances of the receivables are paid, which payments may be in the form of Scheduled Payments or prepayments. Each receivable is prepayable in full by the obligor at any time. Some receivables may require the obligor to pay a prepayment penalty if the obligor prepays all or a portion of the receivables. Full and partial prepayments on motor vehicle receivables included in the Issuer Property of an issuer will be paid or distributed to the related securityholders on the next Payment Date following the collection period in which they are received. To the extent that any receivable included in the Issuer Property of an issuer is prepaid in full, whether by the obligor, or as the result of a purchase by the servicer or a repurchase by COAF or otherwise, the actual weighted average life of the receivables included in the Issuer Property of the issuer will be shorter than a weighted average life calculation based on the assumptions that payments will be made on schedule and that no prepayments will be made. Weighted average life means the average amount of time until the entire principal amount of a receivable is repaid. Full prepayments may also result from liquidations due to default, receipt of proceeds from theft, physical damage, credit life and credit disability insurance policies, repurchases by the seller as a result of the failure of a receivable to meet the criteria set forth in the related contribution agreement and related servicing agreement or purchases by the servicer as a result of a breach of its covenants with respect to the receivables made by it or its servicing duties in the related contribution agreement and related servicing agreement. In addition, early retirement of the securities may be effected by the servicer exercising its option to purchase the remaining receivables included in the Issuer Property of the issuer on any Payment Date as of which the outstanding principal balance of the securities, after giving effect to the principal payments and distributions otherwise to be made on that Payment Date, has declined to or below the percentage of the outstanding principal balance of the securities as of the related Closing Date specified in the applicable prospectus supplement. See “Description of the Transfer Agreements, the Servicing Agreement and the Administration Agreement — Sale and Assignment of the Receivables” in this prospectus and “The Servicer” in the applicable prospectus supplement.

      The rate of full prepayments by obligors on the receivables may be influenced by a variety of economic, social and other factors. These factors include the unemployment rate, servicing decisions, seasoning of loans, destruction of vehicles by accident, loss of vehicles due to theft, sales of vehicles, market interest rates, the availability of alternative financing and restrictions on the obligor’s ability to sell or transfer the financed motor vehicle securing a receivable without the consent of the servicer. Any full prepayments or partial prepayments applied immediately will reduce the average life of the receivables.

      COAF can make no prediction as to the actual prepayment rates that will be experienced on the receivables included in the Issuer Property of any issuer in either stable or changing interest rate environments. Securityholders of each series will bear all reinvestment risk resulting from the rate of prepayment of the receivables included in the Issuer Property of the related issuer.

POOL FACTOR AND POOL INFORMATION

      For each issuer, the Pool Factor will be a six-digit decimal which the servicer will compute each month indicating the aggregate receivables balance at the end of the month as a fraction of (1) the aggregate receivable balance as of the related Closing Date plus (2) the aggregate receivable balance of any subsequent receivables added to the issuer as of the applicable subsequent cutoff date. The Pool Factor will be 1.000000 as of the Closing Date; thereafter, the Pool Factor will decline to reflect reductions in the aggregate receivable balance. The amount of a securityholder’s pro rata share of the aggregate receivable balance for a given month can be determined by multiplying the original denomination of the Holder’s security by the Pool Factor for that month.

      With respect to each issuer, the securityholders of record will receive monthly reports from the trustee, the servicer or indenture trustee, as applicable, concerning payments received on the receivables, the aggregate receivable balance, the Pool Factor and other relevant information. The Depository Trust Company will supply these reports to securityholders in accordance with its procedures. Since owners of beneficial interests in a global security of a given series will not be recognized as securityholders of that series, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in a global security by a request in writing addressed to the trustee, the servicer or indenture trustee, as applicable. Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by federal and/or State law. See “Description of the Securities — Statements to Securityholders” in this prospectus.

USE OF PROCEEDS

      The net proceeds from the sale of securities of a given series will be applied by the seller (1) to purchase the receivables from COAF and/or its affiliates, as applicable, pursuant to the related transfer and assignment agreement, (2) to deposit any amounts, if applicable, to the prefunding account, (3) to deposit any amounts, if applicable, to the reserve fund and to fund any other collateral accounts and (4) to pay other expenses in connection with the issuance of the securities. Any remaining amounts will be added to the seller’s general funds.

DESCRIPTION OF THE SELLER

      The seller, Capital One Auto Receivables, LLC, a wholly-owned special purpose, bankruptcy remote subsidiary of COAF, was formed as a limited liability company under the laws of the State of Delaware on January 26, 2001 and has a limited operating history. The seller was organized solely for the limited purpose of acquiring receivables and associated rights, issuing securities and engaging in related transactions. The seller’s limited liability company agreement limits the activities of the seller to the foregoing purposes and to any activities incidental to and necessary for these purposes. The principal executive offices of the seller are located at 2980 Fairview Park Drive, Falls Church, Virginia 22042 and the telephone number of the seller is (703) 205-1000.

DESCRIPTION OF THE SECURITIES

      A series of securities may include one or more classes of notes and certificates. Each issuer will issue the notes and the certificates for a particular series to the Holders of record of the notes and the Holders of record of the certificates, respectively. The following summary, together with the summaries contained under “Description of the Notes” and “Description of the Certificates” in the applicable prospectus supplement, describe all of the material terms of the offered securities. However, this summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes, the indenture, the certificates, the transfer and assignment agreement, the contribution agreement, the servicing agreement, the trust agreement and the applicable prospectus supplement, as applicable.

The Notes

      With respect to each issuer that issues notes, one or more classes of notes of the related series will be issued pursuant to the terms of an indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The applicable prospectus supplement will specify which class or classes of notes, if any, of a series are being offered pursuant to the applicable prospectus supplement.

      Unless the applicable prospectus supplement specifies that the notes are offered in definitive form, the notes will be available for purchase in the denominations specified in the applicable prospectus supplement and in book-entry form only. Securityholders will be able to receive securities in definitive registered form only in the limited circumstances described herein or in the applicable prospectus supplement. See “Description of the Securities — Definitive Securities” in this prospectus.

      The timing and priority of payment, seniority, allocations of losses, interest rate and amount of or method of determining payments of principal and interest on each class of notes of a given series will be described in the applicable prospectus supplement. The right of Holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of Holders of any other class or classes of notes of such series, as described in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, payments of interest on the notes of such series will be made prior to payments of principal thereon. To the extent provided in the applicable prospectus supplement, a series may include one or more classes of Strip Notes entitled to:

•	principal payments with disproportionate, nominal or no interest payments; or

•	interest payments with disproportionate, nominal or no principal payments.

      Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for certain classes of Strip Notes, or any combination of the foregoing. The applicable prospectus supplement will specify the interest rate for each class of notes of a given series or the method for determining such interest rate. One or more classes of notes of a series may be redeemable in whole or in part under the circumstances specified in the applicable prospectus supplement, including at the end of a pre-funding period or as a result of the seller’s, servicer’s or another entity’s exercising of its option to purchase the receivables.

      To the extent specified in any applicable prospectus supplement, one or more classes of notes of a given series may have fixed principal payment schedules, as set forth in such applicable prospectus supplement. Noteholders of these notes would be entitled to receive as payments of principal on any given Payment Date the applicable amounts set forth on such schedule with respect to such notes, in the manner and to the extent set forth in the applicable prospectus supplement.

      If so specified in the applicable prospectus supplement, payments of interest to all noteholders of a particular class or to one or more other classes will have the same priority. Under some circumstances, the amount available for such payments could be less than the amount of interest payable on the notes on any Payment Date, in which case each noteholder of a particular class will receive its ratable share, based upon the aggregate amount of interest due to such class of noteholders, of the aggregate amounts available to be distributed on the notes of such series.

      With respect to a series that includes two or more classes of notes, each class may differ as to the timing and priority of payments, seniority, allocations of losses, final scheduled Payment Date, interest rate or amount of payments of principal or interest, or payments of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events relating to the performance of the receivables, including loss, delinquency and prepayment experience, the related subordination and/or the lapse of time or on the basis of collections from designated portions of the related pool of receivables. If an issuer issues two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of interest and principal payments of each class of notes will be set forth in the applicable prospectus supplement. Generally, the related rating agencies, the credit enhancement provider, if any, and the prevailing market conditions at the time of issuance of the notes of a series dictate the applicable specified events with respect to such series. Payments in respect of principal and interest of any class of notes will be made on a pro rata basis among all the noteholders of such class.

      If the seller, the servicer or another entity exercises its option to purchase the receivables of an issuer in the manner and on the respective terms and conditions described under “Description of the Transfer

Agreements, the Servicing Agreement and the Administration Agreement — Termination,” the Outstanding notes will be redeemed as set forth in the applicable prospectus supplement.

The Certificates

      If the issuer is a trust, the series may also include one or more classes of certificates. The certificates will be issued by the issuer pursuant to the terms of a trust agreement, the form of which has been filed as an exhibit to the registration statement of which this prospectus is a part. The applicable prospectus supplement will specify which class or classes of certificates, if any, of a series are being offered pursuant to the applicable prospectus supplement.

      Unless the applicable prospectus supplement specifies that certificates are offered in definitive form, the certificates will be available for purchase in the denominations specified in the applicable prospectus supplement and in book-entry form only, other than the certificates sold to the seller, as described in the applicable prospectus supplement.

      The timing and priority of distributions, seniority, allocations of losses, interest rate and amount of or method of determining distributions with respect to principal and interest on each class of certificates will be described in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, distributions of interest on such certificates will be made on the dates specified in the applicable prospectus supplement and will be made prior to distributions with respect to principal of such certificates. To the extent provided in the applicable prospectus supplement, a series may include one or more classes of Strip Certificates entitled to:

•	distributions of principal with disproportionate, nominal or no interest distributions; or

•	interest distributions with disproportionate, nominal or no distributions of principal.

      Each class of certificates may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for certain classes of Strip Certificates, or any combination of the foregoing. The applicable prospectus supplement will specify the interest rate for each class of certificates of a given series or the method for determining such interest rate. Distributions on the certificates of a given series that includes notes may be subordinate to payments on the notes of such series as more fully described in the applicable prospectus supplement. Distributions of interest on and principal of any class of certificates will be made on a pro rata basis among all the certificateholders of such class.

      With respect to a series that includes two or more classes of certificates, each class may differ as to timing and priority of distributions, seniority, allocations of losses, interest rate or amount of distributions of principal or interest, or distributions of principal or interest of any such class or classes may or may not be made upon the occurrence of specified events relating to the performance of the receivables, including loss, delinquency and prepayment experience, the related subordination and/or the lapse of time or on the basis of collections from designated portions of the related pool of receivables. If an issuer issues two or more classes of certificates, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of interest and principal payments of each class of certificates will be set forth in the applicable prospectus supplement. Generally the related rating agencies, the credit enhancement provider, if any, and the prevailing market conditions at the time of issuance of the certificates of a series dictate the applicable specified events with respect to such series.

Ratings of the Securities

      It will be a condition to the issuance of each class of securities specified as being offered by the applicable prospectus supplement that each class of securities be rated in one of the four highest generic rating categories established for the securities by at least one nationally recognized statistical rating agency and receive the rating specified in the applicable prospectus supplement by at least one rating agency.

Revolving Period and Amortization Period

      If the applicable prospectus supplement so provides, there may be a period commencing on the date of issuance of a class or classes of notes or certificates of a series and ending on the date set forth on the applicable prospectus supplement during which no principal payments will be made to one or more classes of notes or certificates of the related series as are identified in such applicable prospectus supplement. All collections of principal otherwise allocated to such classes of notes or certificates may be:

•	utilized by the issuer during the revolving period to acquire additional receivables which satisfy the criteria described under “Description of the Receivables — The Receivables Pool” in this prospectus and the criteria set forth in the applicable prospectus supplement;

•	held in an account and invested in eligible investments for later distribution to securityholders;

•	applied to those notes or certificates of the related series as then are in amortization, if any; or

•	otherwise applied as specified in the applicable prospectus supplement.

      An “amortization period” is the period during which an amount of principal is payable to Holders of a series of securities which, during the revolving period, were not entitled to such payments. If so specified in the applicable prospectus supplement, during an amortization period all or a portion of principal collections on the receivables may be applied as specified above for a revolving period and, to the extent not so applied, will be distributed to the classes of notes or certificates. In addition, the applicable prospectus supplement will set forth the circumstances which will result in the commencement of an amortization period.

      Each issuer which has a revolving period may also issue to the related seller a certificate evidencing a retained interest in the issuer not represented by the other securities issued by such issuer. As further described in the applicable prospectus supplement, the value of such retained interest will fluctuate as the amount of Issuer Property fluctuates and the amount of notes and certificates of the related series of securities Outstanding is reduced. Each issuer will issue only one series of notes and/or certificates; however, each series may contain one or more classes of notes and certificates including classes of securities which may revolve or amortize. The terms of each class of securities will be fully disclosed in the applicable prospectus supplement for each series.

      If specified in the applicable prospectus supplement, the issuer may issue securities from time to time and use the proceeds of this issuance to make principal payments with respect to other classes of securities of that series.

Book-Entry Registration

      If specified in the applicable prospectus supplement, securityholders may hold their securities through “DTC” in the United States or “Clearstream” or “Euroclear” in Europe, which in turn hold through DTC, if they are participants of those systems, or indirectly through organizations that are participants in those systems.

      DTC’s nominee will be Cede & Co., unless another nominee is specified in the applicable prospectus supplement. Accordingly, the nominee is expected to be the Holder of record of any book-entry securities of any class or series. Unless and until definitive securities are issued under the limited circumstances described in this prospectus or in the applicable prospectus supplement, no securityholder will be entitled to receive a physical certificate representing its interest in a security. All references in this prospectus and in the applicable prospectus supplement to actions by securityholders refer to actions taken by DTC upon instructions from DTC participants. All references in this prospectus and in the applicable prospectus supplement to distributions, notices, reports and statements to securityholders of book-entry securities refer to distributions, notices, reports and statements to DTC or its nominee, as the registered Holder of the applicable securities, for distribution to securityholders in accordance with DTC’s procedures with respect to the securities. See “Description of the Securities — Definitive Securities” in this prospectus.

      Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream participants and the Euroclear participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories which in turn will hold those positions in customers’ securities accounts in the depositories’ names on the books of DTC.

      DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for “DTC participants” and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of DTC participants, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to “DTC indirect participants” such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

      Transfers between DTC participants will occur in accordance with the rules, regulations and procedures creating and affecting DTC and its operations. Transfers between Clearstream participants and Euroclear participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines — European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the depositories.

      Because of time-zone differences, credits or securities in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and these credits or any transactions in these securities settled during the processing will be reported to the relevant Clearstream participant or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

      A securityholder, as used in this prospectus, means a Holder of a beneficial interest in a book-entry security. Unless otherwise provided in the applicable prospectus supplement, securityholders that are not DTC participants or DTC indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, securities may do so only through DTC participants and DTC indirect participants. In addition, securityholders will receive all distributions of principal of and interest on securities from the applicable trustee or indenture trustee, through the DTC participants, who in turn will receive them from DTC.

      Under a book-entry format, securityholders may experience some delay in their receipt of payments, since these payments will be forwarded by the applicable trustee or indenture trustee to Cede & Co., as nominee for DTC. DTC will forward these payments to DTC participants which will then forward them to DTC indirect participants or securityholders. We anticipate that the only “noteholder” and “certificateholder” will be Cede & Co., as nominee of DTC. Securityholders will not be recognized by the applicable trustee or indenture trustee as noteholders or certificateholders, as these terms are used in the trust agreement and the indenture. Securityholders will only be permitted to exercise the rights of securityholders indirectly through DTC, Clearstream or Euroclear and their respective participants or organizations.

      Under the Rules, DTC is required to make book-entry transfers of securities among DTC participants on whose behalf it acts with respect to the securities and to receive and transmit distributions of principal of, and interest on, the securities. DTC participants and DTC indirect participants with which securityholders have accounts with respect to the securities similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective securityholders. Accordingly, although securityholders will not physically possess securities, the DTC rules provide a mechanism by which DTC participants will receive payments and will be able to transfer their interests.

      Because DTC can only act on behalf of DTC participants, who in turn act on behalf of DTC indirect participants and certain banks, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to those securities, may be limited due to the lack of physical certificates for those securities.

      DTC has advised the seller that it will take any action permitted to be taken by a noteholder under the indenture or a certificateholder under the trust agreement, only at the direction of one or more DTC participants to whose accounts with DTC the applicable notes or certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of DTC participants whose holdings include those undivided interests.

      Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream in any of 28 currencies, including United States dollars.

      Clearstream provides to its Clearstream participants, among other things:

•	services for safekeeping, administration, clearance and settlement of internationally traded securities; and

•	securities lending and borrowing.

      Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulations by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include an underwriter of any series. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

      The Euroclear system was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangement for cross-market transfers with DTC described above. Euroclear is operated by the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., or the Clearance Cooperative, a Belgian co-operative corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Clearance Cooperative. The Clearance Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include an underwriter of any series. Indirect access to

Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

      The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the terms and conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear and applicable Belgian law. These terms and conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the aforementioned terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

      Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Clearstream or the Euroclear Operator will take any other action permitted to be taken by a securityholder under the related indenture or trust agreement on behalf of a Clearstream participant or a Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect these actions on its behalf through DTC.

      DTC, Clearstream and Euroclear have agreed to the procedures described above in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform these procedures, and they may discontinue these procedures at any time.

      Except as required by law, neither the trustee nor the indenture trustee, as applicable, will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the securities of any series held by DTC, Clearstream or Euroclear or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

Global Clearance, Settlement and Tax Documentation Procedures

      In most circumstances, the securities offered by this prospectus will be issued only as global securities which are registered and held by a depository. Security owners of the global securities may hold their global securities through any of DTC, Clearstream or Euroclear. The global securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding global securities through Clearstream and Euroclear will be conducted in the ordinary way under their normal rules and operating procedures and under conventional eurobond practice, which is seven calendar day settlement.

      Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding global securities will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear and the DTC participants.

      Non-U.S. Holders of global securities may have to pay U.S. withholding taxes unless the Holders meet the requirements for exemption from the tax and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

      Initial Settlement. All global securities will be held in book-entry form by DTC in the name of Cede & Co., as nominee of DTC. Security owners’ interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold their positions in accounts as DTC participants.

      Security owners electing to hold their global securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Security owner securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Security owners electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

      Secondary Market Trading. Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

      Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading Between DTC Seller and Clearstream or Euroclear Purchaser. When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day before settlement. Clearstream or Euroclear will instruct the respective depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon Payment Date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant’s account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, under its usual procedures, to the Clearstream participant’s or Euroclear participant’s account. The global securities credit will appear the next day accounting to European time, and the cash debit will be back-valued to, and interest on the global securities will accrue from, the value date. The value date would be the day before the day that settlement occurred in New York. If the trade fails and settlement is not completed on the intended value date, the Clearstream or Euroclear cash debit will be valued instead on the actual settlement date.

      Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

      As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream participant’s or Euroclear participant’s particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective depositary for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between DTC participants.

      Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day before settlement. In these cases, Clearstream or Euroclear will instruct the respective depositary, as appropriate, to deliver the bonds to the DTC participant’s account against payment. Payment will include interest accrued on the global securities from and including the last coupon Payment Date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would be back-valued to the value date. The value date would be the day before the day that settlement occurred in New York. Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If the trade fails and settlement is not completed on the intended value date, receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would instead be valued on the actual settlement date. Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

•	borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, under the clearing system’s customary procedures;

•	borrowing the global securities in the U.S. from a DTC participant no later than one day prior to settlement which would give the global securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream participant or Euroclear participant.

      U.S. Federal Income Tax Documentation Requirements. A beneficial owner of global securities holding securities through Clearstream or Euroclear, or through DTC if the Holder has an address outside the U.S., will be required to pay the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount (“OID”), on registered debt issued by U.S. Persons, unless:

•	each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements; and

•	that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

      Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of global securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8 BEN changes, a new Form W-8BEN must be filed within 30 days of that change.

      Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Persons Claim for Exemption from Withholding on Income Effectively Connected with the Conduct or Trade or Business in the United States).

      Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners of global securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN.

      Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

      U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a global security files by submitting the appropriate form to the person through whom it holds the security, or to the clearing agency, in the case of persons holding directly on the books of the clearing agency. A Form W-8BEN, if furnished with a taxpayer identification number (“TIN”), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a new Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

      The term “U.S. Person” means:

•	a citizen or resident of the United States;

•	a corporation or partnership organized in or under the laws of the United States or any political subdivision of the United States;

•	an estate, the income of which is includible in gross income for United States tax purposes, regardless of its source; or

•	a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

      This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign Holders of the global securities. Security owners are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

Definitive Securities

      The securities of a given series will be issued in fully registered, certificated form to owners of beneficial interests in a global security or their nominees rather than to DTC or its nominee, only:

•	if the seller, the applicable trustee or indenture trustee or the administrator, as applicable, advises the applicable trustee and indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depositary with respect to the securities, and the seller, the applicable trustee or indenture trustee or the administrator are unable to locate a qualified successor;

•	if after the occurrence of an event of default under the related indenture or an event of default under the related contribution agreement or related servicing agreement, owners of beneficial interests in a global security representing in the aggregate more than 50% of the Outstanding principal amount of the securities of that series advise the applicable trustee and indenture trustee through DTC participants in writing that the continuation of a book-entry system with respect to the securities through DTC is no longer in the best interest of those owners; or

•	under any other circumstances specified in the applicable prospectus supplement.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the applicable trustee and indenture trustee will be required to notify all owners of beneficial interests in a global security, through DTC participants, of the availability through DTC of securities in definitive registered form.

Upon surrender by DTC of the definitive global securities representing the securities and instructions for re-registration, the applicable trustee and indenture trustee will reissue the securities in definitive registered form, and thereafter the applicable trustee and indenture trustee will recognize the Holders of the definitive registered securities as securityholders.

      Payments or distributions of principal of, and interest on, the securities will be made by a paying agent directly to Holders of securities in definitive registered form in accordance with the procedures set forth herein and in the related indenture or the related trust agreement. Payments or distributions on each Payment Date and on the final scheduled Payment Date, as specified in the applicable prospectus supplement, will be made to Holders in whose names the definitive securities were registered at the close of business on the Record Date. Payments or distributions will be made by check mailed to the address of each securityholder as it appears on the register maintained by the applicable trustee or indenture trustee or by other means to the extent provided in the applicable prospectus supplement. The final payment or distribution on any security, whether securities in definitive registered form or the security registered in the name of Cede & Co., however, will be made only upon presentation and surrender of the security at the office or agency specified in the notice of final payment or distribution to securityholders.

      Securities in definitive registered form will be transferable and exchangeable at the offices of the applicable trustee or indenture trustee, or at the offices of a transfer agent or registrar named in a notice delivered to Holders of securities in definitive registered form, which shall initially be the applicable trustee or indenture trustee. No service charge will be imposed for any registration of transfer or exchange, but the applicable trustee, indenture trustee, transfer agent or registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

List of Securityholders

      With respect to the notes of any series, the related indenture trustee will provide to the issuer and the administrator, if any:

•	not more than five days after the earlier of (a) each Record Date and (b) three months after the last Record Date, a list of the names and addresses of the Holders of the related notes as of such Record Date; and

•	at any other times that the issuer requests in writing, within 30 days after receipt by the related indenture trustee of the request, a list of the names and addresses of the Holders of the related notes as of a date not more than ten days prior to the time the list is furnished.

      With respect to the certificates of any series, upon written request of the issuer, the related trustee will provide to the issuer and the administrator, if any, within 30 days after receipt of the issuer’s request a list of the names and addresses of all certificateholders of record as of the most recent Record Date. Upon written request by three or more Holders of the certificates of a given series or by Holders of certificates evidencing not less than 25% of the aggregate Outstanding principal amount of those certificates, the related trustee will afford the requesting certificateholders access during business hours to the current list of certificateholders for purposes of communicating with other certificateholders with respect to their rights under the related trust agreement or under the certificates.

      Neither the trust agreement, if applicable, nor the indenture will provide for the holding of annual or other meetings of securityholders.

Statements to Securityholders

      With respect to each series of securities, on each Payment Date the applicable trustee or indenture trustee will include with each payment or distribution to each securityholder a statement setting forth for that

Payment Date the following information (and any additional information so specified in the applicable prospectus supplement):

•	the amount of the distribution on or with respect to each class of the securities allocable to principal;

•	the amount of the distribution on or with respect to each class of the securities allocable to interest;

•	the aggregate distribution amount for that Payment Date;

•	the payments to the related credit enhancement provider with respect to any credit or liquidity enhancement on that Payment Date, after giving effect to changes thereto on that Payment Date and the amount to be deposited in the spread account, if any;

•	the number of, and aggregate amount of monthly principal and interest payments due on, the related receivables which are delinquent as of the end of the related collection period presented in 30-day increments;

•	the aggregate servicing fee paid to the servicer with respect to the related receivables for the related Payment Date;

•	the amount available in the collection account for payment of the aggregate amount payable or distributable on the securities, the amount of the servicing fee, the amount of any principal or interest shortfall with respect to each class of securities and the amount required from any applicable credit enhancement provider to pay any shortfall;

•	the aggregate amount of proceeds received by the servicer, net of recoverable out-of-pocket expenses, in respect of a receivable which is a defaulted receivable;

•	the number and net Outstanding balance of receivables for which the related financed motor vehicle has been repossessed;

•	the aggregate receivable balance; and

•	the amount remaining of any credit enhancement.

      DTC will supply these reports to securityholders in accordance with its procedures. Since owners of beneficial interest in a global security of a given series will not be recognized as securityholders of that series, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in a global security by a request in writing addressed to the trustee or indenture trustee, as applicable. See “Reports to Noteholders” in the applicable prospectus supplement.

      Within a reasonable period of time after the end of each calendar year during the term of each issuer, but not later than the latest date permitted by law, the applicable trustee or indenture trustee and paying agent will furnish to each person who on any Record Date during the calendar year was a registered securityholder federal income tax returns. See “Material Federal Income Tax Consequences” in this prospectus.

DESCRIPTION OF THE TRANSFER AGREEMENTS, THE SERVICING

AGREEMENT AND THE ADMINISTRATION AGREEMENT

      The following summary describes the material terms of:

•	each “transfer and assignment agreement” pursuant to which the seller will purchase receivables from COAF;

•	each “contribution agreement” pursuant to which an issuer will purchase receivables from the seller;

•	each “servicing agreement” pursuant to which the servicer will agree to service those receivables; and

•	each “administration agreement”, if any, pursuant to which COAF or another party specified in the applicable prospectus supplement will undertake specified administrative duties with respect to an issuer.

      Forms of the transfer and assignment agreement, contribution agreement, servicing agreement and the administration agreement, if any, will be filed when the related securities are issued. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each applicable transfer and assignment agreement, contribution agreement, servicing agreement administration agreement, if any, and the applicable prospectus supplement.

Sale and Assignment of the Receivables

      Transfer and Assignment by COAF. Prior to the issuance of a series of securities by the related issuer, pursuant to a transfer and assignment agreement, COAF and/ or any affiliates specified in the applicable prospectus supplement will sell and assign to the seller, without recourse, its entire interest in the receivables of the related receivables pool (as identified on the schedule of receivables attached to the related assignment), including its security interest in the related financed motor vehicles, and proceeds thereof.

      Contribution and Assignment by the Seller. Prior to the issuance of a series of securities by the related issuer, the seller will contribute and assign to the issuer, without recourse, pursuant to the contribution agreement, the seller’s entire interest in the receivables of the related receivables pool (as identified on the schedule of receivables attached to the related assignment), including its security interest in the related financed motor vehicles.

      Grant of Security Interest by the Issuer. Prior to the issuance of a series of securities by the related issuer, the issuer will grant a first priority security interest in the receivables of the related pool (as identified on the schedule of receivables attached to the related assignment) to the related indenture trustee. The indenture trustee will not independently verify the existence and qualification of any receivables. The indenture trustee in respect of the trust will, concurrently with the sale and assignment, execute, authenticate and deliver the definitive certificates and/or notes representing the related securities.

      Representations and Warranties of COAF. Pursuant to each transfer and assignment agreement, COAF will represent to the seller, and the seller will assign the representations pursuant to the contribution agreement to the issuer and the issuer will assign the representations and warranties to the indenture trustee pursuant to the indenture, for the benefit of Holders of securities and any applicable credit enhancement provider, if any, that:

•	each receivable to be included in the Issuer Property of an issuer contains customary and enforceable provisions such that the rights and remedies of the Holder thereof shall be adequate for realization against the collateral of the benefits of the security;

•	each receivable and the sale of the related financed motor vehicle at the time it was made complied in all material respects with all requirements of applicable federal, State and local laws and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Federal Trade Commission Act, the Fair Debt Collection Practices Act, the Fair Credit Billing Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, the Soldiers’ and Sailors’ Civil Relief Act of 1940, State adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and any other consumer credit, equal opportunity and disclosure laws applicable to that receivable and sale;

•	each receivable constitutes the legal, valid and binding payment obligation in writing of the obligor, enforceable by the Holder thereof in all respects in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation and other similar laws and equitable principles relating to or affecting the enforcement of creditors’ rights generally;

•	as of the Closing Date, each receivable was secured by a validly perfected first priority security interest in the financed motor vehicle in favor of COAF as secured party or all necessary action with respect to the receivable has been taken to perfect a first priority security interest in the related financed motor vehicle in favor of COAF, or an affiliate, as secured party, which security interest, in either case, is assignable and has been so assigned by COAF to the seller and by the seller to the issuer;

•	as of the Closing Date, COAF had good and marketable title to and was the sole owner of each receivable free of liens, claims, encumbrances and rights of others;

•	as of the Closing Date, there are no rights of rescission, offset, claim, counterclaim or defense, and COAF has no knowledge of the same being asserted or threatened, with respect to any receivable;

•	as of the cutoff date, COAF has not received notice that any obligor under a receivable has filed for bankruptcy, and to the best of COAF’s knowledge without any independent investigation, no obligor under a receivable is in bankruptcy or similar proceedings;

•	as of the Closing Date, COAF has no knowledge that a default, breach, violation or event permitting acceleration under the terms of any receivable exists, and the seller has no knowledge that a continuing condition that with notice or lapse of time would constitute a breach, violation or event permitting acceleration under the terms of any receivable exists, and the seller has not waived any of the foregoing;

•	each receivable requires that the obligor thereunder obtain comprehensive and collision insurance covering the financed motor vehicle;

•	no materially adverse selection procedures were utilized in selecting the receivables;

•	Scheduled Payments under each receivable have been applied in accordance with the method for allocating principal and interest set forth in the receivable;

•	there is only one original of each receivable in existence, and the original is being held by the servicer or its agent on behalf of the issuer and any applicable credit enhancement provider; and

•	each receivable and/or COAF satisfies any additional conditions or requirements set forth in the applicable prospectus supplement, as applicable.

      As of the last day of the collection period following the collection period or, if COAF elects, the last day of the collection period, during which COAF becomes aware or receives written notice from the applicable trustee, the servicer or any credit enhancement provider specified in the applicable prospectus supplement that a receivable does not meet any of the criteria required by the receivables purchase agreement, and the failure materially and adversely affects the interests of the issuer, the securityholders or any applicable credit enhancement provider, COAF, unless it cures the failed criterion, will repurchase the receivable from the issuer at the price equal to the Outstanding amount of principal plus accrued interest on the receivable calculated in accordance with the servicer’s customary practice and, if applicable, all amounts due to any applicable credit enhancement provider. The repurchase obligation will constitute the sole remedy available to the securityholders or the applicable trustee for the failure of a receivable to meet any of the criteria set forth in the transfer and assignment agreement.

The Collection Account and Eligible Investments

      With respect to each issuer, the servicer, the applicable trustee will establish and maintain one or more accounts, known collectively as the collection account, in the name of the related indenture trustee on behalf of the related securityholder into which all payments made on or with respect to the related receivables will be deposited. Funds in the collection account will be invested in eligible investments by the indenture trustee, acting at the direction of the servicer. Eligible investments are limited to investments acceptable to each rating agency rating the applicable securities and which are consistent with the rating of those securities. Eligible investments made with respect to the collection account will mature no later than the business day immediately preceding the next following Payment Date and income from amounts on deposit in the collection account which are invested in eligible investments will be paid to the servicer monthly unless otherwise directed by the servicer.

Other Accounts

      Any other Issuer Accounts to be established with respect to an issuer will be described in the applicable prospectus supplement. For any series of securities, funds in any related reserve fund or any other Issuer Accounts as may be identified in the applicable prospectus supplement will be invested in eligible investments as provided in the related contribution agreement or indenture.

Payments on Receivables

      With respect to each issuer, all collections on the receivables will be deposited into or credited to the collection account by the servicer within two (2) business days of the receipt of payments from obligors or as specified in the applicable prospectus supplement.

      However, in the event that:

•	there exists no servicer default under the transaction documents;

•	the credit enhancement provider, if any, consents; and

•	each other condition to making monthly or less frequent deposits as may be required by the applicable rating agencies is satisfied;

the servicer will not be required to deposit collections into the collection account until on or before the Payment Date. Until these funds have been deposited into the collection account, the servicer may invest these funds at its own risk and for its own benefit and will not segregate them from its own funds.

Payments and Distributions on the Securities

      With respect to each series of securities, beginning on the Payment Date specified in the applicable prospectus supplement, payments and distributions of principal of and interest on or, where applicable, of principal or interest only, each class of securities entitled thereto will be made by the applicable indenture trustee to the noteholders and by the applicable trustee to the certificateholders of that series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments and distributions to each class of securities of the series will be set forth in the applicable prospectus supplement.

      With respect to each issuer, on each Payment Date collections on the related receivables will be withdrawn from the related collection account and will be paid and distributed to the securityholders as provided in the applicable prospectus supplement. Credit enhancement will be available to cover any shortfalls in the amount available for payment or distribution to the securityholders on that Payment Date to the extent specified in the applicable prospectus supplement. If specified in the applicable prospectus supplement, payments or distributions in respect of one or more classes of securities of the applicable series may be subordinate to payments or distributions in respect of one or more other classes of securities of that series.

Credit and Cash Flow Enhancement

      The amounts and types of credit and cash flow enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each class of securities of a given series, will be set forth in the applicable prospectus supplement. If and to the extent provided in the applicable prospectus supplement, credit and cash flow enhancement with respect to an issuer or any class or classes of securities may include any one or more of the following: subordination of one or more classes of securities to one or more other classes of securities, a reserve fund, an insurance policy, a spread account, a yield maintenance account, overcollateralization, letters of credit, credit or liquidity facilities, guarantees on the securities, guarantees on the receivables, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, cash deposits, other agreements or arrangements with respect to third party payments, or other support as may be described in the applicable prospectus supplement or any combination of the foregoing.

Any credit enhancement that constitutes a guarantee of the applicable securities will be separately registered under the Securities Act unless exempt from registration under the Securities and Exchange Act of 1933 (the “Securities Act”). If specified in the applicable prospectus supplement, credit or cash flow enhancement for a class of securities may cover one or more other classes of securities of the same series, and credit or cash flow enhancement for a series of securities may cover one or more other series of securities.

      The presence of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the securityholders of that class or series of the full amount of principal and interest due thereon and to decrease the likelihood that those securityholders will experience losses. Any form of credit enhancement will have limitations and exclusions from coverage thereunder, which will be described in the applicable prospectus supplement. The credit enhancement for a class or series of securities will not provide protection against all risks of loss and may not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders of any class or series will bear an allocable share of deficiencies, as described in the applicable prospectus supplement. In addition, if a form of credit enhancement covers more than one class or series of securities, securityholders of any given class will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other classes or series.

Insurance on Financed Motor Vehicles

      Each obligor on a receivable will be contractually required to maintain insurance covering physical damage to the obligor’s financed motor vehicle in an amount not less than the lesser of its maximum insurable value or the unpaid principal balance under the receivable. COAF will be required to be named as loss payee under the policy of insurance obtained by the obligor. Each financed motor vehicle will be required to be insured against loss and damage due to fire, theft, transportation, collision and other risks covered by comprehensive coverage. Since obligors may choose their own insurers to provide the required coverage, the specific terms and conditions of their policies vary.

Servicer Reports

      The servicer will perform monitoring and reporting functions for the applicable trustee, indenture trustee and any credit enhancement provider, including the preparation and delivery on a specified periodic date set forth in the related servicing agreement of a statement setting forth the amounts on deposit in the collection account, the sources of those amounts and the amounts to be paid to securityholders. The statement will also include information regarding the receivables, including the number and outstanding principal balance of all defaulted receivables and the number of receivables purchased by the servicer or repurchased by COAF.

Purchase of Receivables by the Servicer

      The servicer will be required to purchase receivables as to which the servicer has breached its servicing covenants in any manner that materially and adversely affects the interest of the securityholders, the applicable issuer or any applicable credit enhancement provider at a price equal to the Outstanding amount of principal plus accrued interest on the receivable calculated in accordance with the servicer’s customary practice.

Servicing Fee

      The servicer will be entitled to compensation for the performance of its obligations under each servicing agreement. Unless otherwise specified in the applicable prospectus supplement, the servicer will be entitled to receive on each Payment Date a servicing fee in an amount equal to the product of:

•	one-twelfth of a specified percentage per annum set forth in the applicable prospectus supplement; multiplied by

•	the aggregate receivables balance as of the end of the collection period preceding the related collection period or, in the case of the first Payment Date, the aggregate receivable balance as of the related Closing Date. If specified in the applicable prospectus supplement, the servicer or its designee shall be entitled to retain, as additional compensation, all late payment charges, extension fees, prepayment penalties and similar items paid in respect of the receivables. The servicer or its designee may also be entitled to receive as servicing compensation, reinvestment earnings on eligible investments. The servicer shall pay all expenses incurred by it in connection with its servicing activities under the related servicing agreement and will not be entitled to reimbursement of its expenses except to the extent they constitute Liquidation Expenses or expenses recoverable under an applicable insurance policy.

Waivers and Extensions

      Each servicing agreement will require the servicer to use its best efforts to collect all payments called for and due under the terms and provisions of the related receivables held by each issuer. Subject to any limitations set forth in the applicable prospectus supplement, the servicer, consistent with its normal procedures, will be permitted, in its discretion, to:

•	waive any late payment charges in connection with delinquent payments on a receivable;

•	waive any prepayment charges;

•	grant an extension in order to work out a default or an impending default in accordance with the servicer’s customary practice; provided that the final maturity date of a receivable may not be extended past the month preceding the final maturity date of the class of securities having the latest final maturity date; or

•	take any other action specified in the applicable prospectus supplement.

Advances

      If and to the extent specified in the applicable prospectus supplement, the servicer may be required to advance monthly payments of interest or monthly payments of principal and interest in respect of a delinquent receivable or servicer approved deferrals of monthly payments that the servicer, in its sole discretion, expects to receive from subsequent payments on or with respect to such receivable or from other receivables. The servicer will be entitled to reimbursement of advances from subsequent payments on or with respect to the receivables to the extent described in the applicable prospectus supplement.

Realization Upon Defaulted Receivables

      The servicer will liquidate any receivables with respect to which a default has occurred and that receivable continues to be in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. A liquidation may occur through repossession or sale of the financed motor vehicle securing the applicable receivable or otherwise. In connection with a repossession or other conversion, the servicer will follow the normal and usual procedures adopted by Holders of motor vehicle retail installment sales receivables. In this regard, the servicer may sell the financed motor vehicle at an auction or other public or private sale, and may take any other action permitted by applicable law.

Evidence as to Compliance

      Each servicing agreement will provide that a firm of Independent Public Accountants will annually furnish to the related trustee, indenture trustee and, if applicable, the related credit enhancement provider, a statement as to compliance by the servicer during the preceding twelve months or, in the case of the first statement, from the applicable Closing Date, with specified standards relating to the servicing of the applicable receivables, the servicer’s accounting records and computer files with respect thereto and other matters.

      Each servicing agreement will also provide for annual delivery to the related trustee, indenture trustee and, if applicable, the related credit enhancement provider, of a certificate signed by an authorized officer of the servicer stating that the servicer has fulfilled its obligations under the servicing agreement throughout the preceding twelve months or, in the case of the first certificate, from the Closing Date or, if there has been a default in the fulfillment of any obligation, describing the default. The servicer will also give the related trustee, indenture trustee and, if applicable, the related credit enhancement provider, notice of any events of termination of the servicer under the related servicing agreement.

      Copies of the statements and certificates described above may be obtained by securityholders by a request in writing addressed to the applicable trustee or indenture trustee.

Material Matters Regarding the Servicer

      Each servicing agreement will provide that the servicer may not resign from its obligations and duties as servicer thereunder except upon determination that the servicer’s performance of its duties is no longer permissible under applicable law. No resignation of the servicer will become effective until the related trustee, indenture trustee or a successor servicer has assumed the servicer’s servicing obligations and duties under the related servicing agreement. The servicer is permitted to delegate any and all of its servicing duties to any of its affiliates or other third parties, provided that the servicer will remain obligated and liable for servicing the receivables as if the servicer alone were servicing the receivables. See “Description of the Transfer Agreements, the Servicing Agreement and the Administration Agreement — The Trustee and Indenture Trustee” in this prospectus.

      Each servicing agreement will further provide that neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the related issuer or the related securityholders for taking any action or for refraining from taking any action pursuant to the related servicing agreement or for errors in judgment; provided, however, that neither the servicer nor any other person described above will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the related servicing agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer’s servicing responsibilities under the related servicing agreement and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the related servicing agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. Any indemnification or reimbursement of the servicer could reduce the amount otherwise available for distribution to securityholders.

      Any corporation into which the servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the servicer is a party or any corporation succeeding to the business of the servicer, or, with respect to the servicer’s obligation as the servicer, will be the successor of the servicer under the related servicing agreement.

Servicer Event of Default

      A “servicer event of default” under the related servicing agreement may include any of the following:

•	any failure by the servicer to deposit in or credit to the collection account any amount required to be so deposited or credited, which failure continues unremedied for five business days after discovery by the servicer or receipt by the servicer of written notice from the applicable trustee or indenture trustee, or, if applicable, the related credit enhancement provider;

•	any failure by the servicer or the seller duly to observe or perform in any material respect any other covenants or agreements of the servicer or the seller in the related servicing agreement, which failure materially and adversely affects the rights of securityholders or the applicable trustee or indenture trustee, or, if applicable, the related credit enhancement provider, and which continues unremedied for 60 days after the seller, the issuer or the servicer has knowledge of the failure or the giving of written notice of the failure (i) to the servicer or the seller, as the case may be, by the applicable trustee or indenture trustee, or, if applicable, the related credit enhancement provider or (ii) to the servicer or the seller, as the case may be, and to the applicable trustee or indenture trustee by Holders of notes or certificates, as applicable evidencing not less than 25% in principal amount of the most senior class of notes or certificates Outstanding, or, if applicable, the related credit enhancement provider, or, for a longer period, not to exceed 120 days, as may be reasonably necessary to remedy the default, if the default is capable of remedy within 120 days and the servicer or seller, as applicable, delivers an officer’s certificate to the applicable trustee and indenture trustee and credit enhancement provider, if any, that the seller or servicer has commenced or will promptly commence and will diligently pursue all reasonable efforts to remedy the default;

•	specified events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and actions by the servicer or seller indicating its insolvency, reorganization pursuant to bankruptcy or similar proceedings or inability to pay its obligations as they become due;

•	if applicable, the reasonable determination by a credit enhancement provider, if any, that the quality of performance of the servicer is not in compliance with either the terms of the related servicing agreement, or that the servicer’s performance is not adequate, as measured in accordance with industry standards, in respect of all motor vehicle receivables serviced by the servicer; and

•	any other servicer event of default specified in the applicable prospectus supplement.

Rights Upon Default by the Servicer

      Matters relating to the termination of the related servicer’s rights and obligations and the waiver of any defaults by the related servicer under the related servicing agreement will be described in the accompanying applicable prospectus supplement under “Description of the Transfer Agreements, the Servicing Agreement and the Administration Agreement — Default by the Servicer; Rights Upon Default by the Servicer.”

Amendment

      Each of the transfer and assignment agreement, contribution agreement, servicing agreement, trust agreement and administration agreement, if any, may be amended by the parties thereto, with the consent of the related credit enhancement provider, if any, but without the consent of the related securityholders, to cure any ambiguity or defect, to correct or supplement any provisions therein or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions therein or of modifying in any manner the rights of the noteholders or the certificateholders; provided that such action shall not, as evidenced by an opinion of counsel satisfactory to the related trustee and indenture trustee, as applicable adversely affect in any material respect the interests of any noteholder or certificateholder.

      The transfer and assignment agreement, the contribution agreement, the servicing agreement, the trust agreement and the administration agreement, if any, may also be amended by the parties thereto with the consent of, subject to the rights, if any, of the applicable credit enhancement provider as described in the applicable prospectus supplement, if:

•	the Holders of the notes of the related series evidencing not less than a majority of the principal amount of those notes then Outstanding, acting together as a single class; and

•	the Holders of certificates of the related series evidencing not less than a majority of the principal amount of those certificates then Outstanding, acting together as a single class;

and in either case with the consent of the related enhancement provider, if any, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the contribution agreement, the servicing agreement, the trust agreement or the administration agreement, if any, or of modifying in any manner the rights of the related noteholders or certificateholders; provided, however, that no amendment may:

•	increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related receivables or distributions that are required to be made for the benefit of the noteholders or certificateholders; or

•	reduce the aforesaid percentage of the notes or certificates of any series which are required to consent to any amendment, without the consent of the Holders of all the Outstanding notes or certificates, as the case may be, of that series.

Termination

      With respect to each issuer, the obligations of the seller, the servicer, the trustee and indenture trustee pursuant to the contribution agreement, servicing agreement and the administration agreement, if any, will terminate upon the earlier of:

•	the maturity or other liquidation of the last related receivable and the disposition of any amounts received upon liquidation of any remaining receivables or other assets that are part of the related Issuer Property; and

•	(i) the payment to noteholders and certificateholders of the related series of all amounts required to be paid to them pursuant to the servicing agreement and the administration agreement, if any, and the disposition of all property held as part of the related issuer, (ii) if applicable, the termination of the related insurance policy in accordance with its terms and the surrender of the insurance policy to the related insurer for cancellation, (iii) the payment of all amounts owed to the trustee or indenture trustee under the servicing agreement and the administration agreement, if any, and (iv) if applicable, the payment of all amounts owed to any credit enhancement provider.

      To the extent specified in the applicable prospectus supplement, in order to avoid excessive administrative expense, the seller, the servicer or other entity specified in the applicable prospectus supplement will be permitted at its option to purchase the remaining receivables and other property included in the Issuer Property of an issuer on any Payment Date as of which the related outstanding principal balance of the securities, after giving effect to the principal payments and distributions otherwise to be made on that Payment Date, has declined to the percentage of the outstanding principal balance of the securities as of the Closing Date specified in the applicable prospectus supplement at a price equal to the outstanding principal balance of the securities, plus accrued interest, calculated in accordance with the servicer’s customary practice, thereof as of the end of the preceding collection period, provided that such price is sufficient to redeem each security issued by such issuer at a redemption price equal to its outstanding principal balance plus accrued and unpaid interest at the applicable interest rate. In no event will any noteholders or certificateholders or the related issuer be subject to any liability to the entity purchasing the receivables as a result of or arising out of that entity’s purchase of the receivables.

      As more fully described in the applicable prospectus supplement, any Outstanding notes of the related issuer will be redeemed concurrently with either of the events specified in the two preceding paragraphs, and the subsequent distribution to the related certificateholders, if any, of all amounts required to be distributed to them pursuant to the applicable trust agreement will effect early retirement of the certificates of that series. The applicable trustee or indenture trustee will give written notice of termination to each securityholder of record. The final payment or distribution to any securityholder will be made only upon surrender and cancellation of the securityholder’s security at an office or agency of the applicable trustee or indenture trustee specified in the notice of termination. The applicable trustee or indenture trustee will return, or cause to be returned, any unclaimed funds to the issuer.

The Trustee and Indenture Trustee

      With respect to each issuer, neither the trustee nor the indenture trustee will make any representations as to the validity or sufficiency of the related transfer and assignment agreement, contribution agreement, servicing agreement, trust agreement, administration agreement, if any, indenture, securities or any related receivables or related documents. As of the applicable Closing Date, neither the trustee nor the indenture trustee will have examined the receivables. If no event of default has occurred under the indenture, the trustee and indenture trustee will be required to perform only those duties specifically required of it under the related transfer and assignment agreement, contribution agreement, servicing agreement, trust agreement, administration agreement, if any, or indenture, as applicable. Generally, those duties are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the trustee or indenture trustee under the related sale and servicing agreement, administration agreement, if any, or indenture, as applicable, the making of payments or distributions to securityholders in the amounts specified in certificates provided by the servicer and, if applicable, drawing on the related insurance policy if required to make payments or distributions to securityholders.

      With respect to each issuer, the applicable trustee or indenture trustee will be under no obligation to exercise any of the issuers or powers vested in it by the transfer and assignment agreement, contribution agreement, servicing agreement, trust agreement, administration agreement, if any, or indenture, as applicable, or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the securityholders, unless those securityholders have offered to the trustee or indenture trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

      Each trustee and indenture trustee, and any of their affiliates, may hold securities in their own names. In addition, for the purpose of meeting the legal requirements of local jurisdictions, each trustee and indenture trustee, in some circumstances, acting jointly with the servicer, will have the power to appoint co-trustees or separate trustees of all or any part of the related Issuer Property. In the event of the appointment of co-trustees or separate trustees, all rights, powers, duties and obligations conferred or imposed upon the trustee or indenture trustee by the related transfer and assignment agreement, contribution agreement, servicing agreement, trust agreement, administration agreement, if any, or indenture, as applicable, will be conferred or imposed upon the trustee or indenture trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee or indenture trustee is incompetent or unqualified to perform specified acts, singly upon the separate trustee or co-trustee who will exercise and perform any rights, powers, duties and obligations solely at the direction of the trustee or indenture trustee.

      Each applicable trustee and indenture trustee will be entitled to a fee which will be payable by the servicer either on an annual basis or any other basis specified in the applicable prospectus supplement. The related transfer and assignment agreement, contribution agreement, servicing agreement, trust agreement, administration agreement, if any, and indenture, as applicable, will further provide that the trustee and indenture trustee will be entitled to indemnification by the servicer for, and will be held harmless against, any loss, liability or expense incurred by the trustee or indenture trustee not resulting from the trustee’s or indenture trustee’s own willful misfeasance, bad faith or negligence or by reason of breach of any of their respective representations or warranties set forth in the related transfer and assignment agreement, contribution agreement, servicing agreement, trust agreement, administration agreement, if any, or indenture, as applicable.

      COAF and the seller may maintain other banking relationships with each applicable trustee and indenture trustee in the ordinary course of business.

Description of the Administration Agreement

      COAF or another party specified in the applicable prospectus supplement, in its capacity as administrator, may enter into an administration agreement, which may be amended and supplemented from time to time, with the issuer and the related indenture trustee pursuant to which the administrator will agree, to the extent provided in the administration agreement, to provide the notices and to perform other administrative obligations required by the related indenture. With respect to any issuer, as compensation for the performance of the administrator’s obligations under the applicable administration agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to a monthly administration fee in an amount to be set forth in the applicable prospectus supplement. Any administration fee will be paid by the servicer.

DESCRIPTION OF THE INDENTURE

      The following summary describes the material terms of each indenture pursuant to which the notes of a series, if any, will be issued. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each applicable indenture and the applicable prospectus supplement.

Modification of Indenture

      The issuer and the indenture trustee may, subject to the rights, if any, of the applicable credit enhancement provider described in the applicable prospectus supplement, with the consent of the noteholders of the related series evidencing not less than a majority of the principal amount of those notes then Outstanding acting as a single class, and with the consent of the related credit enhancement provider, if any, execute a supplemental indenture for the purpose of adding provisions to, changing in any manner or eliminating any provisions of, the related indenture, or modifying (except as provided below) in any manner the rights of the related noteholders.

      With respect to the notes of a given series, without the consent of the Holder of each Outstanding note affected thereby, no supplemental indenture will:

•	change the final scheduled Payment Date of the principal of any note, or the due date of any payment of interest on any note, or reduce the principal amount thereof, or the interest rate thereon, change the place of payment where, or the coin or currency in which any note or any interest thereon is payable, or impair the right to institute suit for the enforcement of the payment of interest due on any note on or after the due date thereof or for the enforcement of the payment of the entire remaining unpaid principal amount of any note on or after the maturity date thereof or change any provision of relating to redemption of the notes;

•	reduce the outstanding principal balance of the Outstanding notes of any class, the consent of the noteholders of which is required to approve any such supplemental indenture, or the consent of the noteholders of which is required for any waiver of compliance with provisions of any indenture or servicer event of default under any servicing agreement and their consequences provided for in any indenture or for any other purpose under any indenture;

•	modify any of the provisions of any indenture related to the amendment or supplement of such indenture;

•	modify or alter the provisions of the proviso to the definition of the term “Outstanding” (as defined in the applicable indenture); or

•	permit the creation of any other lien with respect to any part of the trust property or terminate the lien of any indenture on any property at any time subject thereto or, except with respect to any action which would not have a material adverse effect on any noteholder (as evidenced by an opinion of counsel to such effect) or deprive any noteholder of the security afforded by the lien of such indenture.

      The related issuer and the applicable indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders of the related series but with the consent of the related credit enhancement provider, if any, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related indenture or of modifying in any manner the rights of those noteholders; provided that the action will not adversely affect the interest of any noteholder (without the prior consent of that noteholder).

Events of Default Under the Indenture; Rights Upon Event of Default

      With respect to the notes of a given series, an “event of default” under the related indenture may consist of:

•	a default for five days or more in the payment of any interest on any note of that series;

•	a default in the payment of the principal of, or any installment of the principal of, any note of that series when the same becomes due and payable;

•	a default in the observance or performance of any covenant or agreement of the applicable issuer made in the related indenture and the continuation of any default for a period of 30 days (or a longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default, if the default is capable of remedy within 90 days or less and the servicer on behalf of the trustee delivers an officer’s certificate to the indenture trustee to the effect that the issuer has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy the default) after notice thereof is given to the issuer by the applicable indenture trustee or, if applicable, the related credit enhancement provider, or to the issuer and the indenture trustee by the Holders of at 25% of the principal amount of the most senior class of notes Outstanding;

•	any representation or warranty made by the issuer in the related indenture or in any certificate delivered pursuant thereto or in connection therewith was incorrect in any material respect as of the time made, and that breach has not been cured within 30 days (or a longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default, if the default is capable of remedy within 90 days or less and the servicer on behalf of the trustee delivers an officer’s certificate to the indenture trustee to the effect that the issuer has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy the default) after notice thereof is given to the issuer by the applicable indenture trustee or, if applicable, the related credit enhancement provider, or to the issuer, the related credit enhancement provider, insurer, if any, and the indenture trustee by the Holders of at least 25% of the principal amount of the most senior class of notes Outstanding;

•	specified events of bankruptcy, insolvency, receivership or liquidation of the applicable issuer; or

•	other events, if any, set forth in the applicable prospectus supplement.

      The failure to pay principal on a class of notes generally will not result in the occurrence of an event of default under the indenture until the final scheduled Payment Date for that class of notes.

      With respect to each series that includes notes, any additional events of default or any variance to those listed above will be set forth in the applicable prospectus supplement and the rights and remedies of the related indenture trustee, the related Holders of the notes and the related credit enhancement provider, if any, will be described in the applicable prospectus supplement.

Material Covenants

      Each indenture will provide that the related issuer may not consolidate with or merge into any other entity, unless:

•	the entity (if other than the trust) formed or surviving consolidation or merger, or that acquires by conveyance or transfer the properties and assets of the trust substantially as an entirety, is organized and existing under the laws of the United States of America or any State thereof or the District of Columbia as a special purpose bankruptcy remote entity, and shall expressly assume in form satisfactory to the note insurer, the rating agencies, the indenture trustee and, if any notes offered by an issuer are insured by a note insurer and a note insurer default has occurred and is continuing, the noteholders constituting noteholder approval;

•	immediately after giving effect to such transaction, no event of insolvency or event of default under the related indenture has occurred and is continuing;

•	the trust has delivered to the note insurer, the rating agencies and the indenture trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance or transfer complies with the applicable indenture;

•	the trust has obtained prior written confirmation from the rating agencies that the ratings on the Class A Notes will not be reduced or withdrawn; and

•	the note insurer shall have given its prior written consent.

      Additionally, the related indenture will provide that each issuer will not, among other things:

•	except as expressly permitted by the applicable indenture, the applicable contribution agreement, the applicable servicing agreement, the applicable trust agreement, the applicable administration agreement or the other related documents with respect to the issuer, sell, transfer, exchange or otherwise dispose of any of the assets of the issuer;

•	claim any credit on or make any deduction from the principal and interest payable in respect of the notes of the related series (other than amounts withheld under the Internal Revenue Code of 1986, as amended, or applicable State law) or assert any claim against any present or former Holder of the notes because of the payment of taxes levied or assessed upon the issuer;

•	dissolve or liquidate in whole or in part;

•	permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted thereby;

•	permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the issuer or any part thereof, or any interest therein or the proceeds thereof; or

•	incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related notes and the related indenture, or otherwise in accordance with the related documents with respect to the issuer.

List of Noteholders

      With respect to the notes of any issuer, three or more Holders of the notes of any issuer or one or more Holders of such notes evidencing not less than 25% of the aggregate Outstanding principal amount of the notes may, by written request to the related indenture trustee accompanied by a copy of the communication that the applicant proposes to send, obtain access to the list of all noteholders maintained by such indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related indenture or under such notes. Such indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of such issuer.

Annual Compliance Statement

      Each issuer will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

Indenture Trustee’s Annual Report

      The indenture trustee for each issuer will be required to mail each year to all related noteholders a brief report setting forth the following:

•	its eligibility and qualification to continue as indenture trustee under the related indenture;

•	if the related indenture requires the indenture trustee to make advances, any amount advanced by it under the indenture;

•	the amount, interest rate and maturity date of any indebtedness owing by the issuer to the applicable indenture trustee in its individual capacity;

•	the property and funds physically held by the indenture trustee in its capacity as indenture trustee; and

•	any action taken by it that materially affects the related notes and that has not been previously reported.

Satisfaction and Discharge of Indenture

      An indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all the related notes or, subject to specified limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes.

The Indenture Trustee

      The indenture trustee of notes for each issuer will be specified in the applicable prospectus supplement. The principal office of the indenture trustee will be specified in the applicable prospectus supplement. The indenture trustee for any trust may resign at any time, in which event the issuer will be obligated to appoint a successor trustee for such issuer. The issuer will remove an indenture trustee if such indenture trustee ceases to be eligible to continue as such under the related indenture or if such indenture trustee becomes insolvent. In such circumstances, the issuer will be obligated to appoint a successor trustee for the notes of the applicable issuer. In addition, a majority of the most senior class of notes Outstanding may remove the indenture trustee without cause and may appoint a successor indenture trustee. Any resignation or removal of the indenture trustee and appointment of a successor trustee for the notes of the issuer does not become effective until acceptance of the appointment by the successor trustee for such issuer.

      Additional matters relating to the indenture trustee are described under “Description of the Transfer Agreements, the Servicing Agreement and the Administration Agreement — The Trustee and Indenture Trustee” in this prospectus.

MATERIAL LEGAL ASPECTS OF THE RECEIVABLES

Rights in the Receivables

      The transfer of the receivables by COAF to the seller, and by the seller to the applicable issuer, and the grant thereof to an indenture trustee, if any, the perfection of the security interests in the receivables and the enforcement of rights to realize on the related financed motor vehicles as collateral for the receivables are subject to a number of federal and State laws, including the Uniform Commercial Code and certificate of title act as in effect in various States. The servicer and the seller will take the actions described below to perfect the rights of the applicable trustee and the indenture trustee in the receivables.

      Under each servicing agreement or indenture, as applicable, the servicer or a subservicer may be appointed by the applicable trustee or indenture trustee to act as the custodian of the receivables if the indenture trustee is not acting as custodian. The custodian, will have physical possession of the receivables. While the receivables will not be physically marked to indicate the ownership interest thereof by the issuer, appropriate UCC-1 financing statements reflecting the transfer and assignment of the receivables by COAF to the seller, the contribution and assignment by the seller to the issuer and the grant by the issuer to the indenture trustee will be filed to perfect that interest and give notice of the issuer’s ownership interest in, and the indenture trustee’s security interest in, the receivables. If, through inadvertence or otherwise, any of the receivables were sold or granted to another party who purchased the receivables in the ordinary course of its business and took possession of the receivables, the purchaser would acquire an interest in the receivables superior to the interests of the issuer and the indenture trustee if the purchaser acquired the receivables for value and without actual knowledge of the issuer’s and the indenture trustee’s interests in the receivables, which could cause investors to suffer losses on their securities.

      Generally, the rights held by assignees of the receivables, including without limitation the issuer and the indenture trustee, will be subject to:

•	all the terms of the contracts related to or evidencing the receivable; and

•	any other defense or claim of the obligor against the assignor of such receivable which accrues before the obligor receives notification of the assignment.

      Because it is not anticipated that any of the obligors would receive notice of the assignment of any of the receivables, the issuer and the indenture trustee, if any, will be subject to defenses or claims of the obligor against the assignor even if such claims are unrelated to the receivable.

Security Interests in the Financed Motor Vehicles

      Obtaining Security Interests in Financed Motor Vehicles. In all States in which the receivables have been originated, retail installment sales receivables such as the receivables evidence the credit sale of automobiles and/or light-duty trucks by dealers to consumers. The receivables also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable Uniform Commercial Code. Perfection of security interests in the vehicles is generally governed by the motor vehicle registration laws of the State in which the vehicle is located. In most States, a security interest in an automobile or a light-duty truck is perfected by obtaining the certificate of title to the financed motor vehicle or the notation of the secured party’s lien on the vehicle’s certificate of title. COAF will warrant to the seller in the receivables purchase agreement that COAF has taken all steps necessary to obtain a perfected first priority security interest with respect to all financed motor vehicles securing the receivables and that the security interest has been assigned to the issuer. If COAF fails, because of clerical errors or otherwise, to effect or maintain the notation of the security interest on the certificate of title relating to a financed motor vehicle, the issuer may not have a first priority security interest in that financed motor vehicle.

      If COAF did not take the steps necessary to cause the security interest of COAF to be noted on the certificate of title for a financed vehicle until after 20 days after the date such security interest was created and the related obligor was insolvent on the date such steps were taken, the perfection of such security interest may be avoided as a preferential transfer under bankruptcy law if the obligor under the related receivables becomes the subject of a bankruptcy proceeding commenced within 90 days of the date of such perfection, in which case COAF, and subsequently, the seller, the issuer and the indenture trustee, if any, would be treated as an unsecured creditor of such obligor.

      Perfection of Security Interests in Financed Motor Vehicles. COAF will sell the receivables and assign its security interest in each financed motor vehicle to the seller. The seller will sell the receivables and assign the security interest in each financed motor vehicle to the related issuer. However, because of the administrative burden the expense, the servicer, the seller and the issuer will not amend any certificate of title to identify the issuer as the new secured party on the certificates of title relating to the financed motor vehicles. Accordingly, COAF will continue to be named as the secured party on the certificates of title relating to the financed motor vehicles. In most States, assignments such as those under the transfer and assignment agreement, the contribution agreement and the servicing agreement relating to each issuer, together with a perfected security interest in the related financed vehicles, is an effective conveyance of the security interests in the financed vehicles without amendment of the lien noted on the related certificate of title, and the new secured party succeeds to the assignor’s rights as the secured party. However, there exists a risk in not identifying the related issuer as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the issuer could be released or primed.

      In the absence of fraud, forgery or neglect by the financed motor vehicle owner or administrative error by State recording officials, notation of the lien of COAF generally will be sufficient to protect the related issuer against the rights of subsequent purchasers of a financed motor vehicle or subsequent lenders who take a security interest in a financed motor vehicle. If there are any financed motor vehicles as to which COAF has failed to perfect the security interest assigned to the related issuer, that security interest would be subordinate to, among others, subsequent purchasers of the financed motor vehicles and Holders of perfected security interests.

      Under the laws of most States, the perfected security interest in a financed motor vehicle would continue for four months after a vehicle is moved to a State other than the State in which it is initially registered and thereafter until the vehicle owner re-registers the vehicle in the new State. A majority of States require surrender of a certificate of title to re-register a vehicle. Therefore, the servicer will provide the department of motor vehicles or other appropriate State or county agency of the State of relocation with the certificate of title so that the owner can effect the re-registration. If the financed motor vehicle owner moves to a State that provides for notation of a lien on the certificate of title to perfect the security interests in the financed motor vehicle, absent clerical errors or fraud, COAF would receive notice of surrender of the certificate of title if its lien is noted thereon. Accordingly, the secured party will have notice and the opportunity to re-perfect the security interest in the financed motor vehicle in the State of relocation. If the financed motor vehicle owner moves to a State which does not require surrender of a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of motor vehicle installments sales receivables, COAF takes steps to effect re-perfection upon receipt of notice of registration or information from the obligor as to relocation. Similarly, when an obligor under a receivable sells a financed motor vehicle, the servicer must provide the owner with the certificate of title, or the servicer will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related receivable before release of the lien. Under each servicing agreement, the servicer, at its expense, will be obligated to take appropriate steps to maintain the continuous notation of COAF as the lienholder on the certificate of title for the financed motor vehicle.

      Under the laws of most States, statutory liens such as liens for unpaid taxes, liens for towing, storage and repairs performed on a motor vehicle, motor vehicle accident liens and liens arising under various State and federal criminal statutes take priority over a perfected security interest in a financed motor vehicle. The Internal Revenue Code also grants priority to federal tax liens over the lien of a secured party. The laws of most States and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in or acquired with the proceeds of unlawful activities, which may result in the loss of a secured party’s perfected security interest in a confiscated vehicle. With respect to each issuer, the seller will represent in each contribution agreement that, as of the initial issuance of the securities of the related series, no State or federal liens exist with respect to any financed motor vehicle securing payment on any related receivable. However, liens could arise, or a confiscation could occur, at any time during the term of a receivable. It is possible that no notice will be given to the servicer in the event that a lien arises or a confiscation occurs, and any lien arising or confiscation occurring after the related Closing Date would not give rise to COAF’s repurchase obligations under the related receivables purchase agreement.

Repossession

      In the event of a default by an obligor, the Holder of the related retail installments sales receivable has all the remedies of a secured party under the Uniform Commercial Code, except as specifically limited by other State laws. Among the Uniform Commercial Code remedies, the secured party has the right to repossess a financed vehicle by self-help means, unless that means would constitute a breach of the peace or is otherwise limited by applicable State law. Unless a financed vehicle is voluntarily surrendered, self-help repossession is accomplished simply by retaking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable State law, a court order must be obtained from the appropriate State court, and the financed vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the obligor of the default and the intent to repossess the collateral and to give the obligor a time period within which to cure the default prior to repossession. Generally, this right to cure may only be exercised on a limited number of occasions during the term of the related receivable. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace (although in some States, a course of conduct in which the creditor has accepted late payments has been held to create a right by the obligor to receive prior notice). In many States, after the financed vehicle has been repossessed, the obligor may reinstate the related receivable by paying the delinquent installments and other amounts due.

Notice of Sale; Redemption Rights

      In the event of a default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which the obligor may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

      The Uniform Commercial Code and other State laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In addition, some States also impose substantive timing requirements on the sale of repossessed vehicles and/or various substantive timing and content requirements relating to those notices. In some States, after a financed vehicle has been repossessed, the obligor may redeem the collateral by paying the delinquent installments and other amounts due. The obligor has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party the unpaid principal balance of the obligation, accrued interest thereon, reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees and legal expenses. In some other States, the obligor may redeem the collateral by payment of delinquent installments on the unpaid principal balance of the related obligation.

Deficiency Judgments and Excess Proceeds

      The proceeds of resale of the repossessed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some States impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those States that do not prohibit or limit those judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount. In addition to the notice requirement, the Uniform Commercial Code requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable.” Generally, courts have held that when a sale is not “commercially reasonable,” the secured party loses its right to a deficiency judgment.

      The Uniform Commercial Code also permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the Uniform Commercial Code. In particular, if the collateral is consumer goods, the Uniform Commercial Code grants the debtor the right to recover in any event an amount not less than the credit service charge plus 10% of the principal amount of the debt. In addition, prior to a sale, the Uniform Commercial Code permits the debtor or other interested person to prohibit or restrain on appropriate terms the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the Uniform Commercial Code.

      Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the Uniform Commercial Code requires the creditor to remit the surplus to any Holder of a subordinate lien with respect to the vehicle or if no subordinate lienholder exists, the Uniform Commercial Code requires the creditor to remit the surplus to the obligor.

Consumer Protection Law

      Numerous federal and State consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, the Soldiers’ and Sailors’ Civil Relief Act of 1940, State

adoptions of the National Consumer Act and of the Uniform Consumer Credit Code, State motor vehicle retail installment sales acts, State “lemon” laws and other similar laws. Also, State laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts such as the receivables described above.

      The so-called “Holder-in-Due-Course” Rule of the Federal Trade Commission has the effect of subjecting any assignee of the seller in a consumer credit transaction, and related creditors and their assignees, to all claims and defenses which the obligor in the transaction could assert against the seller. Liability under the FTC rule is limited to the amounts paid by the obligor under the contract, and the Holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor. The FTC rule is generally duplicated by the Uniform Consumer Credit Code, other State statutes or the common law in some States. Liability of assignees for claims under State consumer protection laws may differ though. In Alabama, for example, claims under Alabama consumer protection laws against the assignee are limited to the amount owing to the assignee at the time the claim or defense is asserted against the assignee.

      Most of the receivables will be subject to the requirements of the FTC rule. Accordingly, each issuer, as Holder of the related receivables, will be subject to any claims or defenses that the purchaser of the applicable financed motor vehicle may assert against the seller of the financed motor vehicle. As to each obligor, those claims under the FTC rule are limited to a maximum liability equal to the amounts paid by the obligor on the related receivable. COAF will represent in each receivables purchase agreement that each of the receivables, and the sale of the related financed motor vehicle thereunder, complied with all material requirements of applicable laws and the regulations issued pursuant thereto.

      Any shortfalls or losses arising in connection with the matters described in the three preceding paragraphs, to the extent not covered by amounts payable to the securityholders from amounts available under a credit enhancement mechanism, could result in losses to securityholders.

      Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

      In several cases, consumers have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient State action to afford constitutional protection to borrowers.

Certain Matters Relating to Bankruptcy

      The seller has been structured as a limited purpose entity and will only engage in activities permitted by its organizational documents and the indenture. The seller has no intention of filing a voluntary petition under the United States Bankruptcy Code or any similar applicable State law so long as the seller is solvent and does not reasonably foresee becoming insolvent. There can be no assurance, however, that the seller, or COAF, will not become insolvent and file a voluntary petition under the United States Bankruptcy Code or any similar applicable State law in the future.

      The voluntary or involuntary petition for relief under the United States Bankruptcy Code or any similar applicable State law with respect to COAF should not necessarily result in a similar voluntary application with respect to the seller so long as the seller is solvent and does not reasonably foresee becoming insolvent either by reason of COAF’s insolvency or otherwise. The seller has taken certain steps in structuring the transactions contemplated hereby that are intended to make it unlikely that any voluntary or involuntary petition for relief by COAF under applicable insolvency laws will result in the consolidation pursuant to such insolvency laws, of the assets and liabilities of the seller with those of COAF. These steps include the organization of the seller as a limited purpose entity pursuant to its limited liability company agreement, containing certain limitations (including restrictions on the limited nature of seller’s business and on its ability to commence a voluntary case or proceeding under any insolvency law without an affirmative vote of all of its directors, including independent directors). COAF and the seller believe that:

•	subject to certain assumptions (including the assumption that the books and records relating to the assets and liabilities of COAF will at all times be maintained separately from those relating to the assets and liabilities of the seller, the seller will prepare its own balance sheets and financial statements and the receivables will not appear as assets of COAF on its balance sheets, and there will be no commingling of the assets (other than the temporary commingling of collections and proceeds of the receivables to the extent specified in the applicable prospectus supplement) of COAF with those of the seller) the assets and liabilities of the seller should not be substantively consolidated with the assets and liabilities of COAF in the event of a petition for relief under the United States Bankruptcy Code with respect to COAF; and

•	the transfer of receivables by COAF to the seller should constitute an absolute transfer, and, therefore, such receivables would not be property of COAF in the event of the filing of an application for relief by or against COAF under the United States Bankruptcy Code.

      Counsel to the seller will also render its opinion that:

•	subject to certain assumptions, the assets and liabilities of the seller would not be substantively consolidated with the assets and liabilities of COAF in the event of a petition for relief under the United States Bankruptcy Code with respect to COAF; and

•	the transfer of receivables by COAF to the seller constitutes an absolute transfer.

      If, however, a bankruptcy trustee for COAF or a creditor of COAF were to take the view that COAF and the seller should be substantively consolidated or that the transfer of the receivables from COAF to the seller should be recharacterized as a pledge of such receivables, then delays in payments on the securities or (should the bankruptcy court rule in favor of any such trustee, debtor in possession or creditor) reductions in such payments could result if the note insurer were to default.

Repurchase Obligation

      Under each transfer and assignment agreement, COAF will make representations and warranties relating to the validity, subsistence, perfection and priority of the security interest in each related financed motor vehicle as of the related Closing Date. See “Description of the Transfer Agreements, the Servicing Agreement and the Administration Agreement — Sale and Assignment of the Receivables.” Accordingly, if any defect exists in the perfection of the security interest in the name of COAF in any financed motor vehicle as of the Closing Date and that defect adversely affects the related issuer’s interest in the related receivable, the defect would constitute a breach of a warranty under the receivables purchase agreement and would create an obligation of COAF to repurchase the receivable unless the breach is cured. Additionally, in the servicing agreement the servicer will make affirmative covenants regarding, among other things, the maintenance of the security interest in the name of COAF in each financed motor vehicle, the breach of which would create an obligation of the servicer to purchase any affected receivable from the related issuer unless the breach is cured.

Other Limitations

      In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Bankruptcy Code and similar State laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the Bankruptcy Code, a court may prevent a creditor from repossessing a vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy, as determined by the court, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a receivable or change the rate of interest and time of repayment of the indebtedness.

      Under the terms of the Soldiers’ and Sailors’ Relief Act of 1940, an obligor who enters the military service after the origination of the obligor’s receivable, including an obligor who is a member of the National Guard or is in reserve status at the time of the origination of the obligor’s receivable and is later called to active duty, may not be charged interest above an annual rate of 6% during the period of the obligor’s active duty status unless a court orders otherwise upon application of the lender. In addition, pursuant to the Military Reservist Relief Act, under some circumstances, California residents called into active duty with the reserves can delay payments on retail installment sales contracts, including the receivables described above, for a period, not to exceed 180 days, beginning with the order to active duty and ending 30 days after release. It is possible that the foregoing could have an effect on the ability of the servicer to collect the full amount of interest owing on some of the receivables. In addition, the acts described above impose limitations that would impair the ability of the servicer to repossess an affected receivable during the obligor’s period of active duty status. Thus, in the event that an affected receivable is in default, there may be delays and losses occasioned by the inability to exercise the issuer’s rights with respect to the related financed motor vehicle in a timely fashion.

      Any shortfalls or losses arising in connection with the matters described in the two preceding paragraphs, to the extent not covered by amounts payable to the securityholders from amounts available under a credit enhancement mechanism, could result in losses to securityholders.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      Set forth below is a discussion of the material United States federal income tax consequences relevant to the purchase, ownership and disposition of the notes and the certificates of any series. This discussion is based upon current provisions of the Internal Revenue Code, existing and proposed Treasury Regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities. To the extent that the following summary relates to matters of law or legal conclusions with respect thereto, such summary represents the opinion of Special Tax Counsel for each issuer, subject to the qualifications set forth in this section. There are no cases or Internal Revenue Service rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the notes and the certificates. As a result, there can be no assurance that the IRS will not challenge the conclusions reached in this prospectus, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth in this prospectus as well as the tax consequences to noteholders and certificateholders.

      Special Tax Counsel has prepared or reviewed the statements under the heading “Material Federal Income Tax Consequences” in the applicable prospectus supplement and in this prospectus and is of the opinion that these statements discuss all material federal income tax consequences to investors of the purchase, ownership and disposition of the notes or certificates. The tax opinions of Special Tax Counsel with respect to each type of trust or limited liability company and the notes or certificates to be issued by the trusts or limited liability companies which has been delivered in connection with the filing of this prospectus is subject to certain assumptions, conditions and qualifications as described in detail below. Prior to the time a trust or limited liability company is established and notes or certificates are issued, Special Tax Counsel will deliver another opinion, regarding the same tax issues, to either confirm the legal conclusions and the accuracy of those assumptions or conditions or to address any changes or differences which may exist at that time. To the extent any given series of notes or certificates, or the form of any trust or limited liability company, differs from the assumptions or conditions set forth in the following discussion or changes occur in the relevant tax laws, or in their application, any additional tax consequences will be disclosed in the applicable prospectus supplement and legal conclusions will be provided in an opinion of Special Tax Counsel. Each of those subsequent opinions of Special Tax Counsel will be filed with the Securities and Exchange Commission under Form 8-K prior to sale.

      However, the following discussion does not purport to deal with all aspects of federal income taxation that may be relevant to the noteholders and certificateholders in light of their personal investment circumstances nor, except for limited discussions of particular topics, to Holders subject to special treatment under the federal income tax laws, including:

•	financial institutions;

•	broker-dealers;

•	life insurance companies;

•	tax-exempt organizations;

•	persons that hold the notes or certificates as a position in a “straddle” or as part of a synthetic security or “hedge”, “conversion transaction” or other integrated investment;

•	persons that have a “functional currency” other than the U.S. dollar; and

•	investors in pass-through entities.

      This information is directed to prospective purchasers who purchase notes or certificates in the initial distribution thereof, who are citizens or residents of the United States, including domestic corporations and partnerships, and who hold the notes or certificates as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended. We suggest that prospective investors consult with their tax advisors as to the federal, State, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes or the certificates.

      The following discussion addresses notes, other than Strip Notes or any other series of notes specifically identified as receiving different tax treatment in the applicable prospectus supplement, which the seller, the servicer and the noteholders will agree to treat as indebtedness secured by the receivables. Upon the issuance of each series of notes, Special Tax Counsel is of the opinion that the notes will be treated as debt for federal income tax purposes.

      The following discussion also addresses certificates falling into three general categories:

•	Certificates representing interests in a trust which the seller, the servicer and the applicable certificateholders will agree to treat as equity interests in a grantor trust (a “Tax Trust”). Upon the issuance of each series of notes or certificates, if the applicable prospectus supplement specifies that the trust is a grantor trust, Special Tax Counsel is of the opinion that the trust will not be taxable as an association or publicly traded partnership taxable as a corporation, but should be classified as a grantor trust under Sections 671 through 679 of the Internal Revenue Code. Special Tax Counsel is of the opinion that the trust will not be subject to United States federal income tax, and Special Tax Counsel is of the opinion that the Certificates represent a pro rata undivided interest in the income and assets of the Tax Trust.

•	Certificates or membership interests — including Strip Certificates — and Strip Notes (“Partnership Certificates”), representing interests in a trust or limited liability company which the seller, the servicer and the applicable Holders will agree to treat as equity interests in a partnership (a “Tax Partnership”). Upon the issuance of the notes or Partnership Certificates, if the applicable prospectus supplement specifies that the trust or limited liability company is a partnership, Special Tax Counsel is of the opinion that the trust or limited liability company will be treated as a partnership and not as an association or publicly traded partnership taxable as a corporation and that the trust or limited liability company will not be subject to United States federal income tax. Special Tax Counsel is also of the opinion that the Partnership Certificates will be treated as partnership interests in the Tax Partnership.

•	Certificates or membership interests (“Tax Non-Entity Certificates”), all of which are owned by the seller, representing interests in a trust or limited liability company, as the case may be, which the seller and the servicer will agree to treat as a division of the seller and hence disregarded as a separate entity, in each case for purposes of federal, State and local income and franchise taxes (a “Tax Non-Entity”). Upon the issuance of each series of notes or certificates, if the applicable prospectus supplement specifies that the trust or limited liability company is a disregarded entity,

Special Tax Counsel is of the opinion that the trust or limited liability company will be disregarded and that the trust or limited liability company will not be subject to United States federal income tax. Special Tax Counsel is also of the opinion that the Tax Non-Entity Certificates represent direct ownership of the assets.

      The applicable prospectus supplement for each series of certificates will indicate whether the associated trust is a Tax Trust, Tax Partnership or Tax Non-Entity. Because the seller will treat each Tax Trust as a grantor trust, each Tax Partnership as a partnership, and each Tax Non-Entity as a division of seller, for federal income tax purposes, the seller will not comply with the tax reporting requirements that would apply under any alternative characterizations of a Tax Trust, Tax Partnership or Tax Non-Entity. For purposes of this discussion, references to a “holder” are to the beneficial owner of a note, Trust Certificate, Partnership Certificate or Tax Non-Entity Certificate, as the context may require.

The Notes

      Characterization as Debt. For each series of notes, except for Strip Notes and any series which is specifically identified as receiving different tax treatment in the accompanying applicable prospectus supplement, regardless of whether the notes are issued by a Tax Trust or a Tax Partnership or a Tax Non-Entity, upon the issuance of each series of notes, Special Tax Counsel is of the opinion that the notes will be treated as debt for federal income tax purposes. The seller, the servicer and each noteholder, by acquiring an interest in a note, will agree to treat the notes as indebtedness for federal, State and local income, excise, privilege and franchise tax purposes. The accompanying applicable prospectus supplement will specify whether the issuer of the notes is a Tax Trust, Tax Partnership or Tax Non-Entity for federal income tax purposes. See “Trust Certificates — Classification of Trusts and Trust Certificates”, “Partnership Certificates — Classification of Partnerships and Partnership Certificates” or “Tax Non-Entity Certificates — Classification of Tax Non-Entity and Tax Non-Entity Certificates” in this prospectus for a discussion of the potential federal income tax considerations for noteholders if the IRS were successful in challenging the characterization of a Tax Trust, a Tax Partnership or a Tax Non-Entity, as applicable, for federal income tax purposes.

      Treatment of Stated Interest. Assuming the notes are treated as debt for federal income tax purposes and are not issued with OID, the stated interest on a note will be taxable to a noteholder as ordinary income when received or accrued in accordance with the noteholder’s regular method of tax accounting. Interest received on a note may constitute “investment income” for purposes of some limitations of the Internal Revenue Code concerning the deductibility of investment interest expense.

      Original Issue Discount. Except to the extent indicated in the accompanying applicable prospectus supplement, no series of notes will be issued with OID. In general, OID is the excess of the stated redemption price at maturity of a debt instrument over its issue price, unless that excess falls within a statutorily defined de minimis exception. A note’s stated redemption price at maturity is the aggregate of all payments required to be made under the note through maturity except qualified stated interest. Qualified stated interest is generally interest that is unconditionally payable in cash or property, other than debt instruments of the issuer, at fixed intervals of one year or less during the entire term of the instrument at specified rates. The issue price will be the first price at which a substantial amount of the notes are sold, excluding sales to bond holders, brokers or similar persons acting as underwriters, placement agents or wholesalers.

      If a note were treated as being issued with OID, a noteholder would be required to include OID in income as interest over the term of the note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, each cash distribution would be treated as an amount already included in income, to the extent OID has accrued as of the date of the interest distribution and is not allocated to prior distributions, or as a repayment of principal. This treatment would have no significant effect on noteholders using the accrual method of accounting. However, cash method noteholders may be required to report income on the notes in advance of the receipt of cash attributable to that income. Even if a note has OID falling within the de minimis exception, the noteholder must include that OID in income proportionately as principal payments are made on that note.

      A Holder of a Short-Term Note which has a fixed maturity date not more than one year from the issue date of that note will generally not be required to include OID on the Short-Term Note in income as it accrues, provided the Holder of the note is not an accrual method taxpayer, a bank, a broker or dealer that holds the note as inventory, a regulated investment company or common trust fund, or the beneficial owner of pass-through entities specified in the Internal Revenue Code, or provided the Holder does not hold the instrument as part of a hedging transaction, or as a stripped bond or stripped coupon. Instead, the Holder of a Short-Term Note would include the OID accrued on the note in gross income upon a sale or exchange of the note or at maturity, or if the note is payable in installments, as principal is paid thereon. A Holder of a Short-Term Note would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the note to the extent it exceeds the sum of the interest income, if any, and OID accrued on the note. However, a Holder may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by the Holder in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a Short-Term Note on a ratable, straight-line basis, unless the Holder irrevocably elects, under regulations to be issued by the Treasury Department, to apply a constant interest method to such obligation, using the Holder’s yield to maturity and daily compounding.

      A Holder who purchases a note after the initial distribution thereof at a discount that exceeds a statutorily defined de minimis amount will be subject to the “market discount” rules of the Internal Revenue Code, and a Holder who purchases a note at a premium will be subject to the bond premium amortization rules of the Internal Revenue Code.

      Disposition of Notes. If a noteholder sells a note, the Holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the Holder’s adjusted tax basis in the note. The adjusted tax basis of the note to a particular noteholder will equal the Holder’s cost for the note, increased by any OID and market discount previously included by the noteholder in income from the note and decreased by any bond premium previously amortized and any principal payments previously received by the noteholder on the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income. Capital gain or loss will be long-term if the note was held by the Holder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

      Information Reporting and Backup Withholding. Each Tax Trust, Tax Partnership and Tax Non-Entity will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid on the notes, and the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt Holders which are generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status. Each Holder will be required to provide to the Tax Trust, Tax Partnership or Tax Non-Entity, under penalties of perjury, a certificate containing the Holder’s name, address, correct federal taxpayer identification number and a statement that the Holder is not subject to backup withholding. If a nonexempt noteholder fails to provide the required certification, the Tax Trust, Tax Partnership or Tax Non-Entity will be required to withhold, from interest otherwise payable to the Holder, a portion of that interest and remit the withheld amount to the IRS as a credit against the Holder’s federal income tax liability. Payments of interest made before August 7, 2001 are subject to backup withholding at a rate of 31%. Payments made on or after August 7, 2001 are subject to backup withholding at a rate of 30.5% if made in 2001; 30% if made in 2002 or 2003; 29% if made in 2004 or 2005; 28% if made after 2005 and before 2010; and 31% thereafter.

      The IRS has issued new regulations governing the backup withholding and information reporting requirements. The new regulations are generally effective for payments made after December 31, 2000. We suggest that noteholders consult with their tax advisors with respect to the impact, if any, of the new regulations.

      Because the seller will treat each Tax Trust as a grantor trust, each Tax Partnership as a partnership, each Tax Non-Entity as a division of the seller and all notes, except Strip Notes and any other series of notes specifically identified as receiving different tax treatment in the accompanying applicable prospectus supplement, as indebtedness for federal income tax purposes, the seller will not comply with the tax reporting requirements that would apply under any alternative characterizations of a Tax Trust, Tax Partnership or Tax Non-Entity.

      Tax Consequences to Foreign Noteholders. If interest paid or accrued to a noteholder who is a Foreign Person is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person, the interest generally will be considered “portfolio interest”, and generally will not be subject to United States federal income tax and withholding tax, as long as the Foreign Person:

•	is not actually or constructively a “10 percent shareholder” of a Tax Trust, Tax Partnership or the seller, including a Holder of 10 percent of the applicable Outstanding certificates, or a “controlled foreign corporation” with respect to which the Tax Trust, Tax Partnership or the seller is a “related person” within the meaning of the Internal Revenue Code, and

•	provides an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the note is a Foreign Person and providing that Foreign Person’s name and address. If the information provided in this statement changes, the Foreign Person must so inform the Tax Trust or Tax Partnership within 30 days of change.

If the interest were not portfolio interest or if applicable certification requirements were not satisfied, then it would be subject to United States federal income and withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable tax treaty. The IRS has issued new regulations governing withholding, backup withholding and information reporting requirements. Foreign persons should consult their tax advisors with respect to the effect, if any, of the new regulations.

      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that:

•	the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person; and

•	in the case of a foreign individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

      If the interest, gain or income on a note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the Holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, generally will be subject to United States Federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its “effectively connected earnings and profits” within the meaning of the Internal Revenue Code for the taxable year, as adjusted for specified items, unless it qualifies for a lower rate under an applicable tax treaty.

Trust Certificates

      Classification of Trusts and Trust Certificates. For each series of certificates identified in the applicable prospectus supplement as Trust Certificates, upon the issuance of each series of Trust Certificates, Special Tax Counsel is of the opinion that the Tax Trust will not be taxable as an association or publicly traded partnership taxable as a corporation, but should be classified as a grantor trust under Sections 671 through 679 of the Internal Revenue Code and that the Trust Certificates will be treated as representing a pro rata undivided interest in the income and assets of the Tax Trust. For each series of Trust Certificates, the seller and the certificateholders will express in the trust agreement and on the Trust Certificates their intent that, for federal, State and local income and franchise tax purposes, the Trust Certificates will represent an equity interest in the Tax Trust.

      Although Special Tax Counsel has opined that each Tax Trust will be properly be classified as a grantor trust for federal income tax purposes, there are no cases or IRS rulings on similar transactions that opinion is not binding on the IRS or the courts and no assurance can be given that this characterization would prevail. If the IRS were to contend successfully that any such Tax Trust is not a grantor trust, the Tax Trust will be classified for federal income tax purposes as a partnership which is not taxable as a corporation. The income reportable by the Holders of Trust Certificates as partners could differ from the income reportable by the Holders of Trust Certificates as grantors of a grantor trust. However, it is not expected that such differences would be material. If a Tax Trust were classified for federal income tax purposes as a partnership, the IRS might contend that it is a “publicly traded partnership” taxable as a corporation. If the IRS were to contend successfully that a Tax Trust is an association taxable as a corporation for federal income tax purposes, such Tax Trust would be subject to federal and State income tax at corporate rates on the income from the receivables, reduced by deductions, including interest on any notes unless the notes were treated as an equity interest. See “Partnership Certificates — Classification of Partnerships and Partnership Certificates” in this prospectus.

      Despite Special Tax Counsel’s opinion that a Tax Trust will be classified as a grantor trust, the lack of cases or IRS rulings on similar transactions, as discussed above, permits a variety of alternative characterizations in addition to the position to be taken that the Trust Certificates represent equity interests in a grantor trust. For example, because Trust Certificates will have some features characteristic of debt, the Trust Certificates might be considered indebtedness of a Tax Trust, the seller or the issuer. Except as described above, any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of Trust Certificates as equity in a trust, described below. The following discussion assumes that Trust Certificates represent equity interests in a grantor trust.

      Grantor Trust Treatment. As a grantor trust, a Tax Trust will not be subject to federal income tax. Subject to the discussion below under “Treatment of Fees or Payment” in this prospectus in Special Tax Counsel’s opinion each certificateholder will be required to report on its federal income tax return its pro rata share of the entire income from the receivables and any other property in the Tax Trust for the period during which it owns a Trust Certificate, including interest or finance charges earned on the receivables and any gain or loss upon collection or disposition of the receivables, in accordance with the certificateholder’s method of accounting. A certificateholder using the cash method of accounting will generally take into account its pro rata share of income as and when received by the trustee. A certificateholder using an accrual method of accounting will generally take into account its pro rata share of income as it accrues or is received by the trustee, whichever is earlier.

      Assuming that the market discount rules do not apply, the portion of each payment to a certificateholder that is allocable to principal on the receivables will represent a recovery of capital, which will reduce the tax basis of the certificateholder’s undivided interest in the receivables. In computing its federal income tax liability, a certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of interest paid on any notes, reasonable servicing fees, and other fees paid or incurred by the Tax Trust. If a certificateholder is an individual, estate or trust, the deduction for the certificateholder’s pro rata share of such fees will be allowed only to the extent that all of such certificateholder’s miscellaneous itemized deductions, including servicing and other fees, exceed 2% of the certificateholder’s adjusted gross income. Because the servicer will not report to certificateholders the amount of income or deductions attributable to miscellaneous charges, a certificateholder may effectively under report its net taxable income. See “Treatment of Fees or Payments” in this prospectus for a discussion of other possible consequences if amounts paid to the servicer exceed reasonable compensation for services rendered.

      Treatment of Fees or Payments. It is expected that income will be reported to certificateholders on the assumption that the certificateholders own a 100% interest in all of the principal and interest derived from the receivables. However, a portion of the amounts paid to the servicer or the seller may exceed reasonable fees for services. There are no authoritative guidelines, for federal income tax purposes, as to the maximum amount of compensation that may be considered reasonable for servicing the receivables or performing other services, in the context of this or similar transactions; accordingly, Special Tax Counsel is unable to give an opinion on this issue. If amounts paid to the servicer or the seller exceed reasonable compensation for services provided, the servicer or the seller or both may be viewed as having retained, for federal income tax purposes, an ownership interest in a portion of each interest payment or certain receivables. As a result, such receivables may be treated as “stripped bonds” within the meaning of the Internal Revenue Code.

      To the extent that the receivables are characterized as “stripped bonds”, the income of the Tax Trust allocable to certificateholders would not include the portion of the interest on the receivables treated as having been retained by the servicer or the seller, as the case may be, and the Tax Trust’s deductions would be limited to reasonable servicing fees, interest paid on any notes and other fees. In addition, a certificateholder would not be subject to the market discount and premium rules discussed below with respect to the stripped receivables, but instead would be subject to the OID rules of the Internal Revenue Code. However, if the price at which a certificateholder were deemed to have acquired a stripped receivable is less than the remaining principal balance of the receivable by an amount which is less than a statutorily defined de minimis amount, the receivable would not be treated as having OID. In general, it appears that the amount of OID on a receivable treated as a “stripped bond” will be de minimis if it is less than of 1% for each full year remaining after the purchase date until the final maturity of the receivable, although the IRS could take the position that the weighted average maturity date, rather than the final maturity date, should be used in performing this calculation. If the amount of OID was de minimis under this rule, the actual amount of discount on a receivable would be includible in income as principal payments are received on the receivable.

      If the OID on a receivable were not treated as de minimis, a certificateholder would be required to include any OID in income as it accrues, regardless of when cash payment are received, using a method reflecting a constant yield on the receivables. It is possible that the IRS could assert that a Prepayment Assumption should be used in computing the yield of a stripped receivable. If a stripped receivable is deemed to be acquired by a certificateholder at a significant discount, the use of a Prepayment Assumption could accelerate the accrual of income by a certificateholder.

      It is also possible that any fees deemed to be excessive could be recharacterized as deferred purchase price payable to the seller by certificateholders in exchange for the receivables. The likely effect of such recharacterization would be to increase current taxable income to a certificateholder.

      Discount and Premium. The following discussion generally assumes that the fees and other amounts payable to the servicer and the seller will not be recharacterized as being retained ownership interests in the receivables, as discussed above. A purchaser of a Trust Certificate should be treated as purchasing an interest in each receivable and any other property in the Tax Trust at a price determined by allocating the purchase price paid for the Trust Certificate among the receivables and other property in proportion to their fair market values at the time of purchase of the Trust Certificate.

      It is believed that the receivables were not and will not be issued with OID; therefore, a Tax Trust should not have OID income. However, the purchase price paid by the Tax Trust for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or market discount, as the case may be. The market discount on a receivable will be considered to be zero if it is less than the statutorily defined de minimis amount.

      Any gain on the sale of a Trust Certificate attributable to the Holder’s share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the Holder. Moreover, a Holder who acquires a Trust Certificate representing an interest in receivables acquired at a market discount may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred or maintained to purchase or carry the Trust Certificate until the Holder disposes of the Trust Certificate in a taxable transaction. Instead of recognizing market discount, if any, upon a disposition of Trust Certificates and deferring any applicable interest expense, a Holder may elect to include market discount in income currently as the discount accrues. The current inclusion election, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies, and may be revoked without the consent of the IRS.

      In the event that a receivable is treated as purchased at a premium, that is, the allocable portion of the certificateholder’s purchase price for the Trust Certificate exceeds the remaining principal balance of the receivable, the premium will be amortizable by a certificateholder as an offset to interest income, with a corresponding reduction in basis, under a constant yield method over the term of the receivable if the certificateholder makes an election. Any such election will apply to all debt instruments held by the certificateholder during the year in which the election is made and to all debt instruments acquired thereafter.

      Disposition of Trust Certificates. Generally, capital gain or loss will be recognized on a sale of Trust Certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the Trust Certificates sold. A certificateholder’s tax basis in a Trust Certificate will generally equal his cost increased by any OID and market discount previously included in income, and decreased by any bond premium previously amortized and by the amount of principal payments previously received on the receivables held by the Tax Trust. Any gain on the sale of a Trust Certificate attributable to the Holder’s share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the certificateholder, unless the certificateholder makes the special election described in this prospectus under “Discount and Premium”.

      If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the Trust Certificates that exceeds the aggregate cash distributions, that excess will generally give rise to a capital loss upon the retirement of the Trust Certificates.

      Backup Withholding. Distributions made on Trust Certificates and proceeds from the sale of the certificates will be subject to a “backup” withholding tax of 31% if, as discussed above in connection with the notes, the certificateholder fails to comply with identification procedures, unless the Holder is an exempt recipient under applicable provisions of the Internal Revenue Code.

      Tax Consequences to Foreign Trust Certificateholders. Interest attributable to receivables which is received by a certificateholder which is a Foreign Person will generally not be subject to the normal 30% withholding tax imposed on those payments, provided that such certificateholder is not engaged in a trade or business in the United States and that such certificateholder fulfills the certification requirements discussed in this prospectus under “The Notes — Tax Consequences to Foreign Noteholders.”

Partnership Certificates

      Classification of Partnerships and Partnership Certificates. For each series of certificates identified in the accompanying applicable prospectus supplement as Partnership Certificates, the seller and the servicer will agree, and the certificateholders will agree by their purchase of the Partnership Certificates, to treat the Tax Partnership as a partnership for purposes of federal, State and local income and franchise tax purposes, with the partners of the Partnership being the certificateholders and the seller, in its capacity as recipient of distributions from the reserve fund, and any notes being debt of such Tax Partnership. However, the proper characterization of the arrangement involving the Tax Partnership, the Partnership Certificates, the seller and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus and applicable prospectus supplement.

      If the Tax Partnership were classified as an association taxable as a corporation for federal income tax purposes, the Tax Partnership would be subject to corporation income tax. Any corporate income tax could materially reduce or eliminate cash that would otherwise be distributable on the Partnership Certificates and certificateholders could be liable for any such tax that is unpaid by the Tax Partnership. However, upon the issuance of each series of Partnership Certificates, Special Tax Counsel is of the opinion that, for United States federal income tax purposes, the Tax Partnership will be treated as a partnership and will not be treated as an association taxable as a corporation, and that the Partnership Certificates will be treated as partnership interests in the Tax Partnership.

      Even if a Tax Partnership were not classified as an association taxable as a corporation, it would be subject to corporate income tax if it were a “publicly traded partnership” taxable as a corporation. However, in the opinion of Special Tax Counsel, even if the Tax Partnership were treated as a publicly traded partnership, it would not be taxable as a corporation because it would meet qualifying income tests. Nonetheless, if a Tax Partnership were treated as a publicly traded partnership and the Partnership Certificates were treated as equity interests in such a partnership, some Holders could suffer adverse consequences. For example, some Holders might be subject to limitations on their ability to deduct their share of the Tax Partnership’s expenses.

      Despite Special Tax Counsel’s opinion that a Tax Partnership will be classified as a partnership and not as an association or publicly traded partnership taxable as a corporation, the lack of cases or rulings on similar transactions, as discussed above, permits a variety of alternative characterizations in addition to the position to be taken that the Partnership Certificates presented equity interests in a partnership. For example, because the Partnership Certificates will have some features characteristic of debt, the Partnership Certificates might be considered indebtedness of the Tax Partnership, the seller or the issuer. Except as described above, any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the Partnership Certificates as equity in a partnership, described below. The following discussion assumes that the Partnership Certificates represent equity interests in a partnership.

      Partnership Taxation. A Tax Partnership will not be subject to federal income tax, but each certificateholder will be required to separately take into account such Holder’s allocated share of income, gains, losses, deductions and credits of the Tax Partnership. The Tax Partnership’s income will consist primarily of interest and finance charges earned on the receivables, including appropriate adjustments for market discount, OID, and bond premium, and any gain upon collection or disposition of the receivables. The Tax Partnership’s deductions will consist primarily of interest paid or accrued on any notes, servicing and other fees, and losses or deductions upon collection or disposition of the receivables.

      The tax items of a partnership are allocable to the partners in accordance with the Internal Revenue Code, Treasury Regulations and the partnership agreement and, for any series of Partnership Certificates, the trust agreement and related documents. Each trust agreement for a Tax Partnership will provide that the certificateholders will be allocated taxable income of the Tax Partnership for each month equal to their allocable share of the sum of:

•	the pass through rate on the Partnership Certificates for such month;

•	an amount equivalent to interest that accrues during that month on amounts previously due on such Partnership Certificates but not yet distributed;

•	any Tax Partnership income attributable to discount on the receivables that correspondence to any excess of the principal amount of the Partnership Certificates over their initial issue price; and

•	any prepayment surplus payable to the Partnership Certificates for that month.

In addition, each trust agreement for a Tax Partnership will provide that the certificateholders will be allocated their allocable share for each month of the entire amount of interest expense paid by the Tax Partnership on any notes. If the Tax Partnership issues any Strip Notes or Strip Certificates, it will also provide that the certificateholders will be allocated taxable income of such Tax Partnership for each month in the amounts described in the applicable prospectus supplement. All taxable income of the Tax Partnership remaining after the allocations to the certificateholders will be allocated to the seller. It is believed that the allocations to certificateholders will be valid under applicable Treasury Regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass through rate plus the other items described above, and Holders of Strip Notes or Strip Certificates may be allocated income equal to the amount described in the applicable prospectus supplement, even though the Tax Partnership might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis Holders will in effect be required to report income from the Partnership Certificates on the accrual method. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing Partnership Certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Tax Partnership.

      Additionally, all of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute “unrelated business taxable income” generally taxable to such a Holder under the Internal Revenue Code.

      An individual taxpayer may generally deduct miscellaneous itemized deductions, which do not include interest expense, only to the extent they exceed two percent of adjusted gross income, and, additional limitations may apply. Those limitations would apply to an individual certificateholder’s share of expenses of a Tax Partnership, including fees to the servicer, and might result in the Holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such Holder over the life of such Tax Partnership.

      Each Tax Partnership intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that calculations be made separately for each receivable, a Tax Partnership might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

      Discount and Premium. It is believed that the receivables were not and will not be issued with OID and, therefore, that a Tax Partnership should not have OID income. However, the purchase price paid by the Tax Partnership for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or market discount, as the case may be. As indicted above, each Tax Partnership will make this calculation on an aggregate basis, but might be required to recompute it on a receivable-by-receivable basis.

      Each Tax Partnership will make an election that will result in any market discount on the receivables being included in income currently as such discount accrues over the life of the receivables. As indicated above, a portion of the market discount income will be allocated to certificateholders.

      Section 708 Termination. Under Section 708 of the Internal Revenue Code, a Tax Partnership will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in such Tax Partnership are sold or exchanged within a 12-month period. If a termination occurs, a Tax Partnership will be considered to contribute all of its assets to a new partnership followed by a liquidation of the original Tax Partnership. A Tax Partnership will not comply with the technical requirements that might apply when such a constructive termination occurs. As a result, the Tax Partnership may be subject to tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, a Tax Partnership might not be able to comply due to lack of data.

      Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Partnership Certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the Partnership Certificates sold. A certificateholder’s tax basis in a Partnership Certificate will generally equal his cost increased by his share of the Tax Partnership’s income, includible in his income, for the current and prior taxable years and decreased by any distributions received on such Partnership Certificate. In addition, both tax basis in the Partnership Certificates and the amount realized on a sale of a Partnership Certificate would include the Holder’s share of any notes and other liabilities of the Tax Partnership. A Holder acquiring Partnership Certificates of the same series at different prices may be required to maintain a single aggregate adjusted tax basis in the Partnership Certificates, and, upon a sale or other disposition of some of the Partnership Certificates, allocate a pro rata portion of the aggregate tax basis to the Partnership Certificates sold, rather than maintaining a separate tax basis in each Partnership Certificate for purposes of computing gain or loss on a sale of that Partnership Certificate.

      If a certificateholder is required to recognize an aggregate amount of income not including income attributable to disallowed itemized deductions described above over the life of the Partnership Certificates that exceeds the aggregate cash distributions on the Partnership Certificates, that excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates.

      Allocations Between Transferors and Transferees. In general, each Tax Partnership’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of the Partnership Certificates or a fractional share of the Strip Notes or Strip Certificates owned by them as of the first Record Date following the end of the month. As a result, a Holder purchasing Partnership Certificates may be allocated tax items, which will affect its tax liability and tax basis, attributable to periods before its actual purchase.

      The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed or only applies to transfers of less than all of the partner’s interest, taxable income or losses of Tax Partnership might be reallocated among the certificateholders. The owner trustee is authorized to revise a Tax Partnership’s method of allocation between transferors and transferees to conform to a method permitted by future regulations.

      Section 754 Election. In the event that a certificateholder sells its Partnership Certificate for greater or less than its adjusted basis therefor, the purchasing certificateholder will have a higher or lower basis, as the case may be, in the Partnership Certificates than the selling certificateholder had. The tax basis of the Tax Partnership’s assets will not be adjusted to reflect that higher or lower basis unless the Tax Partnership were to file an election under Section 754 of the Internal Revenue Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, a Tax Partnership will not make such an election. As a result, certificateholders might be allocated a greater or lesser amount of Tax Partnership income than would be based on their own purchase price for Partnership Certificates.

      Administrative Matters. For each Tax Partnership, the trustee is required to maintain complete and accurate books of such Tax Partnership. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of each Tax Partnership will be the calendar year. The trustee will file a partnership information return, IRS Form 1065, with the IRS for each taxable year of the Tax Partnership and will report each certificateholder’s allocable share of items of Tax Partnership income and expense to Holders and the IRS on Schedule K-1. Any person that holds Partnership Certificates as a nominee at any time during a calendar year is required to furnish the Tax Partnership with a statement containing information on the nominee, the beneficial owners and the Partnership Certificates so held. Each Tax Partnership will provide the Schedule K-1 information to nominees that fail to provide the Tax Partnership with the information referenced in the preceding sentence and such nominees will be required to forward such information to the beneficial owners of the Partnership Certificates. Generally, Holders must file tax returns that are consistent with the information return filed by the Tax Partnership or be subject to penalties unless the Holder notifies the IRS of all such inconsistencies.

      The seller, as the tax matters partner for each Tax Partnership, will be responsible for representing the certificateholders in any dispute with the IRS. The Internal Revenue Code provides for administrative examination of a partnership as if the partnership were a separate taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed or deemed filed. Any adverse determination following an audit of the return of a Tax Partnership by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders and, under some circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Tax Partnership. An adjustment could result in an audit of a certificateholder’s returns and adjustments of items not related to the income and losses of the Tax Partnership.

      Tax Consequences to Foreign Certificateholders. It is not clear whether any Tax Partnership would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority on that issue under facts substantially similar to those described in this prospectus and the applicable prospectus supplement. Although it is not expected that any Tax Partnership would be engaged in a trade or business in the United States for such purposes, each Tax Partnership will withhold as if it were so engaged in order to protect the Tax Partnership from possible adverse consequences of a failure to withhold. It is expected that each Tax Partnership will withhold on the portion of its taxable income that is allocable to foreign certificateholders as if such income were effectively connected to a United States trade or business, at a rate of 35% for foreign Holders that are taxable as corporations and 39.6% for all other foreign Holders. In determining a Holder’s nonforeign status, a Tax Partnership may generally rely on the Holder’s certification of nonforeign status signed under penalties of perjury.

      Each foreign Holder might be required to file a United States individual or corporate income tax return and pay tax, including, in the case of a corporation, the branch profits tax, on its share of the Tax Partnership’s income. Each foreign Holder must obtain a taxpayer identification number from the IRS and submit that number to the Tax Partnership on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign Holder generally would be entitled to file with the IRS a claim for refund for taxes withheld by the Tax Partnership, taking the position that no taxes were due because the Tax Partnership was not engaged in a U.S. trade or business. However, the IRS may assert that the tax liability should be based on gross income, and no assurance can be given as to the appropriate amount of tax liability.

      Backup Withholding. Distributions made on any Partnership Certificates and proceeds from the sale of such Partnership Certificates will be subject to a “backup” withholding tax of 31% if, as discussed above in connection with the notes, the certificateholder fails to comply with identification procedures, unless the Holder is an exempt recipient under applicable provisions of the Internal Revenue Code.

Tax Non-Entity Certificates

      Classification of Tax Non-Entity and Tax Non-Entity Certificates. For each series of certificates or membership interests identified in the applicable prospectus supplement as Tax Non-Entity Certificates and which are entirely owned by the seller, the seller and the servicer will agree, pursuant to the “check-the-box” Treasury Regulations, to treat the Tax Non-Entity as a division of the seller, and hence a disregarded entity, for federal income tax purposes. In other words, for federal income tax purposes, the seller will be treated as the owner of all the assets of the Tax Non-Entity and the obligor of all the liabilities of the Tax Non-Entity. Upon the issuance of each series of Tax Non-Entity Certificates, Special Tax Counsel is of the opinion that the Tax Non-Entity will be treated as a division of the seller and will be disregarded as a separate entity for United States Federal income tax purposes, and that the Tax Non-Entity Certificates represent direct ownership of the assets. Under the “check-the-box” Treasury Regulations, unless the Tax Non-Entity is a trust that is treated as a Tax Trust for federal income tax purposes, an unincorporated domestic entity with more than one equity owner is automatically classified as a Tax Partnership for federal income tax purposes. If the trust or limited liability company, as the case may be, is classified as a Tax Non-Entity when all its equity interests are wholly-owned by the seller and if certificates are then sold or issued in any manner which results in there being more than one certificateholder, the trust or limited liability company, as the case may be, will be treated as a Tax Partnership.

      If certificates are issued to more than one person, the seller and the servicer will agree, and the certificateholders will agree by their purchase, to treat the trust or limited liability company, as the case may be, as a Tax Partnership for purposes of federal, State and local income and franchise tax purposes, with the partners of such partnership being the certificateholders, including the seller, and the notes being debt of such partnership.

      Risks of Alternative Characterization. If a Tax Non-Entity were an association or a “publicly traded partnership” taxable as a corporation for federal income tax purposes, it would be subject to corporate income tax as discussed in this prospectus under “Partnership Certificates — Classification of Partnerships and Partnership Certificates.”

STATE AND LOCAL TAX CONSEQUENCES

      The above discussion does not address the tax treatment of any Tax Trust, Tax Partnership, Tax Non-Entity, notes, certificates, noteholders, certificateholders or membership interest Holders under any State or local tax laws. The activities to be undertaken by the servicer in servicing and collecting the receivables will take place throughout the United States and, therefore, many different tax regimes potentially apply to different portions of these transactions. Prospective investors are urged to consult with their tax advisors regarding the State and local tax treatment of any Tax Trust, Tax Partnership or Tax Non-Entity as well as any State and local tax considerations for them of purchasing, holding and disposing of notes, certificates or membership interests.

ERISA CONSIDERATIONS

      Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and specified types of Keogh Plans and collective investment funds or insurance company general or separate accounts in which these plans and accounts are invested (we refer to each of these as a “benefit plan”) from engaging in specified transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to that benefit plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons. The acquisition or holding of securities by a benefit plan could be considered to give rise to a prohibited transaction if the seller, the servicer, the related issuer or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to that benefit plan.

Exemptions Available to Debt Instruments

      In addition, transactions involving the issuer might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a benefit plan that purchased securities if assets of the issuer were deemed to be assets of the benefit plan. Under a regulation issued by the U.S. Department of Labor, the assets of the issuer would be treated as plan assets of a benefit plan for the purposes of ERISA and the Code only if the benefit plan acquired an “equity interest” in the issuer and none of the exceptions contained in the plan assets regulation applied. An equity interest is defined under the plan assets regulation as an interest other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features. It is likely that the certificates will be treated as an equity interest for these purposes. For additional information regarding the equity or debt treatment of notes, see “ERISA Considerations” in the applicable prospectus supplement.

      Without regard to whether the notes are treated as an equity interest for these purposes, the acquisition or holding of notes by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if the servicer, the seller, the issuer or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to that benefit plan. Exemptions from the prohibited transaction rules could apply to the purchase and holding of the notes by a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. These exemptions include: Prohibited Transaction Class Exemption 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers”.

      Employee benefit plans that are governmental plans as defined in Section 3(32) of ERISA and specified church plans as defined in Section 3(33) of ERISA are not subject to the ERISA requirements discussed above, however, governmental plans may be subject to comparable state law restrictions.

      We suggest that a fiduciary considering the purchase of securities on behalf of a benefit plan consult with its ERISA advisors and refer to the applicable prospectus supplement regarding whether the assets of the issuer would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

Underwriter Exemption

      The notes and certificates may be eligible for relief from specified prohibited transaction and conflict of interest rules of ERISA in reliance on administrative exemptions granted by the Department of Labor to specified underwriters. The underwriter’s exemption provides relief from specified prohibited transaction and conflict-of-interest rules of ERISA with respect to the initial purchase, holding and subsequent resale by benefit plans of pass-through securities or securities denominated as debt instruments that represent interests in an investment pool for which the underwriter is the sole underwriter or the co-manager of an underwriting syndicate and that consist of specified secured receivables, loans and other obligations that meet the conditions and requirements of the underwriter’s exemption. The receivables covered by the underwriter’s exemption include motor vehicle credit instruments such as the retail installment sales contracts and installment loans securing the notes and certificates offered by this prospectus.

      The underwriter’s exemption will apply only if specific conditions are met. Among the conditions that must be satisfied for the underwriter’s exemption to apply to the acquisition of the notes or certificates by a benefit plan are the following:

•	the acquisition of notes or certificates by a benefit plan is on terms, including the price, that are at least as favorable to the benefit plan as they would be in an arm’s-length transaction with an unrelated party;

•	the notes or certificates acquired by the benefit plan have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from S&P, Moody’s or Fitch, Inc.;

•	(i) the sum of all payments made to the underwriter in connection with the distribution of the notes or certificates represents not more than reasonable compensation for underwriting the notes or certificates, (ii) the sum of all payments made to and retained by the seller pursuant to the sale of the receivables to the issuer represents not more than the fair market value of the receivables, (iii) the sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer’s services as servicer under the related agreements and reimbursement of the servicer’s reasonable expenses in connection with these services;

•	the trustee is a substantial financial institution and is not an “affiliate,” as defined in the exemption, of any other member of the “restricted group”, which consists of the underwriter, the trustee, the seller, the servicer, any subservicer, the insurer, any obligor with respect to retail installment sales contracts and installment loans constituting more than 5% of the aggregate unamortized principal balance of the assets of the issuer as of the date of initial issuance of the notes or certificates and any affiliate of these parties;

•	the benefit plan investing in the notes or certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act; and

•	the issuer satisfies the following requirements:

(i)	the corpus of the issuer consists solely of assets of the type which have been included in other investment pools;

(ii)	securities in these other investment pools have been rated in one of the four highest generic rating categories of one of the rating agencies specified above for at least one year prior to the benefit plan’s acquisition of the notes or certificates; and

(iii)	securities evidencing interests in these other investment pools have been purchased by investors other than benefit plans for at least one year prior to any benefit plan’s acquisition of the notes or certificates; and

•	the legal document establishing the issuer contains restrictions necessary to ensure that the assets of the issuer may not be reached by creditors of the seller in the event of its bankruptcy or insolvency, the sale and servicing agreement prohibits all parties from filing an involuntary bankruptcy or insolvency petition against the issuer and a true sale opinion is issued in connection with the transfer of assets to the issuer.

      Some transactions are not covered by the underwriter’s exemption or any other exemption. The underwriter’s exemption does not exempt the acquisition and holding of securities by benefit plans sponsored by the seller, the underwriters, the owner trustee, the servicer or any “obligor” (as defined in the exemption) with respect to receivables included in the issuer constituting more than 5% of the aggregate unamortized principal balance of the assets in the restricted group. Moreover, the exemptive relief from the self-dealing/ conflict-of-interest prohibited transaction rules of ERISA is available for other benefit plans only if, among other requirements:

•	a benefit plan’s investment in the notes or certificates does not exceed 25% of all of the notes or certificates Outstanding at the time of the acquisition;

•	immediately after the acquisition, no more than 25% of the assets of a benefit plan with respect to which the person who has discretionary authority to render investment advice are invested in securities representing an interest in an issuer containing assets sold or serviced by the same entity; and

•	in the case of the acquisition of notes or certificates in connection with their initial issuance, at least 50% of such securities are acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the related issuer is acquired by persons independent of the restricted group.

      The underwriter’s exemption will also apply to transactions in connection with the servicing, management and operation of the issuer, provided that, in addition to the general requirements described above:

•	these transactions are carried out in accordance with the terms of a binding pooling and servicing agreement; and

•	the pooling and servicing agreement is provided to, or described in all material respects in the prospectus provided to, investing benefit plans before the plans purchase the notes or certificates issued by the issuer.

      All transactions relating to the servicing, management and operations of the issuer will be carried out in accordance with the administration agreement, indenture and servicing agreements, which will be described in all material respects in this prospectus and the applicable prospectus supplement.

      Each prospective purchaser of notes or certificates in reliance on the underwriter’s exemption should consider the possibility that the rating of a note or certificate may change during the period that note or certificate is held. If the rating were to decline below BBB-, the note or certificate could no longer be transferred to a plan in reliance on the exemption.

      For more information, including whether an underwriter’s exemption is likely to provide relief for a particular class of notes or certificates, see “ERISA Considerations” in the applicable prospectus supplement. If you are a benefit plan fiduciary considering the purchase of the notes or certificates, you should consult with your counsel with respect to whether the issuer will be deemed to hold plan assets and the applicability of an underwriter’s exemption or another exemption from the prohibited transaction rules and determine on your own whether all conditions have been satisfied and whether the notes or certificates are an appropriate investment for a benefit plan under ERISA and the Code.

UNDERWRITING

      Subject to the terms and conditions set forth in one or more underwriting agreements with respect to the securities of a series, the seller will agree to sell or cause the related issuer to sell to the underwriter(s) named in the applicable prospectus supplement, and each of the underwriters will severally agree to purchase, the principal amount of each class of securities, as the case may be, of the related series set forth in the related underwriting agreement and in the applicable prospectus supplement. One or more classes of a series may not be subject to an underwriting agreement. Any of these classes will be retained by the seller or sold in private placement.

      In the underwriting agreement with respect to any given series of securities, the applicable underwriter(s) will agree, subject to the terms and conditions set forth in the underwriting agreement, to purchase all the securities offered by the applicable prospectus supplement if any of those securities are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

      Each applicable prospectus supplement will either:

•	set forth the price at which each class of securities being offered thereby initially will be offered to the public and any concessions that may be offered to dealers participating in the offering of the securities; or

•	specify that the related securities are to be resold by the underwriter(s) in negotiated transactions at varying prices to be determined at the time of sale. After the initial public offering of any securities, the public offering prices and concessions may be changed.

      Each underwriting agreement will provide that COAF and the seller will indemnify the related underwriters against specified civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the several underwriters may be required to make in respect thereof. Each issuer may invest funds in its Issuer Accounts in eligible investments acquired from the underwriters or from COAF, the seller or any of their affiliates.

      Underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the securities in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. The underwriters do not have an “overallotment” option to purchase additional securities in the offering, so syndicate sales in excess of the offering size will result in a naked short position. The underwriters must close out any naked short position through syndicate covering transactions in which the underwriters purchase securities in the open market to cover the syndicate short position. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that would adversely affect investors who purchase in the offering. Stabilizing transactions permit bids to purchase the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the securities to be higher than they would otherwise be in the absence of these transactions. Neither the seller nor any of the underwriters will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

      Pursuant to each underwriting agreement with respect to a given series of securities, the closing of the sale of any class of securities subject to the underwriting agreement will be conditioned on the closing of the sale of all other classes of securities of that series.

      The place and time of delivery for any series of securities in respect of which this prospectus is delivered will be set forth in the applicable prospectus supplement.

FORWARD-LOOKING STATEMENTS

      This prospectus includes words such as “expects”, “intends”, “anticipates”, “estimates” and similar words and expressions. Such words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties include, among other things, declines in general economic and business conditions, increased competitions, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond the control of COAF or the seller. The forward-looking statements made in this prospectus are accurate as of the date stated on the cover of the prospectus. The seller has no obligation to update or revise any such forward-looking statement.

RATING OF THE SECURITIES

      Any class offered securities will be:

•	rated by at least one nationally recognized statistical rating agency or organization that initially rates the series at the request of the seller; and

•	identified in the applicable prospectus supplement as being in one of the rating agency’s four highest rating categories, which are referred to as investment grade.

      The security ratings of the offered securities should be evaluated independently from similar ratings on other types of securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies. The rating does not address the expected schedule of principal repayments other than to say that principal will be returned no later than the final maturity date. There is no assurance that the ratings initially assigned to any offered securities will not be lowered or withdrawn by the rating agency. In the event the rating initially assigned to any securities is subsequently lowered for any reason, no person or entity will be obligated to provide any credit enhancement unless otherwise specified in the related applicable prospectus supplement.

REPORTS TO SECURITYHOLDERS

      Unless and until securities in definitive registered form are issued, monthly and annual reports containing information concerning the issuer and prepared by the servicer will be sent on behalf of the issuer to Cede & Co., as nominee of DTC and the registered Holder of the related global securities, pursuant to the sale and servicing agreement. These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The servicer does not intend to send any financial reports of COAF to securityholders. The servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the issuer.

WHERE YOU CAN FIND MORE INFORMATION

      Capital One Auto Receivables, LLC, as seller, has filed a registration statement with the SEC relating to the securities. This prospectus and the applicable prospectus supplement for each series are parts of our registration statement. This prospectus does not contain, and the applicable prospectus supplement will not contain, all of the information in our registration statement. For further information, please see our registration statement and the accompanying exhibits which we have filed with the SEC. This prospectus and any applicable prospectus supplement may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed upon issuance of the securities. You can obtain copies of the registration statement from the SEC upon payment of the prescribed charges, or you can examine the registration statement free of charge at the SEC’s offices. Reports and other information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of the material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Section by calling 1-800-732-0330. The SEC also maintains a site on the World Wide Web at “http//www.sec.gov” at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system.

INCORPORATION BY REFERENCE

      The SEC allows us to “incorporate by reference” information we file with, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the most recently printed information rather than contradictory information included in this prospectus or the applicable prospectus supplement. Information that will be incorporated by reference with respect to a series will be filed under the name of the issuer of that series.

      As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing us at Fair View Parkway, Falls Church, Virginia 22402, or calling us at: (703)-1000.

LEGAL MATTERS

      Relevant legal matters relating to the issuance of the securities of any series will be passed upon for the seller by Mayer, Brown & Platt, Chicago, Illinois.

GLOSSARY

      “Bankruptcy Code” means the Untied States Bankruptcy Code, 11 U.S.C. Section 101, et seq. as amended.

      “Closing Date” means, with respect to any series of securities, the date of initial issuance of that series of securities.

      “COAF” means Capital One Auto Finance, Inc., a Texas specialty finance company.

      “COAF Credit Score” means the score assigned by COAF during the process of underwriting a receivable.

      “Cram Down Loss” means, with respect to any receivable (other than a Defaulted Receivable) as to which any court in any bankruptcy, insolvency or other similar proceeding issues an order reducing the principal amount to be paid on such receivable or otherwise modifies any payment terms with respect thereto, an amount equal to:

•	the amount of the principal reduction ordered by such court; and

•	the difference between the receivable balance of such receivable at the time of such court order and the net present value (using a discount rate which is the higher of the annual percentage rate of such receivable or the rate of interest specified by such court order) of the Scheduled Payments as modified or restructured. A Cram Down Loss will be deemed to have occurred on the date of issuance of the court’s order.

      “Custodian File” means, with respect to each receivable, the following documents:

•	the sole original counterpart of the retail installment contract and security agreement evidencing each such receivable and any and all amendments thereto; and

•	(i) the original certificate of title or copies of correspondence to the appropriate state title registration agency, and all enclosures thereto, for issuance of the original certificate of title or (ii) if the appropriate state title registration agency issues a letter or other form of evidence of lien in lieu of a certificate of title, the original lien entry letter or form or copies of correspondence to that state title registration agency, and all enclosures thereto, for issuance of the original lien entry letter or form.

      “Cutoff Date” has the meaning set forth in the applicable prospectus supplement.

      “Dealer” means an automobile dealer which sold a financed vehicle to an obligor and through which the respective receivable was originated by COAF, which receivable was assigned by that dealer to COAF pursuant to the related Dealer Agreement and is being assigned by COAF to the seller pursuant to the transfer and assignment agreement, transferred by the seller to the trust pursuant to the contribution agreement and granted to the indenture trustee under the indenture; provided, however, that with respect to referral receivables, the term “Dealer” shall mean, collectively, the automobile dealer which sold a financed vehicle to an obligor and the related referral originator which acquired the referral receivable from such Dealer and then assigned such referral receivable to COAF.

      “Dealer Agreement” means an agreement between a dealer and COAF regarding the terms and conditions of the acquisition by COAF from that Dealer of receivables which agreement includes:

•	certain representations, warranties and covenants of that Dealer with respect to the receivables sold by that Dealer; and

•	the agreement of that Dealer to repurchase any receivable with respect to which one or more of such representations and warranties has been breached; provided, however, that with respect to any referral receivable, the “Dealer Agreement” shall mean, collectively, the agreement between the dealer and the applicable referral originator regarding the acquisition by that referral originator of referral receivables and the agreement between that referral originator and COAF pursuant to which that referral receivable was acquired by COAF.

      “Foreign Person” means a nonresident alien, foreign corporation or other non-United States person.

      “Holder” means a noteholder, certificateholder and securityholder and, as the context requires, the holder of the Residual Interest.

      “Independent Public Accountants” means any of Arthur Andersen LLP, Deloitte & Touche, PricewaterhouseCoopers LLP, Ernst & Young LLP, KPMG Peat Marwick LLP, any successor to any of the foregoing or any other firm approved by the credit enhancement provider or, if a credit enhancement provider default under the applicable indenture has occurred and is continuing, the noteholders constituting noteholder approval; provided, that such firm is independent with respect to the servicer within the meaning of the Securities Act.

      “Issuer Accounts” means the collection account and any other accounts to be established with respect to an issuer, including any note distribution account, certificate distribution account, prefunding account, reserve fund, spread account or yield supplement account, which accounts will be described in the applicable prospectus supplement.

      “Liquidation Expenses” means the reasonable out-of-pocket expenses (not including overhead expenses) incurred by the servicer in connection with the collection and realization of the full amounts due under any defaulted receivable and the repossession and sale of any property acquired in respect thereof which are not recoverable under any type of motor vehicle insurance policy.

      “Outstanding” means with respect to all or any class or group of classes of notes as of the date of determination, all such notes theretofore authenticated and delivered under the indenture except:

•	notes previously canceled by the note registrar or delivered to the note registrar for cancellation;

•	notes or portions of any notes for whose payment money in the necessary amount in redemption thereof has been theretofore deposited with the indenture trustee in trust for the holders of such notes;

•	notes in exchange for or in lieu of which other notes of the same class have been authenticated and delivered pursuant to the indenture; and

•	notes alleged to have been destroyed, lost or stolen for which replacement notes of the same class have been issued, unless proof satisfactory to the indenture trustee is presented that any such notes are held by a bona fide purchaser;

provided, however , that in determining whether the noteholders of the requisite percentage of the aggregate outstanding principal balance of the securities have given any request, demand, authorization, direction, notice, consent or waiver, notes of such class owned by COAF, the seller, the trust or any affiliate thereof will be disregarded and deemed not to be Outstanding, except that, in determining whether the indenture trustee will be protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only notes which the indenture trustee actually knows to be so owned will be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the indenture trustee, in its sole discretion, the pledgee’s right so to act with respect to such notes and that the pledgee is not COAF, the seller, the trust or any affiliate thereof.

      “Partnership Certificates” means certificates or membership interests, including Strip Certificates, and Strip Notes issued by a Tax Partnership. Reference to a Holder of these certificates shall be to the beneficial owner thereof.

      “Payment Date” means, with respect to any series of securities, the day on which a principal or interest payment is to be made on those securities (or if that day is not a business day (i.e., a Saturday, Sunday, a day on which the credit enhancement provider, if any, is closed or a day on which banking institutions in New York, New York or in the city in which the indenture trustee’s corporate trust office or the trustee’s corporate trust office is located are authorized or obligated by law to be closed), on the next succeeding business day).

      “Pool Factor” means, with respect to any issuer, a six-digit decimal which the servicer will compute each month indicating the aggregate receivables balance at the end of the month as a fraction of the Original

Aggregate receivables balance plus the aggregate principal balance of any subsequent receivables added to the issuer as of the applicable subsequent cutoff date.

      “Prepayment Assumption” means the method used to assume the anticipated rate of prepayments in pricing a debt instrument.

      “Receivable Balance” means, with respect to Simple Interest Receivables, the Simple Interest Receivable Balance and, with respect to a Schedule Interest Receivable, the Scheduled Interest Receivable Balance.

      “Record Date” means, with respect to any Payment Date or final scheduled Payment Date, the close of business on the business day immediately prior to that Payment Date or final scheduled Payment Date.

      “Residual Interest” means the uncertificated interest of that name issued in connection with the issuance of the notes under the indenture, evidencing rights to receive certain amounts, subject to prior claims, in accordance with priority of payments set forth in the indenture to be derived from the issuer property as more fully described therein. The seller will initially be the owner of the Residual Interest.

      “Scheduled Interest Method” means the method of calculating interest due on a motor vehicle receivable without regard to the period of time which has elapsed since the preceding payment was made, using the Scheduled Interest Method or the method known as the Rule of 78s or sum-of-the-digits method.

      “Scheduled Interest Receivable Balance” means, with respect to any Scheduled Interest Receivable, as of the close of business on a cutoff date, or the last day of a collection period, the gross principal balance of such scheduled interest receivable on the records of the servicer as of the related cutoff date, net of unearned or accrued interest reflected therein minus (i) that portion of all payments received with respect to such scheduled interest receivable in respect of that collection period and all prior collection periods allocable to principal of those scheduled interest receivable using the scheduled interest method or simple interest method, (ii) the aggregate amount of Cram Down Losses which have occurred with respect to that scheduled interest receivable and (iii) any refunded portion of extended warranty protection plan costs, or of physical damage, credit life or disability insurance premiums included in the gross principal balance of that scheduled interest receivable; provided, that the scheduled interest receivable balance of any scheduled interest receivable (A) as to which the Defaulted Receivable Deposit Amount was previously included in principal collections or (B) which has become a repurchased receivable shall be zero.

      “Scheduled Payment” means the fixed payment required to be made by the obligor during the respective Collection Period sufficient to amortize the Receivable Balance over the stated term of the receivable and to provide interest at the contract rate; provided, however, that “Scheduled Payment” does not include late fees, prepayment charges allowed by applicable law, finance charges or payments for physical damage, credit life, credit disability or mechanical repair insurance premiums whether such insurance was purchased by the obligor or by a creditor on behalf of the obligor; provided, further, that “Scheduled Payment” may, for purposes only of determining the existence or classification of Defaulted Receivables and Defaulted Receivable Recoveries, in accordance with normal servicing procedures in the applicable jurisdiction, as determined in the sole discretion of the servicer, mean an amount equal to no less than 90% of the fixed or Scheduled Payment; further, provided, however, that in no event shall any such shortfalls in the fixed or Scheduled Payment received from or on behalf of the obligor be forgiven.

      “Short-Term Note” means any note that has a fixed maturity date of not more than one year from the issue date of that note.

      “Simple Interest Method” means the method of calculating interest due on a motor vehicle receivable on a daily basis based on the actual principal balance of the receivable on that date.

      “Simple Interest Receivable Balance” means, with respect to a Simple Interest Receivable, as of the close of business on the related cutoff date, or the last day of a collection period, the amount financed minus the sum of (i) the portion of all payments made by the related obligor on or prior to such day (including prepayments) and allocable to principal using the simple interest method, (ii) the aggregate amount of Cram Down Losses, if any, which have occurred with respect to such simple interest receivable and (iii) any refunded portion of extended warranty protection plan costs, or of physical damage, credit life or disability insurance premiums included in the amount financed; provided, that the simple interest receivable balance of any simple interest receivable (A) as to which the defaulted receivable deposit amount was previously included in principal collections or (B) which has become a repurchased receivable shall be zero.

      “Special Tax Counsel” means Mayer, Brown & Platt, as special tax counsel to the seller.

      “State” means any one or more of the states comprising the United States and the District of Columbia.

      “Strip Certificates” means any class of certificates entitled to principal distributions with disproportionate, nominal or no interest distributions or interest distributions with disproportionate, nominal or no principal distributions.

      “Strip Notes” means any class of notes entitled to principal distributions with disproportionate, nominal or no interest distributions or interest distributions with disproportionate, nominal or no principal distributions.

      “Tax Non-Entity” means a trust or limited liability company in which all of the certificates or membership interests in that trust or limited liability company which are owned by the seller, and the seller and the servicer agree to treat the trust or limited liability company as a division of the seller and hence disregarded as a separate entity for purposes of federal, State and local income and franchise taxes.

      “Tax Non-Entity Certificates” means certificates or membership interests issued by a Tax Non-Entity. References to a Holder of these certificates shall be to the beneficial owner thereof.

      “Tax Partnership” means a trust or limited liability company in which the seller, the servicer and the applicable Holders agree to treat certificates or membership interests, including Strip Certificates, and Strip Notes as equity interests in a partnership for purposes of federal, State and local income and franchise taxes.

      “Tax Trust” means a trust in which the seller, the servicer and the applicable certificateholders agree to treat the certificates of the trust as equity interests in a grantor trust for purposes of federal, State and local income and franchise taxes.

      “Transition Costs” means an amount necessary to reimburse the successor to the servicer.

      “Trust Certificates” means certificates issued by a Tax Trust. References to a Holder of these certificates shall be to the beneficial owner thereof.

INDEX

Administration Agreement	26

Amortization Period	17

Bankruptcy Code	62

Benefit Plan	56

Clearing Agency	18

Clearing Corporation	18

Clearstream	17

Closing Date	62

COAF	62

COAF Credit Score	62

Contribution Agreement	25

Cram Down Loss	62

Custodian File	62

Cutoff Date	62

Dealer	62

Dealer Agreement	62

Disqualified Persons	56

DTC	17

DTC Indirect Participants	18

DTC Participants	18

Euroclear	17

Event of Default	36

Foreign Person	63

Holder	63

Holder-in-Due-Course	42

Independent Public Accountants	63

Issuer Accounts	63

Issuer Property	6

Liquidation Expenses	63

OID	22

Outstanding	63

Parties in Interest	56

Partnership Certificates	45, 63

Payment Date	63

Pool Factor	63

Prepayment Assumption	64

Receivable Balance	64

Receivables Pool	7

Record Date	64

Residual Interest	64

Scheduled Interest Method	64

Scheduled Interest Receivable Balance	64

Scheduled Interest Receivables	8

Scheduled Payment	64

Securities Act	29

Servicer Event of Default	31

Servicing Agreement	25

Short-Term Note	64

Simple Interest Method	64

Simple Interest Receivable Balance	64

Simple Interest Receivables	8

Special Tax Counsel	65

State	65

Strip Certificates	65

Strip Notes	65

Tax Non-Entity	45, 65

Tax Non-Entity Certificates	45, 65

Tax Partnership	45, 65

Tax Trust	45, 65

TIN	23

Transfer and Assignment Agreement	25

Transition Costs	65

Trust Certificates	65

U.S. Person	23

      No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this prospectus supplement and the prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the seller, the servicer or the underwriters. This prospectus supplement and the prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitations not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus supplement and the prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this prospectus supplement or the prospectus, respectively.

Capital One Auto Finance Trust 2001-A

Issuer
$126,500,000 Class A-1 3.75% Notes
$234,500,000 Class A-2 4.14% Notes
$241,500,000 Class A-3 4.83% Notes
$247,500,000 Class A-4 5.40% Notes

Capital One Auto Receivables, LLC

Seller

Servicer

Insurer

PROSPECTUS SUPPLEMENT

Underwriters

Banc of America Securities LLC
Credit Suisse First Boston
Deutsche Banc Alex. Brown
First Union Securities, Inc.

         Until October 24, 2001, all dealers effecting transactions in the Class A Notes, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the prospectus to which it relates. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.